UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Bristow Group Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BRISTOW GROUP INC.
2000 W. SAM HOUSTON PKWY. S., SUITE 1700
HOUSTON, TEXAS 77042

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Bristow Group Inc. (the “Company”) will be held at the Norris Conference Centers – CityCentre, 803 Town and Country Ln., Suite 210, Houston, Texas 77024 on August 4, 2010, at 8:00 a.m. for the following purposes:

1.	To elect as directors the nominees named in this proxy statement to serve until the next Annual Meeting of the Stockholders and until their successors are chosen and have qualified;

2.	To consider and act upon a proposal to amend the Company’s 2007 Long Term Incentive Plan;

3.	To consider and act upon a proposal to approve and ratify the selection of KPMG LLP as the Company’s independent auditors for the fiscal year ending March 31, 2011; and

4.	To transact such other business as may properly come before the meeting and any postponements or adjournments thereof.

Our Board of Directors has fixed the close of business on June 8, 2010, as the record date for determination of stockholders entitled to notice of and to vote at the meeting.

This year we are furnishing proxy materials to our stockholders using the U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet.  As a result, on June 18, 2010, we are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials (“E-Proxy Notice”) instead of a paper copy of this Proxy Statement and our Fiscal Year 2010 Annual Report.  The E-Proxy Notice contains instructions on how to access our 2010 Proxy Statement and Fiscal Year 2010 Annual Report over the Internet.  The E-Proxy Notice also provides instructions on how you can request a paper copy of proxy materials, including this Proxy Statement, our Fiscal Year 2010 Annual Report and a form of proxy card.  All stockholders who do not receive an E-Proxy Notice, including the stockholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy of the proxy materials by mail unless these stockholders have previously requested delivery of proxy materials electronically.  If you received your annual materials via e-mail in accordance with your previous request, the e-mail contains voting instructions and links to the Proxy Statement and Annual Report on the Internet.

YOUR VOTE IS IMPORTANT.  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE HOPE YOU WILL VOTE AS SOON AS POSSIBLE.  YOU MAY VOTE BY PROXY OVER THE INTERNET, OR, IF YOU RECEIVED PAPER COPIES OF THE PROXY MATERIALS BY MAIL, YOU CAN VOTE BY MAIL, TELEPHONE OR INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD.

By Order of the Board of Directors

/s/ Randall A. Stafford
Randall A. Stafford
Vice President and General Counsel,
Corporate Secretary

Houston, Texas
June 18, 2010

I.  GENERAL INFORMATION

Why did I receive this Proxy Statement?

The Board of Directors of Bristow Group Inc. (the “Company” or “we” or “us”) is soliciting proxies to be voted at the Annual Meeting of Stockholders (“Annual Meeting”) to be held on August 4, 2010, and at any adjournment of the Annual Meeting. When the Company asks for your proxy, we must provide you with a proxy statement that contains certain information specified by law. This proxy statement and the related proxy card were made available to stockholders on approximately June 18, 2010.  All proxies in the form provided by the Company that are properly executed and returned to us prior to the Annual Meeting will be voted at the Annual Meeting, and any adjournments thereof, as specified by the stockholders in the proxy or, if not specified, as set forth in this proxy statement.

What will the stockholders vote on at the Annual Meeting?

The stockholders will vote on the following:

•	election of the nominees named in this proxy statement as directors;

•	approval of an amendment to the Company’s 2007 Long Term Incentive Plan; and

•	approval and ratification of the Company’s independent auditors.

Will there be any other items of business on the agenda?

We do not expect that any other items of business will be considered because the deadlines for stockholder proposals and nominations have already passed. Nonetheless, in case there is an unforeseen need, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be brought before the meeting. Those persons intend to vote that proxy in accordance with their best judgment.

Who is entitled to vote?

Stockholders as of the close of business on June 8, 2010 (the “Record Date”) may vote at the Annual Meeting. You have one vote for each share of common stock you held on the Record Date. As of the Record Date we had 35,932,976 shares of common stock outstanding.

How many votes are required for the approval of each item?

The nominees for director receiving a plurality of the votes cast will be elected. Abstentions and instructions to withhold authority to vote for one or more of the nominees and broker nonvotes (as defined below) will result in those nominees receiving fewer votes but will not count as votes “against” a nominee.

Approval of the amendment to the Bristow Group Inc. 2007 Long Term Incentive Plan requires the affirmative vote of the holders of at least a majority of the votes cast on the proposal, provided that the total number of votes cast on the proposal represents a majority of the votes entitled to be cast on the proposal.  Votes "for" and "against" and abstentions count as votes cast, while broker non-votes do not count as votes cast.  Thus, the total sum of votes "for," plus votes "against," plus abstentions in respect of such proposal, which is referred to as the "NYSE Votes Cast," must be greater than 50% of the total of our outstanding shares of common stock.  Once the NYSE Votes Cast requirement is satisfied, the number of votes cast "for" the proposal must represent a majority of the NYSE Votes Cast in respect of the proposal in order to be approved. Thus, broker non-votes can make it difficult to satisfy the NYSE Votes Cast requirement, and abstentions have the effect of a vote against the proposal.

The approval of KPMG LLP (“KPMG”) as the Company’s independent auditors for the fiscal year ending March 31, 2011 will be ratified if the votes cast for the proposal exceed the votes cast against the proposal. Abstentions and broker nonvotes will not count either for or against the proposal.

What are “Broker Nonvotes”?

If your shares are held by a broker, the broker will ask you how you want your shares to be voted. If you give the broker instructions, your shares must be voted as you direct.  If you do not give instructions, one of two things can happen depending on the type of proposal. For some proposals, including the approval and ratification of the Company’s independent auditors, the broker may vote your shares at its discretion.  But for other proposals, including the election of directors and the approval of the amendment to the Company’s 2007 Long Term Incentive Plan, the broker may not vote your shares at all. When that happens, it is called a “broker nonvote.” Broker nonvotes are counted in determining the presence of a quorum at the Annual Meeting, but they are not counted for purposes of calculating the votes cast on particular matters considered at the Annual Meeting.

Will my broker vote my shares for me on the election of Directors?

Because of a change in New York Stock Exchange rules, unlike at previous annual meetings, your broker will not be able to vote your shares with respect to the election of directors if you have not provided directions to your broker. Therefore, it is very important that you vote your shares for all proposals including the election of directors.

Why did I receive a notice in the mail regarding Internet availability of the proxy materials instead of a paper copy of the proxy materials?

This year, we are using the U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our shareholders an E-Proxy Notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. All shareholders receiving the E-Proxy Notice will have the ability to access the proxy materials over the Internet and may request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the E-Proxy Notice. In addition, the E- Proxy Notice contains instructions on how you may request to access proxy materials in printed form by mail or electronically on an ongoing basis.

How can I access the proxy materials over the Internet?

Your E-Proxy Notice about the Internet availability of the proxy materials or proxy card will contain instructions on how to:

•	View our proxy materials for the Annual Meeting on the Internet; and

•	Instruct us to send our future proxy materials to you electronically by e-mail.

Our proxy materials are also available on our website at http//www.bristowgroup.com

Your E-Proxy Notice or proxy card will contain instructions on how you may request to access proxy materials electronically on an ongoing basis. Choosing to access your future proxy materials electronically will reduce the costs of printing and distributing our proxy materials. If you choose to access future proxy materials electronically, you will receive an e-mail with instructions containing a link to the website where our proxy materials are available and a link to the proxy voting website. Your election to access proxy materials by e-mail will remain in effect until terminated by you.

How do I vote by proxy?

If you are a stockholder of record, you may vote your proxy by marking your proxy card to reflect your vote, signing and dating each proxy card you receive and returning each proxy card in the enclosed self-addressed envelope. The shares represented by your proxy will be voted according to the instructions you give on your proxy card. In addition, you may vote your shares by telephone or via the Internet by following the instructions provided on the E-Proxy Notice or proxy card.

How do I revoke my proxy?

You have the right to revoke your proxy at any time before the meeting by notifying our Secretary in writing or by delivering a later-dated proxy. If you are a stockholder of record, you may also revoke your proxy by voting in person at the meeting.

How do I vote in person?

If you are a stockholder of record, you may vote your shares in person at the meeting. However, we encourage you to vote by proxy card, even if you plan to attend the meeting.

How do I submit a stockholder proposal or nominate a director for the 2011 Annual Meeting?

Rule 14a-8(e) under the Securities Exchange Act of 1934 provides that, if a stockholder wishes to have a proposal considered for inclusion in next year’s proxy statement, he or she must submit the proposal in writing so that we receive it by February 18, 2011, which is the 120th calendar day before the anniversary of the date of this proxy statement. However, if the date of next year’s Annual Meeting is more than 30 days from the first anniversary of this year’s Annual Meeting, notice is required a reasonable period of time before we print and mail our proxy materials. We will notify you of this deadline in a Quarterly Report on Form 10-Q or in another communication to you. Proposals should be addressed to our Secretary, 2000 W. Sam Houston Pkwy. S., Suite 1700, Houston, Texas 77042. In addition, our bylaws provide that any stockholder wishing to nominate a candidate for director or to propose any other business at next year’s Annual Meeting must give us written notice not earlier than the close of business on May 6, 2011, and not later than the close of business on June 5, 2011, which are the 90th day prior to and the 60th day prior to the first anniversary of this year’s Annual Meeting. However, if the date of the Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, notice is required not earlier than 90 days prior to the Annual Meeting and not later than the later of 60 days prior to the Annual Meeting or the 10th day after publicly disclosing the meeting date. That notice must provide certain other information as described in the bylaws. Copies of the bylaws are available to stockholders free of charge upon request to our Secretary.

II. CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board of Directors (or, our “Board”) has adopted Corporate Governance Guidelines that govern the structure and functioning of our Board and set out our Board’s policies on a number of governance issues. A copy of our Corporate Governance Guidelines is posted on our website, www.bristowgroup.com, under the “Governance” caption.

Director Independence

Our Corporate Governance Guidelines require that a substantial majority of our Board consist of independent directors. In general, the Corporate Governance Guidelines require that an independent director must have no material relationship with the Company, directly or indirectly, except as a director. Our Board determines independence on the basis of the standards specified by the New York Stock Exchange (the “NYSE”) and other facts and circumstances our Board considers relevant.

Our Board has reviewed any business transactions and charitable relationships between the Company and each director standing for election to determine compliance with the categorical standards described above and to evaluate whether there are any other facts or circumstances that might impair the independence of a director.  In making this determination, our Board considered that directors John M. May and William P. Wyatt are directors and executive officers of Caledonia Investments plc (“Caledonia”) and were designated by Caledonia to our Board pursuant to a Master Agreement dated December 12, 1996 among the Company, a predecessor in interest to Caledonia and certain other persons in connection with our acquisition of 49% and other substantial interests in Bristow Aviation Holdings Limited. According to a Form 13D/A filed on June 26, 2008 with the Securities and Exchange Commission, as updated based on developments known to the Company and confirmed with the Company’s transfer agent, Caledonia is the direct beneficial owner of 2,387,776 shares of our common stock.  Our Board determined that Messrs. May and Wyatt do not have a material relationship with the Company due to their affiliation with Caledonia because, consistent with principles in NYSE listing standards, our Board does not view ownership of even a significant amount of stock, by itself, as a bar to an independence finding. Further, Messrs. May and Wyatt disclaim beneficial ownership of the common stock owned by Caledonia.  Based on its review, our Board has determined that Messrs. Amonett, Cannon, Flick, Godden, Knudson, May, Stover, Tamblyn and Wyatt are independent.

Term of Office; Mandatory Retirement

All of our directors stand for election at each Annual Meeting.

Under our Corporate Governance Guidelines:

•
directors will resign from our Board effective at the Annual Meeting of Stockholders following their seventy-second birthday, unless two-thirds of the members of our Board (with no independent director dissenting) determine otherwise;

•	employee directors will resign from our Board when they retire, resign or otherwise cease to be employed by the Company; and

•
a non-employee director who retires or changes his or her principal job responsibilities will offer to resign from our Board and the Governance and Nominating Committee of our Board will assess the situation and recommend to the full Board whether to accept the resignation.

Executive Sessions

The Company’s Corporate Governance Guidelines provide that, at least twice a year, at regularly scheduled meetings, the Company’s non-management directors shall meet in executive session without any management participation. In addition, if any of the non-management directors are not independent under the applicable rules of the NYSE, then independent directors will meet separately at least once a year. Normally, the Chairman of the Board will preside at executive sessions, but, if the roles of Chairman and Chief Executive Officer are combined, the non-management directors will select another director to serve as Lead Director to preside at such sessions. If an additional meeting of independent non-management directors is necessary, and the Chairman of the Board is not independent, then one of the independent non-management directors will be selected as Lead Director to preside at that meeting. In either case, the Lead Director of any such meeting will be, in rotation, the current Chairman of one of the committees of our Board required to be composed solely of independent directors, in the following order: Audit, Compensation, and Governance and Nominating Committees.

Code of Ethics and Business Conduct

Our Board has adopted a Code of Business Integrity for directors and employees (our “Code”). Our Code applies to all directors and employees, including the chief executive officer, the chief financial officer, and all senior financial officers.  Our Code covers topics including, but not limited to, conflicts of interest, insider trading, competition and fair dealing, discrimination and harassment, confidentiality, compliance procedures and employee complaint procedures. Our Code is posted on our website, www.bristowgroup.com, under the “Code of Integrity” caption.

The Governance and Nominating Committee will review any issues under our Code involving an executive officer or director and will report its findings to the full Board. Our Board does not envision that any waivers of our Code will be granted, but, should a waiver be granted for an executive officer or director, it will also be promptly disclosed.

Director Selection

Our Board has adopted criteria for the selection of directors that describe the qualifications the Governance and Nominating Committee must evaluate and consider with respect to director candidates. Such criteria include (i) experience serving as chief executive officer or other senior corporate executive, (ii) international business experience, (iii) energy, oil service or aviation company experience and (iv) finance, accounting or banking experience. These criteria are included in the Corporate Governance Guidelines which are posted on our website.  Although our Board does not have a formal diversity policy, the Nominating and Corporate Governance Committee, when assessing the qualifications of prospective nominees to our Board, takes into account the Board’s desire to have an appropriate mix of backgrounds and skills.  Each nominee’s personal and professional integrity, experience, skills, ability and willingness to devote the time and effort necessary to be an effective board member, and commitment to acting in the best interests of the Company and our stockholders, are also factors.  Our Board does not select director nominees on the basis of race, color, gender, national origin, citizenship, marital status or religious affiliation.

The Governance and Nominating Committee believes that each of the nominees for director has attributes that are important to an effective board, including integrity and demonstrated high ethical standards, sound judgment, analytical skills, the ability to engage management and each other in a constructive and collaborative fashion and the commitment to devote significant time and energy to service on our Board and its committees.  In addition, when considering each of the nominees for director, the committee reviewed their overall level of expertise and experience in their respective professions, which is described in the director biographies herein.  The Governance and Nominating Committee found that each of the nominees has the skills and experience that is particularly relevant to the Company’s business, as outlined below:

•      Mr. Amonett – executive leadership experience and legal expertise;
•      Mr. Cannon – operations management, aviation, international business and executive management experience;
•	Mr. Chiles - extensive experience in public company leadership in a growth environment and oilfield service and international business experience;
•      Mr. Flick – finance and treasury expertise and international banking and business experience;
•      Mr. Godden – aviation operations and training, technology, pension fund management and international business experience;
•      Mr. Knudson – executive leadership, aviation, energy and international business experience;
•      Mr. May – international business, private equity and investment banking experience;
•      Mr. Stover – international energy exploration and production, executive leadership and operations management experience;
•      Mr. Tamblyn – accounting and finance expertise and oil service business and international business experience; and
•      Mr. Wyatt – financial services, international business and investment banking experience.

The Governance and Nominating Committee proposes nominees for director and acts pursuant to its charter, which is posted on our website, www.bristowgroup.com, under the “Governance” caption.  It is the policy of the Governance and Nominating Committee to consider director candidates recommended by our employees, directors, stockholders, and others, including search firms.

The Governance and Nominating Committee has sole authority to retain and terminate any search firm used to identify candidates for director and has sole authority to approve the search firm’s fees and other retention terms.

If a stockholder wishes to recommend a director for nomination, he or she should follow the procedures set forth below for nominations to be made directly by a stockholder. In addition, the stockholder should provide such other information as such stockholder may deem relevant to the Governance and Nominating Committee’s evaluation. All recommendations, regardless of the source of identification, are evaluated on the same basis as candidates recommended by our directors, chief executive officer, other executive officers, third-party search firms or other sources.

Our bylaws permit stockholders to nominate directors for election at an annual stockholders meeting regardless of whether such nominee is submitted to and evaluated by the Governance and Nominating Committee. To nominate a director using this process, the stockholder must follow procedures set forth in our bylaws. Those procedures require a stockholder wishing to nominate a candidate for director at next year’s Annual Meeting to give us written notice not earlier than the close of business on the 90th day prior to the anniversary date of the immediately preceding Annual Meeting and not later than the close of business on the 60th day prior to the anniversary date of the immediately preceding Annual Meeting. However, if the date of the Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, notice is required not earlier than 90 days prior to the Annual Meeting and not later than the later of 60 days prior to the Annual Meeting or the 10th day after we publicly disclose the meeting date. The notice to the Secretary must include the following:

•	The nominee’s name, age and business and residence addresses;

•	The nominee’s principal occupation or employment;

•	The class and number of our shares, if any, owned by the nominee;

•	The name and address of the stockholder as they appear on our books;

•	The class and number of our shares owned by the stockholder as of the record date for the Annual Meeting (if this date has been announced) and as of the date of the notice;

•	A representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the candidate specified in the notice;

•	A description of all arrangements or understandings between the stockholder and the nominee; and

•	Any other information regarding the nominee or stockholder that would be required to be included in a proxy statement relating to the election of directors.

Board Leadership Structure

Pursuant to our Corporate Governance Guidelines, our Board may combine the roles of the Chairman with that of the chief executive officer if it determines that this provides the most effective leadership model. Our Board also recognizes that it may be desirable to assign these roles to different persons from time to time to ensure that our Board remains independent and responsive to stockholder interests. If our Board combines the role of the Chairman with that of the chief executive officer, then our Board will also select a Non-Executive Chairman/Lead Director to schedule and chair executive sessions of our Board and to perform such other functions as are assigned to such Non-Executive Chairman/Lead Director by the Board on the recommendation of the Governance and Nominating Committee.

Our Board’s current belief is that the functions performed by the Chairman and the chief executive officer should continue to be performed by separate individuals, and it will reevaluate its view on such leadership structure periodically.

Risk Oversight

The Company has historically placed a high level of importance on addressing, pre-empting and managing those matters which may present a significant risk to the Company. Our Board has oversight responsibility of the processes established to report and monitor material risks applicable to us. Our Board has delegated to management the responsibility to manage risk and bring to the attention of our Board the most material risks to our Company. The Board is updated regularly on tax and accounting matters, litigation status, governmental and corporate compliance regulations and programs, quality controls, safety performance and operational and financial issues. Our Board frequently discusses these matters in detail in order to adequately assess and determine the Company’s potential vulnerability and consider appropriate risk management strategies where necessary.

In accordance with the charter of the Audit Committee, the Audit Committee meets periodically with management to review our major financial risk exposures and the steps management has taken to monitor and control such exposures.  The Audit Committee reports to our Board at each regularly scheduled meeting.

Director Attendance

Our Board held 7 meetings during the past fiscal year. During this period, no incumbent director attended fewer than 75% of the aggregate of (i) the total number of meetings of our Board during the period in which he was a director and (ii) the total number of meetings held by all committees on which he served during the period in which he was a director.

It is our policy that each director of the Company is expected to be present at each Annual Meeting of Stockholders, absent circumstances that prevent attendance. We facilitate director attendance at the Annual Meetings of Stockholders by scheduling such meetings in conjunction with regular meetings of directors.

Communication with Directors

Our Board maintains a process for stockholders and interested parties to communicate directly with our Board.

All communications should be delivered in writing addressed to our Secretary at 2000 W. Sam Houston Pkwy. S., Suite 1700, Houston, Texas 77042. The correspondence should be addressed to the appropriate party, namely: Bristow Group Inc. Board, Bristow Group Inc. Governance and Nominating Committee, Bristow Group Inc. Audit Committee, Bristow Group Inc. Compensation Committee or the individual director designated by full name or position as it appears in the Company’s most recent proxy statement.   We also maintain policies for stockholders and other interested parties to communicate with the Lead Director of executive sessions or with the non-management directors as a group.  Such communications should be delivered in writing to: Lead Director or Non-Management Directors of Bristow Group Inc., as the case may be, c/o Secretary, 2000 W. Sam Houston Pkwy. S., Suite 1700, Houston, Texas 77042. Communications so addressed and clearly marked as “Stockholder Communications” will be forwarded by our Secretary unopened to, as the case may be, the Chairman of our Board or the then-serving Lead Director (being the independent director scheduled to preside at the next meeting of the non-management or independent directors).

All communications must be accompanied by the following information:

•
If the person submitting the communication is a security holder, a statement of the type and amount of the securities of the Company that the person holds; or, if the person is not a shareholder, a statement regarding the nature of the person’s interest in the Company; and

•	The address, telephone number and e-mail address, if any, of the person submitting the communication.

For more detail, refer to our Company Policy for Communications with our Board posted on our website, www.bristowgroup.com, under the caption “Governance”.

III.  COMMITTEES OF THE BOARD OF DIRECTORS

Our Board has the following committees, the membership of which as of the Record Date is set forth below. The charters of our Audit, Compensation and Governance and Nominating Committees are posted on our website, www.bristowgroup.com, under the “Governance” caption and are available free of charge on request to our Secretary at 2000 W. Sam Houston Pkwy. S., Suite 1700, Houston, Texas 77042.

Name of Committee and Members	Number of Meetings in Fiscal Year 2010
AUDIT(1)	5
Ken C. Tamblyn Thomas N. Amonett Stephen J. Cannon Michael A. Flick John M. May
COMPENSATION(1)	4
Michael A. Flick Thomas N. Amonett Bruce H. Stover
GOVERNANCE AND NOMINATING(1)	4
Thomas C. Knudson
Stephen J. Cannon
Ian A. Godden
__________

(1)	As of May 19, 2010, all members of the Audit, Compensation and Governance and Nominating Committees were independent as defined by the applicable NYSE rules.

Audit Committee

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent auditors. The Audit Committee also monitors the integrity of the Company’s financial statements and the independence and performance of the Company’s auditors and reviews the Company’s financial reporting processes. The Audit Committee reviews and reports to our Board the scope and results of audits by the Company’s independent auditors and the Company’s internal auditing staff and reviews the audit and other professional services rendered by the independent auditors. It also reviews with the independent auditors the adequacy of the Company’s system of internal controls. It reviews transactions between the Company and the Company’s directors and officers, the Company’s policies regarding those transactions and compliance with the Company’s business ethics and conflict of interest policies.

Our Board requires that all members of the Audit Committee meet the financial literacy standard required under the NYSE rules and that at least one member qualifies as having accounting or related financial management expertise under the NYSE rules. In addition, the Securities and Exchange Commission (“SEC”) has adopted rules requiring that the Company disclose whether or not the Company’s Audit Committee has an “audit committee financial expert” as a member. An “audit committee financial expert” is defined as a person who, based on his or her experience, has all of the following attributes:

•	an understanding of generally accepted accounting principles and financial statements;

•	an ability to assess the general application of such principles in connection with accounting for estimates, accruals and reserves;

•
experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and level of complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities;

•	an understanding of internal controls and procedures for financial reporting; and

•	an understanding of audit committee functions.

The person is to further have acquired such attributes through one or more of the following:

•
education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;

•	experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions;

•	experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements or other relevant experience.

Our Board has reviewed the criteria set by the SEC and determined that all five members meet the financial literacy standards required by NYSE rules and that all five members qualify under NYSE rules as having accounting or related financial management expertise. Our Board has also determined that Mr. Tamblyn qualifies as an audit committee financial expert.

Compensation Committee

The Compensation Committee, among other matters:

•	approves the compensation of the Chief Executive Officer and all other executive officers;

•	evaluates the performance of the Chief Executive Officer against approved performance goals and other objectives and reports its findings to our Board;

•	reviews and approves changes in certain employee benefits and incentive compensation plans which affect executive officer compensation;

•	reviews and makes recommendations with respect to changes in equity-based plans and director compensation; and

•	prepares a report to be included in the Company’s annual proxy statement.

Awards under equity based plans are considered and approved by a subcommittee of the Compensation Committee which consists entirely of “non-employee directors,” as defined by Rule 16b-3 under the Securities and Exchange Act of 1934, as amended, all of whom satisfy the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code.

Governance and Nominating Committee

The Governance and Nominating Committee assists our Board in:

•	identifying individuals qualified to become members of our Board consistent with criteria approved by our Board;

•	recommending to our Board the director nominees to fill vacancies and to stand for election at the next annual meeting of stockholders;

•	developing and recommending to our Board the corporate governance principles to be applicable to the Company;

•	recommending committee assignments for directors to our Board; and

•	overseeing an annual review of our Board’s performance.

IV.  ELECTION OF THE NOMINEES AS DIRECTORS

Our Board has fixed the number of directors at ten.  The term of office of all of our present directors will expire no later than the day of the Annual Meeting upon the election of their successors. The directors elected at the Annual Meeting will serve until their respective successors are elected and qualified or until their earlier death, resignation or removal.

Unless authority to do so is withheld by the stockholder, each proxy executed and returned by a stockholder will be voted for the election of the nominees hereinafter named. Directors having beneficial ownership derived from presently existing voting power of approximately 6.64% of our common stock as of the Record Date have indicated that they intend to vote for the election of all nominees hereinafter named. If any nominee withdraws or for any reason is unable to serve as a director, the persons named in the accompanying proxy either will vote for such other person as our Board may nominate or, if our Board does not so nominate such other person, will not vote for anyone to replace the nominee. Except as described below, our management knows of no reason that would cause any nominee hereinafter named to be unable to serve as a director or to refuse to accept nomination or election.

The nominees for director receiving a plurality of the votes cast will be elected. The proxyholder named in the accompanying proxy card will vote FOR each of the nominees named herein unless otherwise directed therein. Abstentions, instructions to withhold authority to vote for one or more of the nominees and broker nonvotes will result in those nominees receiving fewer votes, but will not be counted as a vote AGAINST the nominee.

Our Board recommends that stockholders vote FOR the election to our Board of each of the nominees named below.

Information Concerning Nominees

Our present Board proposes for election the following ten nominees for director.  Each of the nominees named below is currently a director of the Company and each was elected at the Annual Meeting of Stockholders held on August 5, 2009, with the exception of Messrs. Stover, Godden and May.  Our Board elected Bruce H. Stover and Ian Godden to fill two newly created director positions effective as of November 4, 2009 and January 1, 2010, respectively.  Mr. May was designated to our Board upon the resignation of Mr. Cartwright as of November 5, 2009.  See “Other Matters - Transactions with Related Persons” for additional information.

Thomas N. Amonett, age 66 and a resident of Houston, Texas, joined our Board in February 2006.  Mr. Amonett has served as President, Chief Executive Officer and a director of Champion Technologies, Inc. since 1999.  Champion Technologies, Inc. is an international provider of specialty chemicals and related services primarily to the oilfield production sector.  Mr. Amonett serves as a director of Hercules Offshore Inc., where he serves on the Corporate Governance and Special Governance Committees, and as a director of Orion Marine Group, where he serves on the Audit Committee and the Nominating and Governance Committee.  His previous directorships include TODCO from 2003 to July 2007 when TODCO was acquired by Hercules Offshore Inc. and Stelmar Shipping Ltd. from 2002 to 2005.  He has served as a member of our Compensation Committee since August 2006 and our Audit Committee since February 2006.

Stephen J. Cannon, age 56, is a resident of Southlake, Texas and joined our Board in 2002. Mr. Cannon served as the President and CEO of TSG Technical Services, Inc., a privately owned international government service provider from September 2007 until June 2009.  He was the President and Chief Executive Officer of DynCorp International LLC, a technology company with annual revenues in excess of $2 billion from February 2005 to July 2006 and President from January 2000 to February 2005.  Mr. Cannon worked at DynCorp for approximately 25 years and served in a variety of other capacities, including General Manager of its technical service subsidiary and Vice President of its aerospace technology subsidiary.  He has served as a member of our Audit Committee since 2002 and has served on our Governance and Nominating Committee since 2004.

William E. Chiles, age 61 and a resident of Houston, Texas, became the President and Chief Executive Officer of our Company effective July 15, 2004.  Mr. Chiles was also elected Chief Financial Officer in December 2005, following the resignation of a prior chief financial officer, and served in that capacity until February 2006.  Mr. Chiles has been a member of our Board since 2004.  Prior to his employment by the Company, Mr. Chiles was employed by Grey Wolf, Inc., an onshore oil and gas drilling company traded on the American Stock Exchange, from March 2003 until June 21, 2004 as Executive Vice President and Chief Operating Officer.  Mr. Chiles served as Vice President of Business Development at ENSCO International Incorporated, an offshore oil and gas drilling company listed on the New York Stock Exchange, from August 2002 until March 2003.  From August 1997 until its merger into an ENSCO International affiliate in August 2002, Mr. Chiles served as President and Chief Executive Officer of Chiles Offshore, Inc.  Mr. Chiles serves as a director of, and is Chairman of, the Compensation Committee of Basic Energy Services, Inc., a contractor for land based oil and gas services.  He is also a member of Basic Energy’s Audit Committee.  He served as a member of our Executive Committee from 2004 to August 2007 when it was discontinued.

Michael A. Flick, age 61, a resident of New Orleans, Louisiana, joined our Board in February 2006.  Mr. Flick began his career in commercial banking in 1970 at First National Bank, which subsequently became a wholly owned subsidiary of First Commerce Corporation, whose shares were traded on the NASDAQ.  Mr. Flick held a variety of positions at First Commerce Corporation, including Chief Financial Officer and Chief Credit Policy Officer, and retired in 1998 as the Executive Vice President and Chief Administrative Officer.  He served as a director and Chairman of the Audit Committee of Community Coffee Company, a privately held company, until June 2009.  He currently serves as a director and member of the Audit Committee of Gulf Island Fabrication, Inc.  He also serves as a director of the University of New Orleans Foundation.   He also served as Chairman of the Foundation’s Audit Committee until July 1, 2009.  Mr. Flick serves on our Audit Committee and is Chairman of our Compensation Committee.

Ian A. Godden, age 57, is currently Chairman of A|D|S Group Ltd., the trade organization that represents the civil aerospace, defense and security industries in the United Kingdom.  He has served as Chairman of Farnborough International Limited, the subsidiary that runs Farnborough Air Show since October 2009.  Since 2008, Mr. Godden has served as Senior Independent Non-Executive Director of KBC Advanced Technologies.  Mr. Godden has served as a director of E2V Technologies PLC since 2003 and was the founder of Glenmore Energy Inc. in 2004 and is currently its Chairman.  Mr. Godden worked in various consulting organizations, including as the U.K. Managing Partner of Roland Berger Strategy Consultants from 2000 to 2004 and U.K. Managing Partner of Booz Allen and Hamilton from 1996 to 1998.  Mr. Godden began his career in 1974 working for BP as a design engineer for offshore platforms and processing equipment in the North Sea, Middle East and Gulf of Mexico.

Thomas C. Knudson, age 64, is a resident of Houston, Texas and joined our Board in June 2004.  Mr. Knudson has been Chairman of our Board since August 2006.  Mr. Knudson has been president of Tom Knudson Interests, LLC since its formation on January 14, 2004.  Tom Knudson Interests, LLC provides consulting services in energy, sustainable development, and leadership.  Following seven years of active duty as a U.S. Naval aviator and an aerospace engineer, he joined Continental Oil Company (Conoco) in May 1975 and retired in 2004 from Conoco’s successor, ConocoPhillips, as senior vice president of human resources, government affairs and communications.  Mr. Knudson served as a member of ConocoPhillips’ management committee.  His diverse career at Conoco and ConocoPhillips included engineering, operations, business development, and commercial assignments.  He was the founding chairman of the Business Council for Sustainable Development in both the United States and the United Kingdom.  Mr. Knudson served as a director and Chairman of the Governance, Nominating and Compensation Committee of NATCO Group, Inc., a leading provider of wellhead process equipment, systems and services used in the production of oil and gas from April 2005 to November 2009.  He is also a director and member of the Compensation Committee of MDU Resources Group Inc.  MDU Resources operates in three core lines of business:  energy, construction materials and utility resources.  The businesses include natural gas and oil production, natural gas pipelines and energy services, construction materials and contracting, construction services, and electric and natural gas utilities.  He was also a director of Williams Partners L.P. from November 2005 to September 2007 where he served on the Audit and Conflicts Committees.  Mr. Knudson is Chairman of and has served on our Governance and Nominating Committee since 2004 and served on our Compensation Committee from 2004 to August 2006.  He served on our Executive Committee from August 2006 to August 2007.

John M. May(1), age 55, currently serves as Executive Director of Caledonia, a position he has held since 2003.  In addition to his position at Caledonia, Mr. May is Chairman of Amber Chemical Company Limited as well as a director of Begbies Traynor Group plc, British Empire Securities and General Trust Limited, Oval Limited, Rathbone Brothers plc and Satellite Information Systems Limited.  Prior to his current positions, Mr. May was the founder of Hillhouse Nexus Limited, a private equity investment and consultancy business which he ran from 1998 to 2003 and worked in the Hambros Group from 1977 to 1998 where, among other positions, he was an Executive Director of Hambros Bank Limited and Joint Managing Director of Hambro Countrywide PLC.

Bruce H. Stover, age 60, was formerly the Executive Vice President, Operations and Business Development, of Endeavour International Corporation, a position he had held since 2003.  From 1999 to 2003, Mr. Stover was Senior Vice President, Worldwide Business Development for Anadarko Petroleum Corporation.  Mr. Stover joined Anadarko in 1980 as Chief Engineer and in 1989, he was named President and General Manager for Anadarko Algeria Corporation where he led the company's start-up operations in Algeria.  In 1993, he was named Vice President, Acquisitions and in 1997, he became Vice President, Worldwide Business Development.  Mr. Stover began his career as an engineer with Amoco Production Company in 1972.

Ken C. Tamblyn, age 67, is a resident of Folsom, Louisiana.  Mr. Tamblyn joined our Board in 2002.  He spent the first 20 years of his business career as a certified public accountant with Peat Marwick Mitchell & Co., a predecessor of KPMG LLP.  In 1986 he joined Tidewater, Inc. as Executive Vice President and Chief Financial Officer.  He served in that capacity until his retirement in August 2000.  Mr. Tamblyn currently serves as a director of Gulf Island Fabrication, Inc. where he serves on the Audit Committee.  Mr. Tamblyn has served on our Audit Committee since 2002 and is currently Chairman of the Committee.

William P. Wyatt(1), age 42, is a resident of London, England where he is an executive director of Caledonia Investments plc.  He joined Caledonia Investments in 1997 and was appointed an executive director in April 2005.  From 1988 to 1993 Mr. Wyatt served as a cavalry officer in The British Army.  From 1993 until he joined Caledonia, he worked as a corporate finance executive for Close Brothers plc, a leading independent merchant bank in London.  Mr. Wyatt previously served as a non-executive director of Melrose Resources plc., an oil and gas company, TGE Marine AG, a specialist gas engineering firm and Terrace Hill Group plc, a real estate company.  He has served on our Compensation Committee from August 2008 to April 2010.
__________

(1)
John M. May and William P. Wyatt, directors and executive officers of Caledonia, were designated by Caledonia for election to our Board pursuant to a Master Agreement dated December 12, 1996 among the Company, a predecessor in interest to Caledonia and certain other persons in connection with our acquisition of 49% and other substantial interests in Bristow Aviation Holdings Limited.  The Master Agreement provides that so long as Caledonia owns (1) at least 1,000,000 shares of common stock of the Company or (2) at least 49% of the total outstanding ordinary shares of Bristow Aviation Holdings Limited, Caledonia will have the right to designate two persons for nomination to our Board and to replace any directors so nominated.  According to a Form 13D/A filed on June 26, 2008 with the Securities and Exchange Commission, as updated based on developments known to the Company and confirmed with the Company’s transfer agent, Caledonia is the direct beneficial owner of 2,387,776 shares of our common stock.

V.  APPROVAL OF THE AMENDMENT OF THE
2007 LONG TERM INCENTIVE PLAN

On May 3, 2007, the Board of Directors approved the establishment of the Bristow Group Inc. 2007 Long Term Incentive Plan (the “2007 Plan”) which was approved by the stockholders of the Company in August 2007.  On May 19, 2010 our Board approved an amendment to the 2007 Plan (the “Amendment”) increasing the number of shares authorized for issuance thereunder from 1,200,000 shares to 2,400,000 shares and increase the number of full value shares that may be issued under the 2007 Plan from 500,000 to 1,000,000.  The 2007 Plan and the Amendment appear in Appendix A to this proxy statement.  The full text of the 2007 Plan, as amended, is incorporated herein by reference, and the following summary is qualified in its entirety by reference to the text of the 2007 Plan, as amended.

Under the 2007 Plan, the Company could grant incentive awards with respect to an aggregate of 1,200,000 shares of common stock of the Company.  As of the date hereof 136,992 shares remain available for grant under the 2007 Plan.  Shares subject to incentive awards that expire or are forfeited, terminated or otherwise cancelled or paid in cash in lieu of shares under the previous equity plans, if any, will become available for incentive awards under the 2007 Plan.  There are currently 1,228,598 shares of our common stock reserved for issuance with respect to unexercised options to purchase common stock, 463,333 unvested shares of restricted stock and 313,768 unvested performance restricted stock units outstanding under the various stock incentive plans maintained by the Company.  Our Board believes that the adoption and approval of the Amendment is necessary to allow the Company to continue to emphasize equity-based compensation in structuring compensation packages for non-employee directors, executive officers, consultants and other key employees.  Our Board believes that equity-based compensation is an important aspect of overall compensation that will yield the greatest benefit for the stockholders, as the value of such compensation is directly dependent on the return on stockholders’ investments.

NEW PLAN BENEFITS

The amount, if any, of equity compensation to be awarded to non-employee directors, officers, employees and consultants is determined from time to time by the Compensation Committee of our Board and is not presently determinable.

SUMMARY OF THE 2007 PLAN

The description set forth below summarizes the principal terms and conditions of the 2007 Plan; however, it does not purport to be complete and is qualified in its entirety by reference to the 2007 Plan, as amended.  Capitalized terms not otherwise defined herein shall have the meanings given such terms in the 2007 Plan.

General

The primary purpose of the 2007 Plan is to provide a means whereby the Company may advance the best interests of the Company and any parent or subsidiaries by providing Outside Directors, Employees and Consultants with additional incentives through the grant of Stock Options to purchase common stock of the Company, shares of Restricted Stock, Other Stock-Based Awards (payable in cash or common stock) and Performance Awards, thereby increasing the personal stake of such Outside Directors, Employees and Consultants in the continued success and growth of the Company.

Shares Subject to 2007 Plan

The number of shares of common stock reserved under the 2007 Plan and available for Incentive Awards under the 2007 Plan as amended will be 2,400,000.  In addition, any grants or awards under prior plans that expire or are forfeited, terminated or otherwise cancelled or that are settled in cash in lieu of shares under the prior plans shall be reserved and available for Incentive Awards under the 2007 Plan. Of the total amount of the shares available under the 2007 Plan, 2,400,000 shall be available for grants of Incentive Stock Options.  Of the total amount of shares available under the 2007 Plan, 1,000,000 shall be available for grants of Incentive Awards based on common stock other than as a Stock Option or stock appreciation right (“SAR”).  The number of shares of common stock that are the subject of Incentive Awards under the 2007 Plan, that are forfeited or terminated, expire unexercised, are settled in cash in lieu of common stock or are exchanged for Incentive Awards that do not involve common stock, shall again immediately become available for Incentive Awards.

With respect to SARs, when a stock-settled SAR is exercised, the shares of common stock subject to the SAR Award Letter will be counted against the number of shares of common stock available for future grant or sale under the 2007 Plan, regardless of the number of shares of common stock used to settle the SAR upon exercise. Shares of common stock used to pay the Exercise Price of a Stock Option or used to satisfy tax withholding obligations will not become available for future grant or sale under the 2007 Plan.

The number of shares available under the 2007 Plan, the limits on the number of shares available for certain types of Incentive Awards, and outstanding Incentive Awards are subject to adjustments to prevent enlargement or dilution of rights resulting from stock dividends, stock splits, recapitalization or similar transactions, or resulting from a change in applicable laws or other circumstances.

The following limitations shall apply to grants of Incentive Awards to Employees:

•
Subject to adjustment as provided for certain events under the 2007 Plan, the maximum aggregate number of shares of common stock that may be subject to Incentive Awards denominated with respect to shares of common stock (including Stock Options, Restricted Stock, Other Stock-Based Awards, SARs or Performance Awards paid out in shares) granted to an Employee in any calendar year shall be 200,000 shares.

•
With respect to Incentive Awards denominated with respect to cash (including Other Stock-Based Awards or Performance Awards paid out in cash), the maximum aggregate cash payout to an Employee in any calendar year shall be $5,000,000.

Administration

The 2007 Plan provides that it is to be administered by a Committee appointed by the Board of Directors consisting of not less than two directors who fulfill the “non-employee director” requirements of Rule 16b-3 under the Exchange Act, the “outside director” requirements of Code Section 162(m) and the “independent” requirement of the rules of any national securities exchange or NASDAQ, as the case may be, on which any of the securities of the Company are traded, listed or quoted, if any. The Committee may be the Compensation Committee of the Board, or any subcommittee of the Compensation Committee, provided that the members of the Committee satisfy the requirements of the previous provisions. Notwithstanding the foregoing, the term “Committee” as used in the 2007 Plan with respect to any Incentive Award for an Outside Director shall refer to the entire Board. The Committee has the full power and authority to grant to eligible persons the Incentive Awards described below. The Committee is authorized to, among other things, determine the size, duration and type, as well as terms and conditions (which need not be identical) of each Incentive Award. The terms of Incentive Awards will be reflected in an agreement between the Grantee and us. The Committee also construes and interprets the 2007 Plan and any related Award Letters. The Committee has the authority to grant Incentive Awards that comply with the performance-based requirements of Code Section 162(m). The Committee may in certain circumstances delegate any of its duties under the 2007 Plan to designated officers or other Employees. All determinations and decisions of the Committee are final, conclusive and binding on all parties.

Eligibility

All employees of the Company, its parent or any subsidiary are eligible to participate in the 2007 Plan as well as Consultants and Outside Directors.  As of March 31, 2010, there were approximately 220 participants.

Term of the 2007 Plan

Subject to stockholder approval as required under Code Sections 162(m) and 422, the 2007 Plan was made effective as of May 3, 2007. The 2007 Plan will remain in effect, subject to the right of the Board of Directors to terminate it earlier, until all shares of common stock subject to the 2007 Plan are purchased or acquired. However, no Incentive Awards may be granted under the 2007 Plan after the expiration of ten (10) years from the 2007 Plan Effective Date.

Types of Incentive Awards

Under the 2007 Plan, the Committee may grant Incentive Awards which may be any of the following:

•	Incentive Stock Options as defined in Code Section 422;

•	Nonstatutory Stock Options;

•	SARs;

•	Restricted Stock;

•
Performance Awards by reference to Performance Units or Performance Shares representing a contingent right to receive cash or shares of common stock (which may be Restricted Stock or Restricted Stock units); and

•	Other Stock-Based Awards payable in shares of common stock or other consideration related to such shares.

Stock Options

Incentive Stock Options and Nonstatutory Stock Options as described below together are called “Stock Options.” The terms of each Stock Option will be reflected in a written Award Letter. Incentive Stock Options may be granted only to Employees.

Stock Options entitle the holder to purchase a specified number of shares of common stock at a specified Exercise Price subject to the terms and conditions of the option grant. The Exercise Price per Share of all Stock Options must be at least 100% of the Fair Market Value per share of common stock on the date of grant. The term of any Stock Option cannot exceed 10 years from the date of grant. If a Grantee owns more than 10% of the outstanding shares of common stock at the time the Grantee is granted an Incentive Stock Option, the option price per Share cannot be less than 110% of the Fair Market Value per Share on the date of grant and the term of the option cannot exceed 5 years. The Committee may not amend any Stock Option to reduce its initial Exercise Price.

Stock Options may be exercised by the delivery of a written or electronic notice of exercise to the Company as of a date set by the Company in advance of the effective date of the proposed exercise. The notice shall set forth the number of shares with respect to which the Stock Option is to be exercised, accompanied by full payment for the shares. The Exercise Price shall be payable to the Company in full in cash or its equivalent, or subject to prior approval by the Committee in its discretion, (i) by tendering previously acquired shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or (ii) by withholding shares which otherwise would be acquired on exercise having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or (iii) by a combination of (i) and (ii) above. Any payment in shares shall be effected by the surrender of such shares to the Company in good form for transfer and shall be valued at their Fair Market Value on the date when the Stock Option is exercised.

Restricted Stock

A Restricted Stock award consists of a grant of common stock that is subject to a substantial risk of forfeiture and transfer restrictions until conditions established at the time of grant are satisfied. The Committee shall designate the vesting date or dates for each award of Restricted Stock, and may prescribe other restrictions, terms and conditions applicable to the vesting of such Restricted Stock. At the discretion of the Committee, the award or vesting of Restricted Stock may be conditioned upon the achievement of the performance goals described below with respect to Performance Awards. Unless otherwise specified in the Grantee’s Award Letter, each Restricted Stock Award shall constitute an immediate transfer of the record and beneficial ownership of the shares of Restricted Stock to the Grantee, subject to the satisfaction of the restrictions imposed at grant. Shares awarded pursuant to a grant of Restricted Stock may be issued in the name of the Grantee and held, together with a stock power endorsed in blank, by the Committee or the Company (or its delegates) or in trust or in escrow pursuant to an agreement satisfactory to the Committee, as determined by the Committee, until such time as the restrictions on transfer have expired. Unless otherwise designated by the Committee, the holder of Restricted Stock will have the right to vote such shares and to exercise all of the rights, powers and privileges of a holder of shares of common stock. The Committee may also limit a holder’s right to receive dividends.

Performance Units and Shares and Other Stock-Based Awards

The 2007 Plan also authorizes the Committee to grant Performance Awards in the form of Performance Units or Performance Shares or Other Stock-Based Awards to individuals eligible to participate in the 2007 Plan.

Performance Awards may be granted by the Committee on such terms and conditions as determined by the Committee for a performance period. The grant, vesting or settlement of Performance Awards may, in the discretion of the Committee, be conditioned on the achievement of performance goals. For each performance period, the Committee will establish specific financial or non-financial performance goals, the number of Performance Awards and their contingent values, which values may vary depending on the degree to which such goals are met. For Performance Awards which are meant to qualify as performance-based compensation under Code Section 162(m), the Committee will establish the performance goals prior to or within 90 days of the beginning of the performance period relating to such performance goal or at such other date as may be permitted or required for the Performance Awards to qualify as performance-based compensation under Code Section 162(m), and not later than after 25% of such performance period has elapsed. For all other Performance Awards, the performance goals must be established before the end of the respective performance period. The Committee will also have the power to impose any other restrictions on Performance Awards meant to qualify as performance-based compensation under Code Section 162(m) as it may deem necessary or appropriate to ensure that such Performance Awards satisfy such requirements. The Committee may establish performance goals applicable to Performance Awards based upon performance criteria in one or more of the following categories: (i) performance of the Company as a whole, (ii) performance of a segment of the Company’s business, and (iii) individual performance and either as an absolute measure or as a measure of comparative performance relative to a peer group of companies, an index, budget, prior period, or other standard selected by the Committee. Performance criteria for the Company shall relate to the achievement of predetermined financial and operating objectives for the Company and its Subsidiaries on a consolidated basis. Performance criteria for a segment of the Company’s business shall relate to the achievement of financial and operating objectives of the segment for which the Grantee is accountable. Performance criteria means one or more of the following measures: sales, free cash flow, revenue, pre-tax or after-tax profit levels, including: earnings per share, operating earnings, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, net operating profits after tax, and net income; total stockholder return; return on assets, equity, capital or investment; cash flow and cash flow return on investment; economic value added and economic profit; growth in earnings per share, debt to equity ratio, market share, price per share of common stock, economic value added and market value added; levels of operating expense and maintenance expense or measures of customer satisfaction and customer service as determined from time to time including the relative improvement therein; safety measurements including: total recordable incident rate to labor hours ratios, lost time accidents to labor hours ratios, or flight accidents to flight hours ratios; or such similar objectively determinable financial or other measures as may be adopted by the Committee. Individual performance criteria shall relate to a Grantee’s overall performance, taking into account, among other measures of performance, the attainment of individual goals and objectives. The performance goals may differ among Grantees. Performance criteria shall be calculated in accordance with the Company’s financial statements or generally accepted accounting principles, on an operating basis, or under a methodology established by the Committee prior to the grant of the Performance Award that is consistently applied and identified. In establishing a performance goal applicable to a Performance Award, the Committee may provide that the attainment of the performance goal will be measured by appropriately adjusting the evaluation of performance goal achievement to exclude (i) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, or (ii) the effect of any changes in accounting principles affecting the Company’s, a subsidiary’s or a business segment’s reported results. The Committee may reduce or eliminate the amount payable with respect to a Performance Award but, with respect to Performance Awards intended to qualify as performance-based compensation under Code Section 162(m), the Committee may not increase the amount payable except as provided in the Plan to prevent dilution in the event of certain capital adjustments including stock splits and recapitalizations. The Committee will determine whether performance goals have been achieved and, if so, the amount payable with respect to any Performance Award. With respect to Performance Awards intended to qualify as performance-based compensation under Code Section 162(m), the Committee will certify the results of the performance goals for each performance period.  Other Stock-Based Awards may consist of awards that are valued, in whole or in part, by reference to, or otherwise based on, shares of common stock, including SARs. Subject to the terms of the 2007 Plan, the Committee may determine any terms and conditions of Other Stock-Based Awards; provided, however, that those Incentive Awards intended to qualify as performance-based compensation under Code Section 162(m) shall comply with the standards specified in the 2007 Plan in accordance with Section 162(m) and the regulations thereunder. At the discretion of the Committee, the award, vesting or payment of Other Stock-Based Awards may be conditioned upon the achievement of the performance goals described above with respect to Performance Awards. Payment of Other Stock-Based Awards will be in shares of common stock or other consideration, including cash, related to those Incentive Awards as the Committee determines in its discretion.

Termination of Employment and Change in Control

The 2007 Plan gives the Committee discretion to establish and include in Award Letters any acceleration of vesting or lapse of restrictions, the exercise period, the definition of disability and other terms and conditions in the event of termination of employment, death, disability or retirement. For this purpose, “employment” includes compensatory or advisory services performed as a Consultant and membership on the Board by an Outside Director. The 2007 Plan also gives the Committee discretion to establish and include in Award Letters any acceleration of vesting, lapse of restrictions and any other terms and conditions in the event of a change in control of the Company and the events that shall constitute a change in control of the Company.

Tax Withholding

The Company shall have the power and the right to deduct or withhold, or require a Grantee to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan or an Incentive Award. With respect to tax withholding required upon the exercise of Stock Options, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of any Incentive Awards, Grantees may elect, subject to the approval of the Committee in its discretion, to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction.

Incentive Awards Nontransferable

Generally, no Incentive Award may be assigned, sold or otherwise transferred by a Grantee, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order under Code Section 414(p). A Stock Option may be exercised during the Grantee’s lifetime only by the Grantee or the Grantee’s legal guardian. However, in the discretion of the Committee, the Award Letter for a Nonstatutory Stock Option may provide that the Nonstatutory Stock Option is transferable to members of the Grantee’s immediate family, a trust or trusts for the exclusive benefit of such immediate family members (including the Grantee), or a partnership in which such immediate family members (including the Grantee) are the only partners. The 2007 Plan contains provisions permitting such a transfer if there is no consideration for such transfer, such transfer is approved by the Committee, and such transfer is expressly provided for in the applicable Award Letter.

Amendment and Termination of the 2007 Plan

The Board may amend or terminate the 2007 Plan at any time, except that the 2007 Plan may not be modified or amended without the approval of the stockholders of the Company (within the time period required by applicable law, if any), if such amendment would:

•	increase the number of shares of common stock that may be issued thereunder, except in connection with the recapitalization or reclassification of common stock;

•	amend the eligibility requirements for Employees to participate in the 2007 Plan;

•	increase the maximum limits on Incentive Awards to Employees as set for compliance with the Performance-Based Exception under Code Section 162(m);

•	extend the term of the 2007 Plan;

•
permit the cancellation or purchase by the Company of Incentive Awards of Stock Options for which the shares of common stock have a current Fair Market Value that is less than the Fair Market Value of the shares of common stock under such Option on the date of grant;

•	decrease the authority granted to the Committee under the 2007 Plan in contravention of Rule 16b-3 under the Exchange Act;

•	amend any Stock Option or SAR to reduce its initial Exercise Price or grant price;

•	cancel or replace any Stock Option or SAR with Stock Options or SARs having a lower Exercise Price or grant price; or

•	modify the performance criteria for Incentive Awards intended to qualify as performance-based compensation under Code Section 162(m).

Except as otherwise provided in the 2007 Plan, no termination, amendment or modification of the 2007 Plan shall adversely affect in any material way any outstanding Incentive Award previously granted to a Grantee without his or her written or electronic consent.

Compliance with Code Section 409A

To the extent that the Committee determines that any Incentive Award granted under the 2007 Plan is subject to Code Section 409A, the applicable Award Letter shall incorporate the terms and conditions necessary to avoid the consequences specified in Code Section 409A(a)(1). To the extent applicable, the 2007 Plan and Award Letters shall be interpreted and construed in compliance with Code Section 409A and Treasury Department regulations and other interpretive guidance issued thereunder. In the event that the Board determines that any Incentive Award may be subject to Code Section 409A, the Board may, without the consent of Grantees, including the affected Grantee, but subject to the stockholder approval requirements of the 2007 Plan, if applicable, adopt such amendments to the 2007 Plan and the applicable Award Letters or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (i) exempt the Incentive Award from Code Section 409A or (ii) comply with the requirements of Code Section 409A and Treasury Department regulations and other interpretive guidance issued thereunder.

Federal Income Tax Consequences of Incentive Awards Granted Under the 2007 Plan

THE FOLLOWING IS A SUMMARY OF THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES THAT GENERALLY WILL ARISE UNDER THE CODE WITH RESPECT TO INCENTIVE AWARDS GRANTED UNDER THE 2007 PLAN AND DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF ALL RELEVANT PROVISIONS OF THE CODE. MOREOVER, THIS SUMMARY IS BASED UPON CURRENT FEDERAL INCOME TAX LAWS UNDER THE CODE, WHICH ARE SUBJECT TO CHANGE. THE TREATMENT OF FOREIGN, STATE, LOCAL OR ESTATE TAXES IS NOT ADDRESSED. THE TAX CONSEQUENCES OF THE INCENTIVE AWARDS ARE COMPLEX AND DEPENDENT UPON EACH INDIVIDUAL’S PERSONAL TAX SITUATION. ALL GRANTEES ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS RESPECTING INCENTIVE AWARDS.

Incentive Stock Options.  In general, a Grantee will not recognize taxable income upon the grant or a “qualified” exercise of any Incentive Stock Option. The Company is not entitled to a deduction at the time of the grant or at the time of a “qualified” exercise of any Incentive Stock Option. Instead, a Grantee will recognize taxable income with respect to Incentive Stock Options only upon the sale of shares of common stock acquired through the “qualified” exercise of an Incentive Stock Option. The “qualified” exercise of an Incentive Stock Option, however, may subject the Grantee to the alternative minimum tax.

Generally, the tax consequences of selling shares of common stock acquired upon the exercise of an Incentive Stock Option will vary with the length of time that the Grantee has owned the shares of common stock at the time they are sold. If the Grantee sells shares of common stock acquired upon the “qualified” exercise of an Incentive Stock Option, which means selling the shares after having owned them for more than 2 years from the date the Incentive Stock Option was granted and 1 year from the date the Incentive Stock Option was exercised, then the Grantee will recognize long-term capital gain in an amount equal to the excess of the sale price of the shares of common stock sold over the Exercise Price. If a Grantee sells shares acquired upon the “qualified” exercise of an Incentive Stock Option for less than the Exercise Price, then the Grantee may recognize a capital loss in an amount equal to the excess of the Exercise Price over the sale price of the shares.

If the Grantee sells shares of common stock acquired upon the exercise of Incentive Stock Options for more than the Exercise Price prior to having owned the shares for more than 2 years from the date the Incentive Stock Option was granted and 1 year from the date the Incentive Stock Option was exercised (a “disqualifying” disposition), then the Grantee will recognize ordinary income in an amount equal to the difference between the Fair Market Value of the shares acquired on the date of exercise (or, if less, the sale price of the shares) and the Exercise Price. Any gain in excess of the taxable income portion will be taxable as long-term or short-term capital gain. The Company is generally entitled to a tax deduction at the same time and in the same amount as the ordinary income recognized by the Grantee from such disposition.

Nonstatutory Stock Options.  As in the case of an Incentive Stock Option, a Grantee will not recognize taxable income upon the grant of a Nonstatutory Stock Option nor will the Company be entitled to a deduction at that time. However, a Grantee who exercises a Nonstatutory Stock Option generally will recognize ordinary income in an amount equal to the excess of the Fair Market Value of the shares of common stock acquired through the exercise of the Nonstatutory Stock Option on the date the Nonstatutory Stock Option was exercised over the Exercise Price, and the Company will generally recognize a corresponding tax deduction in the same amount at the same time.

With respect to any shares of common stock acquired upon the exercise of a Nonstatutory Stock Option, a Grantee will have a tax basis equal to the Exercise Price plus any income recognized upon the exercise of the Nonstatutory Stock Option. Upon selling the shares, a Grantee will generally recognize a capital gain or loss in an amount equal to the difference between the sale price of the shares and the Grantee’s tax basis in the shares.

Cashless Exercise.  Under current rulings, if a Grantee transfers previously held shares of common stock (other than common stock acquired by exercise of an Incentive Stock Option that has not been held for the requisite holding period) in satisfaction of part or all of the Exercise Price of a Nonstatutory Stock Option or Incentive Stock Option, the Grantee will recognize income with respect to the common stock received in the manner described above, but no additional gain will be recognized as a result of the transfer of such previously held shares in satisfaction of the Exercise Price of the Nonstatutory Stock Option or Incentive Stock Option. Moreover, that number of shares of common stock received upon exercise that equals the number of shares of previously held common stock surrendered in satisfaction of the Exercise Price of the Nonstatutory Stock Option or Incentive Stock Option will have a tax basis that equals, and a holding period that includes, the tax basis and holding period of the previously held shares of common stock surrendered in satisfaction of the Exercise Price of the Nonstatutory Stock Option or Incentive Stock Option. Any additional shares of common stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the Grantee, plus, in the case of a Nonstatutory Stock Option, the amount of ordinary income recognized by the Grantee with respect to the shares of common stock received.

Restricted Stock.  A Grantee will not recognize taxable income upon the grant of an award of Restricted Stock subject to forfeiture provisions and restrictions on transfer (nor will the Company be entitled to a deduction) unless the Grantee makes an election under Code Section 83(b). If the Grantee makes a Code Section 83(b) election within 30 days of the date the Restricted Stock is granted, then the Grantee will recognize ordinary income, for the year in which the award is granted, in an amount equal to the excess of the Fair Market Value of the shares of common stock at the time the award is granted over the purchase price, if any, paid for the shares of common stock. If such election is made and the Grantee subsequently forfeits some or all of the shares, then the Grantee generally will not be entitled to any refund of taxes paid as a result of the Code Section 83(b) election, and may take a loss only with respect to the amount actually paid for the shares. If a Code Section 83(b) election is not made, then the Grantee will recognize ordinary income at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the excess of the Fair Market Value of the shares of common stock at the time of such lapse over the original price paid for the shares of common stock, if any.

The Grantee will have a tax basis in the shares of common stock acquired equal to the sum of the price paid for the shares, if any, and the amount of ordinary income recognized at the time the Code Section 83(b) election is made or at the time the forfeiture provisions or transfer restriction lapse, as is applicable. Upon the disposition of shares of common stock acquired pursuant to an award of Restricted Stock, the Grantee will recognize a capital gain or loss in an amount equal to the difference between the sale price of the shares of common stock and the Grantee’s tax basis in the shares of common stock. This capital gain or loss will be a long-term capital gain or loss if the shares are held for more than 1 year. For this purpose, the holding period shall begin after the date on which the forfeiture provisions or restrictions lapse if a Code Section 83(b) election is not made, or on the date after the award is granted if the Code Section 83(b) election is made.

The Company will generally be entitled to a corresponding tax deduction at the time the Grantee recognizes ordinary income on the Restricted Stock, whether by vesting or due to a Code Section 83(b) election, in the same amount as the ordinary income recognized by the Grantee.

Other Stock-Based Awards.  Generally a Grantee will not recognize any taxable income upon the grant of Other Stock-Based Awards (including Performance Awards). Upon the payment of Other Stock-Based Awards, a Grantee will recognize compensation taxable as ordinary income, and the Company will be entitled to a corresponding tax deduction in the same amount and at the same time.

However, if the Other Stock-Based Award is settled in shares and any such shares are subject to substantial restrictions, such as a requirement of continued employment or the attainment of certain performance objectives, the Grantee will not recognize income and the Company will not be entitled to a deduction until the restrictions lapse, unless the Grantee elects otherwise by filing an election under Code Section 83(b) as described above. The amount of a Grantee’s ordinary income and the Company’s deduction will generally be equal to the Fair Market Value of the shares at the time the restrictions lapse.

When a Grantee is granted shares of common stock in settlement of Other Stock-Based Awards, the Grantee will have a tax basis in the shares acquired equal to the amount of ordinary income recognized. Upon the disposition of the shares of common stock acquired pursuant to Other Stock-Based Awards, the Grantee will recognize a capital gain or loss in an amount equal to the difference between the sale price of the shares of common stock and the Grantee’s tax basis in the shares.

Code Section 409A.  Code Section 409A generally provides that any deferred compensation arrangement which does not meet specific requirements regarding (i) timing of payouts, (ii) advance election of deferrals and (iii) restrictions on acceleration of payouts results in immediate taxation of any amounts deferred to the extent not subject to a substantial risk of forfeiture. In addition, amounts included in income under Code Section 409A are also subject to a 20% excise tax and interest. In general, to avoid a Code Section 409A violation, amounts deferred may only be paid out on separation from service, disability, death, a specified time, a change in control (as defined by the Treasury Department) or an unforeseen emergency. Furthermore, the election to defer generally must be made in the calendar year prior to performance of services, and any provision for accelerated payout other than for reasons specified by the Treasury may cause the amounts deferred to be subject to early taxation and to the imposition of the excise tax.

Code Section 409A is applicable to any form of deferred compensation, which is broadly defined. Code Section 409A does not apply to Incentive Stock Options, Nonstatutory Stock Options and SARs that are not discounted and Restricted Stock (provided there is no deferral of income beyond the date on which all restrictions lapse and there is no longer a risk of forfeiture). However, Code Section 409A may apply to Other Stock-Based Awards granted under the 2007 Stock Plan, including Performance Awards. Incentive Awards under the 2007 Plan that are subject to Code Section 409A are intended to satisfy the requirements of Code Section 409A.

Other Tax Considerations.  Upon accelerated exercisability of Stock Options and accelerated lapsing of restrictions upon Restricted Stock or other Incentive Awards due to a change in control (as defined in Code Section 280G) certain amounts associated with such Incentive Awards could, depending upon the individual circumstances of the Grantee, constitute “excess parachute payments” under the provisions of Code Section 280G. Under these provisions, the Company will be denied any deduction with respect to such excess parachute payment. In addition, a Grantee will be subject to a 20% excise tax on any “excess parachute payments” under Code Section 4999.

The limit on the Company’s federal income tax deduction with respect to annual compensation under Code Section 162(m) is also reduced by the amount of any excess parachute payments. Whether amounts constitute excess parachute payments depends upon, among other things, the value of the Incentive Awards accelerated and the past compensation of the Grantee.

Under Code Section 162(m), the Company is denied a deduction for annual compensation paid to “covered employees” (as defined in Code Section 162(m)) in excess of $1.0 million. Taxable compensation earned by “covered employees” for Options, Restricted Stock or other applicable Incentive Awards is intended to constitute qualified “performance-based compensation” which is not subject to the Code Section 162(m) limits on annual compensation. In order to qualify as “performance-based compensation” under Code Section 162(m), Stock Options and other Incentive Awards must be granted by a Committee consisting solely of two or more “outside directors” (as defined under applicable regulations) and satisfy the limit on the total number of shares of common stock that may be awarded, or the total amount of cash that may be paid, to any one Grantee during any calendar year. In addition, for Incentive Awards other than Stock Options and SARs (that are not discounted) to qualify, the grant, issuance, vesting or retention of the Incentive Award must be contingent upon satisfying one or more performance goals, as established and certified by a Committee consisting solely of two or more “outside directors.” If these requirements are met, the Company should be entitled to a tax deduction for compensation paid in the same amount as the ordinary income recognized by the covered employees without any reduction under the limitations of Code Section 162(m) on deductible compensation paid to such employees. However, the Committee may determine, within its sole discretion, to grant Incentive Awards to such covered employees that do not qualify as performance-based compensation.

THE FOREGOING U.S. FEDERAL INCOME TAX INFORMATION IS ONLY A SUMMARY AND DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF ALL OF THE RELEVANT PROVISIONS OF THE CODE. THE EFFECT OF ANY FOREIGN, STATE, LOCAL OR ESTATE TAXES IS NOT ADDRESSED.

VOTE REQUIRED

The affirmative vote of at least a majority of the votes cast by stockholders on this proposal at the Annual Meeting is required for the amendment of the 2007 Plan as described in this proposal, provided that the total number of votes cast on the proposal represents a majority of the votes entitled to be cast on the proposal. If you hold your shares through a broker, bank or other nominee and you do not instruct them on how to vote on this proposal, your broker will not have authority to vote your shares.  Votes "for" and "against" and abstentions count as votes cast, while broker non-votes do not count as votes cast. Thus, the total sum of votes "for," plus votes "against," plus abstentions in respect of such proposal, which is referred to as the "NYSE Votes Cast," must be greater than 50% of the total of our outstanding shares of common stock. Once the NYSE Votes Cast requirement is satisfied, the number of votes cast "for" the proposal must represent a majority of the NYSE Votes Cast in respect of the proposal in order to be approved. Thus, broker non-votes can make it difficult to satisfy the NYSE Votes Cast requirement, and abstentions have the effect of a vote against the proposal.

BOARD RECOMMENDATION

Our Board believes that it is in the best interests of the Company to continue to provide non-employee directors, consultants and employees with the opportunity to acquire an ownership interest in the Company through their participation in the 2007 Plan and thereby encourage them to remain in the Company’s service and more closely align their interests with those of the stockholders.  Unless authority to do so is withheld by the stockholder, each proxy executed and returned by a stockholder will be voted for the proposal.  Directors having beneficial ownership derived from presently existing voting power of approximately 6.5% of our common stock as of the Record Date have indicated that they intend to vote in favor of the proposal.

Our Board unanimously recommends that you vote “FOR” the amendment of the 2007 Plan.

VI.  EXECUTIVE OFFICERS OF THE REGISTRANT

Under our bylaws, our Board elects our executive officers annually. Each executive officer remains in office until that officer ceases to be an officer or his or her successor is elected. There are no family relationships among any of our executive officers. At June 15, 2010, our executive officers were as follows:

Name	Age	Position Held with Registrant
William E. Chiles	61	President, Chief Executive Officer and Director, interim Chief Financial Officer
Richard D. Burman	57	Senior Vice President, Operations
Mark B. Duncan	48	Senior Vice President, Commercial
Hilary S. Ware	54	Senior Vice President, Administration
Joseph A. Baj	52	Vice President and Treasurer
Mark H. Frank	48	Vice President, Management Information and Planning
Randall A. Stafford	54	Vice President and General Counsel, Corporate Secretary

Mr. Chiles joined us in July 2004 as Chief Executive Officer and President. Mr. Chiles was elected Chief Financial Officer in December 2005 following the resignation of a prior Chief Financial Officer and served in that capacity until February 2006.  He was again elected Chief Financial Officer in June 2010 following the departure of the prior Chief Financial Officer and is serving in such capacity until a successor Chief Financial Officer is appointed.  Mr. Chiles has been a member of our Board since 2004.  Prior to his employment by the Company, Mr. Chiles was employed by Grey Wolf, Inc., an onshore oil and gas drilling company traded on the American Stock Exchange, from March 2003 until June 21, 2004 as Executive Vice President and Chief Operating Officer. Mr. Chiles served as Vice President of Business Development at ENSCO International Incorporated, an offshore oil and gas drilling company listed on the New York Stock Exchange, from August 2002 until March 2003.  From August 1997 until its merger into an ENSCO International affiliate in August 2002, Mr. Chiles served as President and Chief Executive Officer of Chiles Offshore, Inc.  Mr. Chiles serves as a director of Basic Energy Services, Inc., a contractor for land based oil and gas services.

Mr. Burman joined us in 2004 as Senior Vice President, Eastern Hemisphere.  He was promoted to Senior Vice President, Operations in December 2009.  He also serves as Managing Director of Bristow Aviation Holdings Ltd. and Bristow Helicopter Group Ltd.  Prior to joining us, Mr. Burman held various positions within the Baker Hughes group of companies, most recently as Region General Manager, Mediterranean and Africa for Baker Hughes INTEQ.

Mr. Duncan was promoted to the position of Senior Vice President, Commercial in December 2009.  He joined us in January 2005 as Vice President, Global Business Development.  He was promoted to Senior Vice President, Global Business Development effective January 1, 2006 and to Senior Vice President, Western Hemisphere in April 2008.  Prior to joining the Company, Mr. Duncan worked at ABB Lummus Global Inc. from 2002 to 2005. At ABB, Mr. Duncan served as Commercial Director in the Deepwater Floating Production Systems division, based in Houston, Texas. From 1985 to 2002, Mr. Duncan worked for the Halliburton/Brown & Root Group, mostly in the subsea sector where he filled various positions working in the North Sea, Brazil and several other international areas, ultimately holding the position of Senior Global Vice President Commercial for the Subsea 7 entity.

Ms. Ware was promoted to Senior Vice President, Administration in December 2009.  She joined us in August 2007 as Vice President of Global Human Resources.  Prior to joining the Company, Ms. Ware was Vice President, Human Resources for BHP Billiton Petroleum from 2006 to 2007.  Prior to joining BHP Billiton, Ms. Ware was Vice President Human Resources, Worldwide for Hanover Compressor Company from 2002 to 2006.  Prior to 2002, Ms. Ware served for 20 years in a variety of roles as a human resources professional with BP.  Ms. Ware’s duties and responsibilities at BHP Billiton and Hanover included management and oversight of all Human Resource activities and personnel at those companies.

Mr. Baj joined us in July 2005 as Assistant Treasurer. In November 2005, Mr. Baj was promoted to Vice President, Treasurer and Secretary. In May 2006, Mr. Baj resigned his position as Secretary upon Mr. Stafford joining the Company.  Prior to joining the Company, Mr. Baj was a treasury consultant from 2004 to 2005.  Prior to 2004, Mr. Baj was Assistant Treasurer with Transocean Inc. from 1997 to 2003.

Mr. Frank was appointed to the position of Vice President, Management Information and Planning in June 2009.  He joined Bristow Group Inc. in March 2006 as Director of Planning and Forecasting and was elected Vice President Planning in March 2007. Prior to joining Bristow, Mr. Frank was a partner with Sense Corp, LLP and then director with Sirius Solutions LLP from 2002 to 2006, where he provided business process improvement and system development services to a number of midstream and wholesale energy companies on a consultative basis. From 1998 to 2002, Mr. Frank was responsible for planning and forecasting in Enron Corporation’s wholesale energy businesses. Prior to joining Enron, Mr. Frank was responsible for planning, forecasting and analysis at Tom’s Foods, Inc., a food processing and distribution company, and Zapata Corporation, an offshore drilling contractor and provider of diversified oilfield services.

Mr. Stafford joined us in May 2006 as Vice President and General Counsel, Corporate Secretary. Prior to joining the Company, Mr. Stafford was Vice President, General Counsel and Corporate Secretary of TODCO from January 2003 to May 2006.  Mr. Stafford’s duties and responsibilities at TODCO were substantially the same as his duties and responsibilities at the Company.

VII.  SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Holdings of Principal Stockholders

The following table shows certain information with respect to beneficial ownership of our common stock by any person known by us to be the beneficial owner of more than five percent of any class of our voting securities:

Name and Address of Beneficial Owner	Amount Beneficially Owned	Title Of Class	Percent Of Class(1)
FMR LLC	3,674,600(2)	Common	10.22%
82 Devonshire Street Boston, MA 02109
BlackRock, Inc.	2,710,926(3)	Common	7.54%
40 East 52nd Street New York, NY 10022
Lord Abbett & Co. LLC	2,405,612(4)	Common	6.69%
90 Hudson Street Jersey City, NJ 07302
Caledonia Investments plc	2,387,776(5)	Common	6.64%
Cayzer House, 30 Buckingham Gate London, England SW1 E6NN
Third Avenue Management LLC	2,191,514(6)	Common	6.10%
622 Third Avenue, 32nd Floor New York, NY 10017
Dimensional Fund Advisors LP	2,116,675(7)	Common	5.89%
Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746
Franklin Resources, Inc.	2,062,123(8)	Common	5.74%
One Parker Plaza, 9th Floor Fort Lee, NJ 07024

(1)	Percentage of the 35,955,834 shares of common stock of the Company outstanding as of March 31, 2010.
(2)
According to Schedule 13G/A filed on February 16, 2010 with the Securities and Exchange Commission, FMR LLC has sole voting power with respect to none of such shares of common stock, sole dispositive power with respect to all of such shares of common stock, and beneficial ownership of all of such shares of common stock.  Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC., is also the beneficial owner of such shares of the common stock as a result of acting as investment adviser to various investment companies.  The ownership of one investment company, Fidelity Low-Priced Stock Fund, amounted to 2,600,000 shares of the common stock outstanding.  Edward C. Johnson 3d and FMR LLC, through its ultimate control of the investment companies, have sole power to dispose of such shares owned by the investment companies.  FMR LLC does not have the sole power to vote or direct the voting of the shares owned directly by the investment companies, which power resides with the investment companies’ Boards of Trustees.  Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the investment companies’ Boards of Trustees.

(3)
According to Schedule 13G filed on January 29, 2010 with the Securities and Exchange Commission, on behalf of BlackRock, Inc., BlackRock, Inc. has sole dispositive power and sole voting power with respect to all of such shares.  The Schedule 13G states that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of such shares of common stock, and no one person's interest in such shares of common stock is more than five percent of the total outstanding common shares.

(4)
According to a Schedule 13G/A filed on February 12, 2010 with the with the Securities and Exchange Commission, Lord Abbett & Co LLC has sole voting power with respect to 2,158,711 of such shares and sole dispositive power with respect to all of such shares.  Such shares are held on behalf of investment advisory clients.

(5)
According to a Form 13D/A filed on June 26, 2008 with the Securities and Exchange Commission (and updated based on developments known to the Company and confirmed with the Company’s transfer agent) by (i) Caledonia Investments plc (“Caledonia”) as the direct beneficial owner of all of such shares of common stock and (ii) The Cayzer Trust Company Limited (“Cayzer Trust”) as an indirect beneficial owner of all of such shares of common stock given its direct holdings of the securities of Caledonia. Caledonia and Cayzer Trust claim shared voting and dispositive power over such shares of common stock.

(6)
According to a Schedule 13G filed on February 16, 2010 with the with the Securities and Exchange Commission, Third Avenue Management LLC has sole voting power with respect to 2,127,864 of such shares and sole dispositive power with respect to all of such shares.  Third Avenue Management LLC has reported ownership of the shares on behalf of investment companies and various separately managed accounts for whom Third Avenue Management LLC acts as investment advisor.

(7)
According to a Schedule 13G filed on February 8, 2010 with the Securities and Exchange Commission, Dimensional Fund Advisors LP (“Dimensional”) has sole dispositive power with respect to and, may beneficially own, all such shares of common stock.  Dimensional has sole voting power with respect to 2,068,534 of such shares.  Dimensional is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts.  These investment companies, trusts and accounts are the “Funds.”  In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over all of such shares of common stock, and may be deemed to be the beneficial owner of all of such shares of common stock of the Company held by the Funds.  However, all of such shares of common stock reported above are owned by the Funds.  Dimensional disclaims beneficial ownership of all such shares.

(8)
According to a Schedule 13G/A filed on January 27, 2010 with the Securities and Exchange Commission, the shares listed are beneficially owned by one or more open or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect investment advisory subsidiaries (the “Investment Management Subsidiaries”) of Franklin Resources, Inc. (“FRI”).  Investment management contracts grant to such Investment Management Subsidiaries all investment and/or voting power over the securities owned by advisory clients of the Investment Management Subsidiaries.  Therefore, the Investment Management Subsidiaries may be deemed to be beneficial owners of such shares.  Franklin Advisory Services, LLC, has sole voting power with respect to 2,003,308 shares of common stock and sole dispositive power with respect to 2,048,208 shares of common stock.  Additionally, the Schedule 13G/A discloses that Charles B. Johnson and Rupert H. Johnson, Jr., as principal shareholders of FRI, may be deemed to be the beneficial owners of the shares of common stock held by the Investment Management Subsidiaries.  FRI, the principal shareholders and the Investment Management Subsidiaries disclaim any pecuniary interest in such shares.

Holdings of Directors, Nominees and Executive Officers

The following table shows, as of the Record Date, certain information with respect to beneficial ownership of our common stock by (i) each director or nominee, (ii) each of the executive officers named in the Summary Compensation Table on page 34 of this proxy statement (excluding Mr. Elders who left the employ of the Company prior to the record date), and (iii) all of our directors, nominees and executive officers as a group:

Name and Address of Beneficial Owner	Amount Beneficially Owned(1)	Percent of Class(2)
Thomas N. Amonett	21,013	*
Elizabeth D. Brumley(3)	18,855	*
Richard D. Burman	57,594	*
Stephen J. Cannon	25,204	*
William E. Chiles	252,649	*
Mark B. Duncan	47,051	*
Michael A. Flick	21,565	*
Ian A. Godden	-0-	*
Thomas C. Knudson	36,013	*
John M. May(4)	2,387,776	6.6%
Randall A. Stafford	26,372	*
Bruce H. Stover	-0-	*
Ken C. Tamblyn	13,204	*
Hilary S. Ware	11,388	*
William P. Wyatt(4)	2,392,121	6.7%
All Directors, nominees and executive officers as a group (17 persons)(3)	2,953,801	8.2%
__________

*	Less than 1%.

(1)
Based on information as of the Record Date supplied by directors, nominees and executive officers. Unless otherwise indicated, all shares are held by the named individuals with sole voting and investment power. Stock ownership described in the table includes for each of the following directors or executive officers options to purchase within 60 days after the Record Date the number of shares of common stock indicated after such director’s or executive officer’s name: Thomas N. Amonett - 18,125 shares; Elizabeth D. Brumley - 18,855 shares; Richard D. Burman - 57,594 shares; Stephen J. Cannon - 23,125 shares; William E. Chiles - 197,762 shares; Mark B. Duncan - 47,051 shares; Michael A. Flick - 18,125 shares; Thomas C. Knudson - 23,125 shares; Randall A. Stafford - 24,372 shares, Ken C. Tamblyn - 8,125 shares, Hilary S. Ware – 11,388 shares and William P. Wyatt - 3,125 shares. Our directors and executive officers, as a group, held options to purchase 481,544 shares of our common stock which may be acquired within 60 days after the Record Date.

(2)	Percentages of our common stock outstanding as of the Record Date.

(3)	Ms. Brumley left the employ of the Company in June 2010.

(4)
Because of the relationship of Messrs. May and Wyatt to Caledonia, Messrs. May and Wyatt may be deemed indirect beneficial owners of the 2,387,776 shares of common stock owned by Caledonia (see “Holdings of Principal Stockholders”). Pursuant to Rule 16a-1(a)(3), Messrs. May and Wyatt are reporting indirect beneficial ownership of the entire amount of our securities owned by Caledonia but they disclaim beneficial ownership of such shares.

VIII.  COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

The mission of Bristow Group Inc. is to provide the safest and most efficient helicopter support and aviation services worldwide.  The compensation program for executives is designed to support and reinforce the mission of the Company and lead to the consistent enhancement of stockholder value.

The program targets total compensation that is generally consistent with the market median when individual and organizational performance objectives are achieved and provides the opportunity to earn above average compensation when performance exceeds measurable financial, safety, operational and individual goals. To achieve this objective, the program has a significant “at-risk” component in the form of variable annual and long-term incentives. The program focuses on total compensation with a portion allocated to fixed compensation (salary and benefits) and emphasis on variable annual and long-term incentive compensation.  Variable incentives, both annual and longer-term, are important components of the program and are used to align actual pay levels with performance results. Long-term incentives are designed to create a strong emphasis on enhancing total stockholder value over a longer term and align the interests of management with those of stockholders through share ownership. Annual incentives are granted to reward participants based on corporate, business unit and individual results.

The Compensation Committee generally attempts to provide the Company’s executives, including Mr. Chiles, with a total compensation package that is competitive and reflective of the performance achieved by the Company compared to its peer group of companies and other companies in the energy service sector, and is typically weighted toward long-term incentives.

Administration of Executive Compensation Program

Our executive compensation program is administered by the Compensation Committee of our Board. The Compensation Committee has established an annual process for reviewing and establishing executive compensation levels.  Annual base salaries are typically reviewed and adjusted in June of each year.  The annual incentive plan performance goals are approved in May or June of each year. Determination of achievement of these goals, approval of bonuses under the annual incentive compensation for the prior year and granting of long-term incentive awards takes place immediately after the Company files its fiscal year end financial statements, with the effective date of such awards being no sooner than two days after such results are filed.

Compensation consultants are engaged from time to time to provide recommendations on all aspects of executive compensation as directed by the Compensation Committee.  The Compensation Committee may not adopt any of the recommendations of compensation consultants, but utilizes their work as a check in arriving at its own judgment with respect to what it deems to be appropriate.  Compensation consultants have direct access to Compensation Committee members and participate in Compensation Committee meetings, as requested by the Compensation Committee Chairman. They may also provide compensation advice to management with the knowledge and consent of the Compensation Committee.

William E. Chiles, our President and Chief Executive Officer and interim Chief Financial Officer, Randall A. Stafford, our Vice President and General Counsel, and Hilary S. Ware, our Senior Vice President - Administration, support the Compensation Committee in performing its role with respect to administering our compensation program. The Compensation Committee conducts performance evaluations of Mr. Chiles, and Mr. Chiles conducts performance evaluations of our other executive officers and makes recommendations to the Compensation Committee regarding all aspects of their compensation. Mr. Chiles, with input from the entire senior management team and the Compensation Committee’s compensation consultants, makes recommendations to the Compensation Committee as to performance measures and levels to be used for annual incentive compensation.  Mr. Stafford and Ms. Ware act pursuant to delegated authority to fulfill various administrative functions of the Compensation Committee, such as coordinating the hiring process with respect to executives, providing legal and market updates to the Compensation Committee, and overseeing the documentation of equity plans and awards as approved by the Compensation Committee. No executive has the authority to establish or modify executive officer compensation.

In mid-2007, the Compensation Committee commenced an overall review of its compensation program, including selection of a compensation consultant.  After an evaluation process involving both management and Compensation Committee members, the Compensation Committee selected Towers Perrin as its compensation consultant for the ensuing year.  In that regard, Mr. Perry L. Elders, our former Executive Vice President and Chief Financial Officer, Mr. Stafford and Ms. Ware, together with Mr. Flick, the chairman of the Compensation Committee, evaluated seven different compensation consulting firms, narrowing the selection down to three firms.  The Compensation Committee members then selected

Towers Perrin from the group of three firms.  Management was not present during the final selection.  Towers Watson, the successor to Towers Perrin, continues in that role.  The Committee has established a peer group of selected companies to review in connection with executive compensation.  The peer group currently consists of seventeen companies that either compete with the Company or compete with the Company for executive talent.  The companies included in the peer group are Air Methods Corporation, Complete Production Services, Core Laboratories NV, Dril-Quip, Inc., GulfMark Offshore, Inc., Helix Energy Solutions Group Inc., Hercules Offshore Inc., Hornbeck Offshore Services, Inc., NATCO Group Inc., Oceaneering International, Inc., Oil States International, Inc., PHI, Inc., Pride International, Inc., Rowan Companies, Inc., SEACOR Holdings Inc., Superior Energy Services, Inc. and Tidewater Inc.  Towers Watson also provided the Compensation Committee with executive compensation comparisons using the Towers Watson Executive Compensation Database, which collects data from hundreds of companies for a given year across industries and revenue sizes, and Oilfield Services Compensation Survey.  The identities of the component companies used in the compensation survey were not made available to us.  This information was updated for the Compensation Committee in mid-2010 and used by the Compensation Committee in connection with its 2010 Executive Compensation reviews.

In fiscal year 2010, the Company incurred $109,739 in fees payable to Towers Watson for services provided to the Compensation Committee.  Towers Watson also earned $225,511 for health and welfare benefit program advisory services which include the following activities:  financial management services including analysis and reporting of health and welfare program expenses and trends; strategy and plan design assistance to meet benefit program objectives and remain compliant; management of vendors that provide administrative and insurance services to ensure appropriate service levels and competitive terms/conditions.  The provision of such services were preapproved by the Compensation Committee.

Compensation Components

The compensation of our executives is separated into four basic components: base salary, annual incentive compensation, long-term incentives and deferred compensation. The base salary for our Named Executive Officers can represent up to 100% of compensation in any given year when incentives do not pay out or long-term awards do not vest. However, the general mix of compensation for target-level performances in the annual incentive plans, plus the net annualized present value of long-term compensation grants in fiscal year 2010, was as follows for our CEO, our current and former CFO and each of our other three most highly compensated executive officers (the “Named Executive Officers”) with a degree of variation by individual incumbent.  The Compensation Committee considered the following general percentage mix in establishing the total compensation for the Company’s executives at fiscal year 2010 target performance. It is important to note that the influences of the timing of awards, availability of stock, company financial performance and stock price performance could significantly change the basic mix of compensation components as a percentage of total compensation.

For the CEO:	Base pay = 25%
Annual cash incentive compensation at target = 25%
Long-term compensation annualized = 45%
Deferred compensation = 5%

For the other Named Executive Officers:	Base pay = 35%
Annual cash incentive compensation at target = 15%
Long-term compensation annualized = 45%
Deferred compensation = 5%

For the purpose of measuring total compensation, the Compensation Committee values stock options using the Black-Scholes method.  Performance restricted stock units and time vested restricted stock are valued at the value of an equivalent amount of the Company’s common stock on the date of grant.

Base Salary

The base salary program generally targets the median range of the marketplace for executives with similar responsibilities.  The Compensation Committee considers Towers Watson survey data and data for our compensation peer group when setting executive compensation of our compensation peer group. The performance of each executive and most employees is reviewed annually. Salary adjustments have been typically effective at the beginning of the fiscal year and are based on the individual’s experience and background, the general movement of salaries in the marketplace, the Company’s financial performance and a qualitative assessment of the individual’s performance by his or her immediate supervisor, or in the case of Mr. Chiles, by the Compensation Committee. In addition to its assessment of Mr. Chiles’ performance, the Compensation Committee reviews the evaluations for each of the Company’s other executive officers.  Due to these factors, an executive’s base salary may be above or below the market median at any point in time.  Most base salaries for fiscal year 2010 were set in June 2008 and, except as noted below, were not adjusted in 2009.  While the Compensation Committee considered that the Company’s executives performed well during the year, the Compensation Committee elected not to make any adjustments to their base salaries in 2009 due to the downturn in financial markets.

In May 2009, the Compensation Committee increased the base salary of Ms. Brumley in connection with her promotion to the position of Chief Financial Officer.  The base salaries of Messrs. Burman and Duncan were increased when they were promoted in January 2010 in connection with a management reorganization.

In June 2010, the Compensation Committee reviewed the performance of the Chief Executive Officer and reviewed the Chief Executive Officer’s evaluations of the other Named Executive Officers and made the following adjustments:  Mr. Chiles’ base salary was increased to $750,000, the same base salary in effect before he took a voluntary pay reduction in 2009, and Mr. Stafford’s salary was increased to $325,000.

Annual Incentive Compensation

The Company maintains an annual incentive compensation plan to provide selected executive officers and employees the opportunity to share in the improved performance of the Company by achieving specific corporate and business unit financial and safety goals and key individual objectives. Awards under the plan are determined based on specified performance standards, which we refer to as Key Performance Indicators (“KPIs”).  However, excessive risk-taking to achieve financial goals is discouraged by requirements that participants must also uphold and certify their compliance with the Company’s legal and ethical standards as described in the Company’s Code of Business Integrity and the policies that support the Code. The Compensation Committee periodically monitors the award target levels and variances to assure their competitiveness and that they are consistent with compensation strategy for incentives and for total compensation without encouraging excessive risk-taking.  Our KPIs typically incorporate certain metrics that are based on our publicly reported financial results. There is no provision in our annual incentive plan for retroactively adjusting past performance compensation in the event of a restatement of these results leads to a different outcome, although such a restatement would be taken into consideration by the Compensation Committee in making future compensation decisions.

Fiscal Year 2010 Awards

For fiscal year 2010, the KPIs used were the following:

•	Consolidated “EPS” - Fully diluted earnings per share, determined in accordance with generally accepted accounting principles in the United States of America.

•	Consolidated Return on Capital Employed (“ROCE”).

•
Safety, including the Company’s consolidated, or a division’s, Total Recordable Incident Rate (“TRIR”) - the number of incidents per 200,000 labor hours, for the fiscal year compared to a preset target and Air Accidents (“AA”) - the number of Flight Accidents incurred by the Company compared to a preset target.

•
Individual Performance - Individual performance relates specifically to the individual and is based on an overall performance evaluation of the individual’s contributions during the year based on a subjective determination by the individual’s immediate supervisor, or in the case of Mr. Chiles, the Compensation Committee, compared to individualized goals set by the supervisor, or in the case of Mr. Chiles, the Compensation Committee, at the beginning of the fiscal year.  The practice of considering individual performance on a case-by-case basis permits consideration of flexible criteria, including current overall market conditions.

EBITDA is earnings before interest expense, taxes, depreciation and amortization and is computed by adding interest, income tax, depreciation and amortization expenses to net income. ROCE is return on capital employed and is computed by dividing EBITDA by the fair value of the related operating assets, including working capital.

The KPIs are designed to coincide with the goals and objectives established by the Company in its long-term strategy. KPI weightings are varied by individual position to give emphasis to performance for which participants have the most direct control.  The KPI weightings for the CEO and other Named Executive Officers for fiscal year 2010 were:  EPS – 25%; ROCE – 25%; Safety – 25% and Individual Performance – 25%:

The bonus targets and results for fiscal year 2010 were as follows:

			Safety
	EPS	ROCE	TRIR	AA
KPI at Expected Level	$2.75	11.5%	0.53	1
Result	$3.10	11.0%	0.65	2

The annual incentive targets and maximums are stated as a percentage of annual base salary and are set based on position grade levels. The annual incentive target and maximum levels for fiscal year 2010 for our CEO and the other Named Executive Officers are outlined below:

	Percentage of Base Salary
Named Executive Officer	Target	Maximum
William E. Chiles	100%	200%
Elizabeth D. Brumley(1)	40%	80%
Richard D. Burman	55%	110%
Mark B. Duncan	55%	110%
Randall A. Stafford	50%	100%

Minimum KPI levels must be achieved in order to receive any payout under the annual incentive compensation plan. If an individual is determined by the Committee to have violated the Company’s Code of Business Integrity, that individual may lose a portion or all of their annual incentive compensation as determined by the Committee on a case by case basis. In the event of a flight accident that results in a fatality, the safety portion of the award payout is forfeited for the related business unit and division employees as well as all corporate plan members. Participants may earn up to as much as double their annual incentive targets in the event of performance substantially exceeding the preset goals. Annual incentive compensation awards are paid in cash. In fiscal year 2010, the Compensation Committee set KPI levels for the performance incentive awards shortly after the end of the prior fiscal year and after the budget for the next fiscal year was approved by our Board.

(1)	Ms. Brumley left the employ of the Company in June 2010.

Fiscal Year 2011 Awards

In June 2010, the Compensation Committee of the Company approved and adopted an annual incentive compensation plan for fiscal year 2011 (year ending March 31, 2011) for our senior employees, including each of our executive officers.  The KPI’s selected for fiscal year 2011 are:

•	Consolidated EPS, ROCE, Safety, including TRIR and AA, and Individual Performance.

The KPI weightings for the CEO and our Named Executive Officers listed below for the fiscal year 2011 plan are outlined below:

	Weighting
Named Executive Officer	EPS	ROCE	Safety	Individual Performance
William E. Chiles	25%	25%	25%	25%
Richard D. Burman	25%	25%	25%	25%
Mark B. Duncan	25%	25%	25%	25%
Randall A. Stafford	25%	25%	25%	25%
__________________

The annual incentive target and maximum levels expressed as a percentage of base salary for fiscal year 2011 for our CEO and the other Named Executive Officers are outlined below:

	Percentage of Base Salary
Named Executive Officer	Target	Maximum
William E. Chiles	100%	200%
Richard D. Burman	55%	110%
Mark B. Duncan	55%	110%
Randall A. Stafford	50%	100%

Fiscal year 2011 target bonus award levels for the Company’s executive officers were approved by the Compensation Committee in June 2010. The KPI’s for the target level were set at levels which would require continued growth and improved financial performance and improvement in safety when compared to actual results for the prior year.

Long Term Incentives

Long term incentive awards are used to focus management attention on Company performance over a period of time longer than one year in recognition of the long-term horizons for return on investments and strategic decisions in our business. The awards are designed to motivate management to assist the Company in achieving a high level of long-term performance while discouraging excessive short-term risk taking and serves to link this portion of executive compensation to long-term stockholder value. They are also designed to assist in executive retention through extended vesting periods. Aggregate stock or option holdings of the executive have no bearing on the size of a long term incentive award.

The Company’s 2007 Long Term Incentive Plan (the “2007 Plan”), which was approved by the Company’s stockholders in 2007, permits the granting of any or all of the following types of awards: stock options; restricted stock; performance awards; phantom shares; other stock based awards; bonus shares; and cash awards.  All non-employee directors and employees of, or consultants to, the Company or any of its affiliates are eligible for participation under the 2007 Plan. The 2007 Plan is administered by the Compensation Committee. The Compensation Committee directly oversees the 2007 Plan as it relates to officers of the Company and oversees the 2007 Plan in general, its funding and award components, the type and terms of the awards to be granted and interprets and administers the 2007 Plan for all participants.

Generally, awards under the 2007 Plan are granted a short time after the Company’s financial results for the prior fiscal year have been made public by the filing of the Company’s Annual Report on Form 10-K. Occasionally, long term incentive awards are granted at other times when appropriate for new employees or special recognition of performance.

Fiscal Year 2010 Awards

In fiscal year 2010, the Compensation Committee made grants of stock options, performance cash and restricted stock (as set forth under “Executive Compensation — Grants of Plan-Based Awards”).  The options vest ratably over a three-year period beginning on the date of grant.  The restricted stock vests at the end of three years from the date of grant.  Performance cash awards only vest at the end of three years if certain performance goals have been met.

Fiscal Year 2011 Awards

In June 2010, the Compensation Committee authorized the annual grant of stock options, time vested restricted stock and long-term performance cash awards to participating employees, including the following grants to the Named Executive Officers:

Officer	Performance Cash Target	Stock Options	Restricted Stock
William E. Chiles	$883,333	69,100	28,300
Richard D. Burman	$227,000	17,757	32,280
Mark B. Duncan	$227,000	17,757	32,280
Randall A. Stafford	$150,000	11,734	4,811

Restricted stock grants vest at the end of three years.  Performance cash awards allow the recipient to receive from -0- to 200% of the target amount shown depending on how the Company’s total shareholder return (“TSR”) ranks among the Company’s compensation peer group over the three year performance period.  If the Company’s TSR for the performance period is negative or is below the 25th percentile, no performance cash is earned by the recipient under the award.  The cash payout then ranges from 50% to a maximum of 200% for TSR ranging from the 25th percentile to the 75th percentile.  The Compensation Committee introduced this revised mix of long-term incentives to achieve three goals:  emphasize performance through the use of options and performance cash awards; add retention value with time restricted stock awards; and reduce the overall number of shares used under the 2007 Plan through the introduction of a longer term performance cash award.  It was also perceived by the Compensation Committee that the addition of the long-term cash award which vests simultaneously with restricted stock awards would encourage executives to retain stock received rather than needing to sell or have shares withheld to pay taxes.

The Compensation Committee believes the dollar value of equity awards granted by the Company during fiscal year 2011 are consistent with award levels granted by other companies based on their experience and the analysis conducted by Towers Watson.

Deferred Compensation

Under the terms of the Company’s non-qualified deferred compensation plan for senior executives (the “Deferred Compensation Plan”) participants including our Named Executive Officers can elect to defer a portion of their compensation for distribution at a later date. Additionally, the Company contributes to the Deferred Compensation Plan an amount equal to the difference between the percentage matching contribution made by the Company to the applicable employee’s 401(k) Plan Account and, in the case of Mr. Chiles, up to 20% of salary and bonus and in the case of each of our other Named Executive Officers, up to 15% of salary and bonus.

Perquisites

Certain employees, including executive officers, are provided with certain perquisites as part of their compensation. These may include Company-paid life or private health insurance policies. Perquisites such as these are a relatively low cost part of compensation to be used in attracting and retaining qualified employees and executives.  Other perquisites, such as car allowances and club dues reimbursements, were eliminated in previous years.

For additional information regarding perquisites, see “Executive Compensation — Summary Compensation Table.”

Other Benefits

Executive officers are eligible to participate, with other employees, in various employee benefit plans, including paid time off, medical, dental and disability insurance plans and a 401(k) plan or, in the case of employees in the U.K. (including Mr. Burman) a defined contribution retirement plan. The Compensation Committee exercises no discretion over this participation.

Stock Ownership Guidelines

The Company does not have specific equity or other security ownership requirements or guidelines for employees. However, management is encouraged to take an ownership stake in the Company and is specifically compensated with equity compensation. Further, the current compensation design for executives contains a cash portion that vests concurrently with time vested restricted stock to encourage executives to retain stock received rather than selling or having shares withheld to pay taxes.  Margin accounts of the Company’s common stock held by executive officers and trading in derivatives of Company common stock by executive officers is discouraged but not specifically disallowed by corporate policy. Under our Insider Trading Policy, all insiders are bound by the rules of insider trading and speculation in Company common stock is discouraged.  Our Board has adopted stock ownership guidelines for directors pursuant to which directors are required to hold stock with a value equal to four times the annual retainer for directors within a five year period commencing August 2008 or the date on which a director takes office, whichever is later.

Severance Benefits

We have entered into employment or severance benefit agreements with each of our Named Executive Officers. Pursuant to these agreements, each of the Named Executive Officers (with the exception of Mr. Elders) is entitled to severance and/or retirement payments and other benefits in certain situations. See “Potential Payments upon Termination or Change-in-Control” under “Executive Compensation” below for a detailed description of the amounts payable and method of calculation.  Mr. Elders received a severance payment in connection with his departure from the Company.  We believe the severance benefits are reasonable for persons in the offices and rendering the level of services performed by these individuals.  We selected higher multiples for terminations associated with a change-in-control to provide additional reasonable protections and benefits to the officers to align their interests with those of shareholders in transactions where their future employment may be at risk.  These change-in-control termination payments are based on a “double trigger” requiring additional reasons such as “Good Reason” as defined in the agreement or the officer being terminated without cause to ensure such amounts will not be paid when employment continues or the individual elects to resign without good reason. We believe that providing these multiples for change-in-control terminations for up to a two year period after a change in control will provide for their commitment to the Company or its potential acquirer through a change-in-control event, resulting in a continuity of leadership and preserving the shareholders’ interests before and after a transaction. The employment agreement for Mr. Chiles also provides for a gross-up payment to the extent Section 280G of the Internal Revenue Code would apply to such payments as excess “parachute” payments. The employment agreements for the other executive officers contain provisions limiting compensation payable in these circumstances to the extent Section 280G would apply.

Accounting and Tax Matters

The Compensation Committee also considers the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the Chief Executive Officer and the other senior executive officers, other than compensation that is performance-based under a plan that is approved by the shareholders of the corporation and that meets certain technical requirements. While the goal of the Compensation Committee is to design compensation for executives which is tax deductible, the Compensation Committee reserves the right to exercise subjective discretionary compensation decisions where appropriate and therefore has and may in the future authorize awards or payments to executives which may not meet the requirements of Section 162(m).

IX.  DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following information relates to compensation paid by the Company for fiscal years 2008, 2009 and 2010 to the Company’s Named Executive Officers:

Summary Compensation Table

Name & Principal Position	Fiscal Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value & Nonqualified Deferred Compensation Earnings($)(4)	All Other Compensation ($)(5)	Total($)
William E. Chiles,	2010	$675,000	$999,403	$1,261,061	$1,050,000		$362,836	$4,348,301
President & CEO	2009	$749,999	$809,025	$709,661	$1,050,000		$319,049	$3,637,734
	2008	$610,983	$2,188,265	$557,890	$800,000	—	$223,549	$4,380,688

Elizabeth D. Brumley,	2010	$235,219	$112,880	$142,414	$111,019		$58,083	$659,615
VP Finance & CFO (6)	2009	$223,961	$95,475	$84,530	$97,624		$36,856	$538,447
	2008	$206,544	$116,125	$76,950	$78,617	—	$32,197	$510,434

Richard D. Burman,	2010	$287,681	$241,223	$304,402	$211,255		$51,009	$1,095,569
Sr. VP (7)	2009	$252,470	$276,375	$239,830	$174,989		$51,009	$994,673
	2008	$331,488	$236,895	$163,520	$220,720	—	$51,559	$1,004,182

Mark B. Duncan,	2010	$334,882	$242,210	$305,644	$244,325		$88,231	$1,215,292
Sr. VP	2009	$325,001	$306,525	$267,351	$225,680		$84,146	$1,208,704
	2008	$308,908	$236,895	$163,520	$201,522	—	$72,094	$982,939

Randall A. Stafford,	2010	$315,004	$201,216	$253,901	$200,813		$86,238	$1,057,172
VP & GC	2009	$315,000	$211,050	$182,821	$206,924		$78,352	$994,147
	2008	$295,000	$232,250	$134,663	$156,812	—	$65,988	$884,713

Perry L. Elders,	2010	$35,000	—	—	—		$2,006,650	$2,041,650
Former Officer(8)	2009	$454,997	$331,650	$290,941	$448,384		$130,441	$1,656,413
	2008	$428,331	$580,625	$384,752	$381,077	—	$116,645	$1,891,430
__________

(1)	Under the terms of their employment agreements, Mr. Chiles, Ms. Brumley, Mr. Burman, Mr. Duncan and Mr. Stafford are entitled to the compensation described under “Employment Agreements” below.

(2)
For awards of stock, the amount shown is the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.  For awards of options, (including awards that subsequently have been transferred), the amount shown is the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.  For additional information, see Note 10 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2010.  These amounts may not correspond to the actual value that will be recognized by the executive.

(3)
Annual performance awards approved in June 2010 for fiscal year 2011 and in May 2009 and 2008 for fiscal years 2010 and 2009, respectively, under the annual incentive compensation plan for such years.  Additionally, during fiscal years 2009 and 2010, our Named Executive Officers received grants of performance cash awards under the 2007 Plan that vest at the end of three years if certain performance goals have been met.  Relevant performance measures cannot be satisfied for these awards until the end of the three year term; accordingly, no amounts were earned pursuant to the fiscal year 2009 awards in fiscal years 2009 and 2010.  See "- Long Term Incentives" above.

(4)	Our Named Executive Officers did not receive any above-market or preferential earnings on nonqualified deferred compensation during fiscal years 2008, 2009 or 2010.

(5)	Please see footnote 8 for a discussion of amounts applicable to Mr. Elders. Includes for fiscal year 2009:

	Mr. Chiles	Ms. Brumley	Mr. Burman*	Mr. Duncan	Mr. Stafford
Company 401(k) contribution	$13,402	$13,907	-	$14,948	$ 7,350
Company Defined Contribution Plan contribution	-	-	$43,886	-	-
Company-Paid Life and Disability Insurance	$15,096	$ 5,053	$5,394	$ 5,381	$ 7,949
Company Deferred Compensation Plan Contribution	$334,338	$39,123	-	$67,902	$70,939
Company-Paid Private Executive Health Coverage	-	-	$1,729	-	-
TOTAL	$362,836	$58,083	$51,009	$88,231	$86,238

(6)	Ms. Brumley left the employ of the Company in June 2010.

(7)
Mr. Burman is paid in British Pounds Sterling. Cash payment amounts shown are converted to U.S. dollars at the rates in effect on March 31, 2008 ($1.96/£), March 31, 2009 ($1.43/£) and March 31, 2010 ($1.52/£).

(8)
Amounts shown under “All Other Compensation” include $1,985,980 in severance.  The remaining amount consisted of $19,692 in Company contributions to his 401(k) Plan account and $978 in Company paid life and disability insurance.  Mr. Elders left the employ of the Company in April 2009.

Grants of Plan-Based Awards

The following table sets forth information concerning grants of awards to each of our Named Executive Officers under our Incentive Plan during fiscal year 2010:

Grants of Plan-Based Awards Fiscal Year 2010

		Estimated Future Payouts Under			Estimated Future Payouts Under						Exercise	Grant Date
		Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards						or Base	Fair Value
											Price of	of Stock
											Option	and Option
											Awards	Awards

		Threshold	Target	Maximum	Threshold		Target		Maximum
Name	Grant Date	($)	($)	($)	(#	)	(#	)	(#	)	($/Sh)	($) (1)
Mr. Chiles	June 4, 2009(2)	$500,000	$1,000,000	$2,000,000
	June 4, 2009(3)						30,377		30,377			$999,403
	June 4, 2009(4)						74,089		74,089		$32.90	$999,387
	June 4, 2009(5)		$1,050,000

Ms. Brumley	June 4, 2009(2)	$56,467	$112,933	$225,866
	June 4, 2009(3)						3,431		3,431			$112,880
	June 4, 2009(4)						8,367		8,367		$32.90	$112,862
	June 4, 2009(5)		$97,624

Mr. Burman	June 4, 2009(2)	$120,693	$241,385	$482,770
	June 4, 2009(3)						7,332		7,332			$241,223
	June 4, 2009(4)						17,884		17,884		$32.90	$241,237
	June 4, 2009(5)		$174,989

Mr. Duncan	June 4, 2009(2)	$121,187	$242,373	$484,746
	June 4, 2009(3)						7,362		7,362			$242,210
	June 4, 2009(4)						17,957		17,957		$32.90	$242,222
	June 4, 2009(5)		$225,680

Mr. Stafford	June 4, 2009(2)	$100,667	$201,333	$402,666
	June 4, 2009(3)						6,116		6,116			$201,216
	June 4, 2009(4)						14,917		14,917		$32.90	$201,215
	June 4, 2009(5)		$206,924

Mr. Elders		N/A	N/A	N/A	N/A		N/A		N/A		N/A	N/A
_________

(1)
These amounts represent the grant date fair value of stock options and shares of restricted stock granted to each Named Executive Officer during fiscal year 2010 as computed in accordance with FASB ASC Topic 718.  For the relevant assumptions used to determine the valuation of our awards, see Note 10 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2010.

(2)	Performance cash awards that vest at the end of three years depending on the Company’s performance in Total Shareholder Return compared to a peer group.

(3)	Shares of restricted stock that vest at the end of three years from the date of grant.

(4)	Options that vest in one-third increments on June 4, 2010, 2011 and 2012.

(5)	Annual Incentive Compensation awards that are paid in cash in June 2010 based on key performance indicators for the fiscal year. See “Annual Incentive Compensation” above.

Employment Agreements

On June 6, 2006 the Company entered into an amended and restated employment agreement with William E. Chiles, the Company’s President and Chief Executive Officer. As amended and restated, Mr. Chiles’ employment agreement had an initial term of three years beginning on June 21, 2004 (the date of his original employment agreement), and, upon June 21, 2007 and each anniversary thereafter, this term is automatically extended by successive one year periods unless either party thereto gives appropriate notice of nonrenewal. Under the agreement, Mr. Chiles serves as President and Chief Executive Officer of the Company and reports to our Board.  Effective June 1, 2010, Mr. Chiles’ annual base salary was $750,000 and he will be eligible for an annual cash bonus, if he and the Company meet certain performance targets, of up to 200% of his base salary. The Company will also credit an annual amount equal to the difference between the percentage matching contribution made by the Company to Mr. Chiles 401(k) Plan Account and up to 20% of Mr. Chiles’ annual salary and bonus to Mr. Chiles’ Deferred Compensation Plan Account. The Company provides Mr. Chiles a ten-year term life insurance policy in the amount of $3 million payable to his designated beneficiaries.  If Mr. Chiles’ employment is terminated by the Company without Cause or by him for Good Reason (as those terms are defined in Mr. Chiles’ employment agreement) or under certain other circumstances specified in the agreement, he will be entitled to a lump sum cash payment calculated pursuant to a formula set forth in the agreement, along with other benefits. The lump sum payment is equal to (i) if the termination occurs within two years of a Change of Control, as defined, three times the sum of Mr. Chiles’ annual base salary and highest annual incentive bonus received by him for any of the last three fiscal years, as defined and (ii) if the termination occurs at any other time, two times the sum of Mr. Chiles’ annual base salary and current annual incentive target bonus for the full year in which termination occurred. The agreement also contains confidentiality, non-competition, non-employee solicitation, change-of-control and other provisions.

Ms. Brumley and the Company entered into a severance benefit agreement, effective as of February 21, 2007.  Ms. Brumley’s employment with the Company ended June 15, 2010.  Her departure is being treated as a termination by the Company without Cause (as defined in Ms. Brumley’s severance benefit agreement).  Pursuant to the terms of her severance benefit, she will be entitled to a lump sum cash payment calculated pursuant to a formula set forth therein, along with other benefits.  The lump sum payment is equal to the sum of Ms. Brumley’s annual base salary and current annual incentive target bonus for the full year in which termination occurred.  The agreement also contains confidentiality, non-competition, employee non-solicitation and other provisions.

Mr. Burman and an affiliate of the Company entered into an employment agreement, effective as of October 15, 2004. The agreement continues until terminated by either party upon twelve months notice or until Mr. Burman attains age 60. Mr. Burman currently serves as Senior Vice President, Operations of the Company and Managing Director of Bristow Aviation Holdings Limited. The Company pays Mr. Burman a base salary of £230,027 and he is eligible for a cash bonus, if he and the Company meet certain performance targets, of up to 55% of his base salary. The Company will also credit an annual amount equal to 12.5% of Mr. Burman’s annual salary to Mr. Burman’s retirement account pursuant to the Bristow Helicopters Group Ltd. Defined Contribution Retirement Plan.  On January 28, 2009, Mr. Burman’s employment agreement was amended to provide for payment of certain benefits upon a Change of Control. If Mr. Burman’s employment is terminated within two years of a Change of Control, as defined in the agreement, he will receive a payment equal to three times the sum of his annual base salary and highest annual incentive bonus received by him for any of the last three fiscal years. The amendment also provides for vesting of outstanding awards under the Company’s long term equity incentive plans upon a Change in Control. During the two years following a Change in Control, Mr. Burman’s base salary will not be reduced and his annual bonus target under the Company’s incentive bonus program will be at least equal to his highest annual bonus during the Company’s last three fiscal years.

On June 6, 2006 the Company entered into an amended and restated employment agreement with Mark B. Duncan. As amended and restated, Mr. Duncan’s employment agreement had an initial term of two years beginning on January 24, 2005 (the date of his original employment agreement), and, beginning on January 24, 2007, this term is automatically extended by successive one-year periods unless either party gives appropriate notice of nonrenewal.  Mr. Duncan currently serves as Senior Vice President, Commercial of the Company and reports to the President and Chief Executive Officer of the Company.  Effective January 1, 2010, Mr. Duncan’s annual base salary is $367,100 and he will be eligible for an annual cash bonus, if he and the Company meet certain performance targets, of up to 100% of his base salary. The Company will also credit an annual amount equal to the difference between the percentage matching contribution made by the Company to Mr. Duncan’s 401(k) Plan Account and up to 15% of Mr. Duncan’s annual salary and bonus to Mr. Duncan’s Deferred Compensation Plan Account. The Company provides Mr. Duncan with a term life insurance policy in the amount of $500,000 payable to his designated beneficiaries. If Mr. Duncan’s employment is terminated by the Company without Cause or by him for Good Reason (as those terms are defined in the agreement) or under certain other circumstances specified in the agreement, he will be entitled to a lump sum cash payment calculated pursuant to a formula set forth in the agreement, along with other benefits. The lump sum payment is equal to (i) if the termination occurs within two years of a Change of Control, as defined, two and one half times the sum of Mr. Duncan’s Annual Base Salary, as defined, and Highest Annual Bonus, as defined, and (ii) if the termination occurs at any other time, one and one half times the sum of Mr. Duncan’s Annual Base Salary and Target Annual Bonus, as defined. The agreement also contains confidentiality, non-competition, employee non-solicitation, change-of-control and other provisions.

Mr. Stafford and the Company entered into an employment agreement, effective as of May 22, 2006.  The agreement had an initial term of two years which is automatically extended by successive one-year periods unless either party gives appropriate notice of nonrenewal. Under the agreement, Mr. Stafford serves as Vice President, General Counsel and Corporate Secretary of the Company and reports to the President and Chief Executive Officer of the Company. Effective June 1, 2010, Mr. Stafford’s base salary is $325,000 and he will be eligible for a cash bonus, if he and the Company meet certain performance targets, of up to 100% of his base salary. The Company will also credit an annual amount equal to the difference between the percentage matching contribution made by the Company to Mr. Stafford’s 401(k) Plan Account and up to 15% of Mr. Stafford’s annual salary and bonus to Mr. Stafford’s Deferred Compensation Plan Account.  The Company provides Mr. Stafford with a term life insurance policy in the amount of $500,000 payable to his designated beneficiaries.  If Mr. Stafford’s employment is terminated by the Company without Cause or by him for “Good Reason” (as those terms are defined in Mr. Stafford’s employment agreement) or under certain other circumstances specified in Mr. Stafford’s employment agreement, he will be entitled to a lump sum cash payment calculated pursuant to a formula set forth therein, along with other benefits. The lump sum payment is equal to (i) if the termination occurs within two years of a Change of Control, as defined, three times the sum of Mr. Stafford’s annual base salary and highest annual incentive bonus received by him for any of the last three fiscal years and (ii) if the termination occurs at any other time, two times the sum of Mr. Stafford’s annual base salary and current annual incentive target bonus for the full year in which termination occurred. The agreement also contains change of control, confidentiality, non-competition, employee non-solicitation and other provisions.

Mr. Elders and the Company entered into an employment agreement, effective as of February 16, 2006.  Under the agreement, Mr. Elders served as Executive Vice President and Chief Financial Officer of the Company and reported to the President and Chief Executive Officer of the Company.  In April 2009, Mr. Elders’ employment was terminated by the Company without Cause, as that term is defined in Mr. Elders’ employment agreement.  Pursuant to the terms of Mr. Elders’ employment agreement, he received two times the sum of his annual base salary and current annual incentive target bonus for 2009 along with certain other benefits including vesting and extending the expiration date of outstanding long term incentive awards.  The agreement also contained confidentiality, non-competition, employee non-solicitation and other provisions.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning unexercised stock options and unvested restricted stock of each of our Named Executive Officers:

Outstanding Equity Awards at Fiscal Year-End – March 31, 2010

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)	Market Value of Shares or Units of Stock That Have Not Vested($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)(3)
Mr. Chiles	75,000	—	—	$27.21	06/21/14
	20,000	—	—	$29.17	12/29/15
	25,000	—	—	$35.06	06/14/16
	19,334	9,667	—	$46.45	05/24/17
	12,033	24,067	—	$50.25	06/05/18
	—	74,089	—	$32.90	06/04/19			144,377	$5,447,344

Ms. Brumley	3,000	—	—	$31.26	11/15/15
	3,000	—	—	$29.17	12/29/15
	3,200	—	—	$35.06	06/14/16
	2,666	1,334	—	$46.45	05/24/17
	1,433	2,867	—	$50.25	06/05/18
	—	8,367	—	$32.90	06/04/19			17,131	$646,353

Mr. Burman	24,000	—	—	$36.61	11/01/14
	5,000	—	—	$29.17	12/29/15
	6,000	—	—	$35.06	06/14/16
	5,666	2,834	—	$46.45	05/24/17
	4,066	8,134	—	$50.25	06/05/18
	—	17,884	—	$32.90	06/04/19			28,932	$1,091,604

Mr. Duncan	12,000	—	—	$29.82	01/24/15
	5,000	—	—	$29.17	12/29/15
	6,500	—	—	$35.06	06/14/16
	5,666	2,834	—	$46.45	05/24/17
	4,533	9,067	—	$50.25	06/05/18
	—	17,957	—	$32.90	06/04/19			30,062	$1,134,239

Mr. Stafford	6,200	—	—	$34.15	05/22/16
	4,666	2,334	—	$46.45	05/24/17
	3,100	6,200	—	$50.25	06/05/18
	—	14,917	—	$32.90	06/04/19			21,616	$815,572

Mr. Elders	—	—	—	—	—			—	—
__________

(1)	Options become exercisable in three equal annual installments after the date of grant.

(2)
Performance Restricted Stock Units (“PRSUs”) vest on the third or fifth anniversary of the date of grant provided total shareholder return as defined in the awards over the applicable performance period attains certain predesignated levels.  The PRSUs give the holder the right to receive up to one share of common stock per unit subject to the attainment of certain performance goals. To receive one share for each unit granted on the third or, if not on the third, the fifth anniversary of the Grant Date, the Company’s Cumulative Average Total Shareholder Return must have met or exceeded 3%. If the performance measure is not achieved by the fifth anniversary date, the PRSUs expire and no stock is received by the participant. “Cumulative Average Total Shareholder Return” for any period equals (1) 100% multiplied by (2) a fraction, (i) the numerator of which is (x) the Average Market Value (as defined below) during such period of the number of shares of Stock which had a Market Value of $100 as of the first day of such period, assuming the reinvestment of any dividends paid with respect to such shares during such period on a pre-tax basis in additional shares and taking into account any stock splits, reclassifications or any similar events minus (y) $100, and (ii) the denominator of which is 100. For purposes of this paragraph, the Market Value of a share of Stock on the first and last day of any such period is equal to the average of the 20 closing prices of such a share for the 20 consecutive trading days concluding on such day (or, if such day is not a trading day, concluding on the final trading day immediately preceding such day).

(3)	This column represents the closing price of our common stock on March 31, 2010 of $37.73 multiplied by the number of shares of restricted stock.

Option Exercises and Stock Vested

The following table sets forth information concerning exercises of stock options and vesting of restricted stock of each of our Named Executive Officers during fiscal year 2010:

Option Exercises and Stock Vested – Fiscal Year 2010

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mr. Chiles	—	—	—	—
Ms. Brumley(1)	—	—	17,131	530,718
Mr. Burman	—	—	—	—
Mr. Duncan	—	—	—	—
Mr. Stafford	—	—	—	—
Mr. Elders(2)	6,667	20,534	41,100	935,436

(1)
Pursuant to her employment agreement, all of Ms. Brumley’s outstanding incentive awards vested upon her June 15, 2010 departure from the Company.  In connection with her departure, we extended the expiration date of her option awards to December 15, 2010.

(2)
Pursuant to his employment agreement, all of Mr. Elders’ outstanding incentive awards vested upon his April 30, 2009 departure from the Company.  In connection with his departure, we extended the expiration date of his option awards to November 17, 2009.

Nonqualified Deferred Compensation Plans

The following table sets forth information concerning deferred compensation for each of our Named Executive Officers during fiscal year 2010:

Nonqualified Deferred Compensation – Fiscal Year 2010

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Mr. Chiles	—	$334,338	$304,434	—	$1,326,663
Ms. Brumley	—	$39,123	$14,963	—	$96,396
Mr. Burman	—	—	—	—	—
Mr. Duncan	—	$67,902	$71,234	—	$282,136
Mr. Stafford	—	$70,939	$36,207	—	$284,749
Mr. Elders	—	—	$4,771	$274,901	—
__________

(1)	Registrant contributions in last fiscal year are included in all other compensation in the Summary Compensation Table.

Under the terms of the Company’s Deferred Compensation Plan for senior executives, participants can elect to defer a portion of their compensation for distribution at a later date. Additionally, the Company contributes an amount to the Deferred Compensation Plan account of participants equal to the difference between the percentage matching contribution made by the Company to the applicable participant’s 401(k) Plan Account and in the case of Mr. Chiles, up to 20% of salary and bonus, and in the case of each of our other Named Executive Officers, other than Mr. Burman, up to 15% of annual base salary and bonus. Deferred Compensation Plan holdings are invested in the same general funds available under the Company’s 401(k) Plan in accordance with the elections of the plan participant. Participants vest in Company contributions to the Deferred Compensation Plan over a five year term. Distributions upon retirement or termination of employment are made pursuant to the participant’s election subject to any applicable limitations of the Internal Revenue Code. We have general contractual obligations to pay the deferred compensation upon the participant’s termination of employment for any reason, including but not limited to death, disability or retirement.

Potential Payments upon Termination or Change-in-Control

Each of our Named Executive Officers is party to an employment or severance benefit agreement as described above. Pursuant to these agreements, Messrs. Burman, Chiles, Elders, Duncan and Stafford and Ms. Brumley are entitled to certain severance benefits.  As discussed above, Mr. Elders’ employment with the Company ended April 30, 2009.  If Ms. Brumley’s or Messrs. Burman, Chiles, Duncan or Stafford’s employment is terminated by the Company without Cause or by the employee for Good Reason (as defined in the agreement), he or she would be entitled to a lump sum severance payment equal to a multiple of the sum of his or her annual base salary plus his or her current annual incentive target bonus for the full year in which the termination of employment occurred. For Messrs. Burman, Chiles, and Stafford, the multiple is two, for Ms. Brumley, the multiple is one, and for Mr. Duncan, the multiple is 1.50, but his contract also provides for six months notice of termination. The definition of “Cause” includes, among other things, conviction of the officer of a crime involving moral turpitude or a felony, commission by the officer of fraud upon, or misappropriation of funds of, the Company, knowing engagement by the officer in any activity in direct competition with the Company, and a material breach by the officer of covenants related to confidentiality, non-competition and non-solicitation. The definition of “Good Reason” includes, among other things, a reduction in the officer’s base salary or bonus opportunity, a relocation of more than fifty miles of the officer’s principal office, a material failure of the Company to comply with any material provision of such employment agreement. Prior to terminating his employment for Good Reason, the officer must comply with the notice provisions of his or her employment or severance benefits agreement.

The following amounts would be payable if the listed officer’s employment is terminated by the Company without Cause or by the employee for Good Reason.

	Salary Multiple (1)	Target Bonus Multiple (2)	Vesting of Equity Awards (3)	Extended Health and other Benefits (4)	Total
Mr. Chiles	$1,350,000	$1,350,000	$8,728,194	$94,830	$11,523,024
Ms. Brumley (5)	$237,000	$94,800	$959,506	$22,414	$1,313,720
Mr. Burman	$697,690	$383,770	$1,537,650	$75,795	$2,694,905
Mr. Duncan(6)	$550,650	$403,810	$1,952,492	$22,414	$2,929,366
Mr. Stafford	$630,000	$315,000	$1,341,520	$22,414	$2,308,934
Mr. Elders(7)	$910,000	$682,500	$1,321,402	$978	$2,914,880
__________

(1)	Assumes the salary in effect on April 1, 2010.

(2)	Assumes target bonus percentage in effect on April 1, 2010.

(3)
Assumes that the triggering event took place on March 31, 2010, the last business day of fiscal year 2010, and the price per share of $37.73, the closing market price of our common stock as of that date.

(4)
Varies according to individual choice of medical plan. Accordingly, the amount shown assumes an employee choice which would result in the largest amount the Company would be responsible for. The amount for Mr. Chiles includes $50,000 for outplacement services.

(5)
On June 15, 2010, Ms. Brumley departed the employ of the Company.  She will receive the severance payments set forth in the table in accordance with the termination without Cause provisions of her employment agreement.

(6)	Mr. Duncan is also entitled to six months prior notice of termination.

(7)
On April 30, 2009, Mr. Elders departed the employ of the Company.  He received the severance payments set forth in the table in accordance with the termination without Cause provisions of his employment agreement.

Additionally, if any of the officers’ employment is terminated by the Company without Cause or by the officer for Good Reason within the two years following a change in control of our Company, he or she would be entitled to a lump sum severance payment equal to a multiple of the sum of his or her annual base salary plus the higher of (i) his or her current annual incentive target bonus for the full year in which the termination of employment occurred or (ii) the highest annual incentive bonus received by him for any of the last three fiscal years. For Messrs. Burman, Chiles and Stafford, the multiple is three, for Ms. Brumley, the multiple is two, and for Mr. Duncan, the multiple is 2.50, but his contract also provides for six months notice of termination. In addition to the above, any outstanding stock options, restricted stock or PRSU’s would vest upon the effective date of a change of control and the Company will provide such employee with health care benefits for three years. The definition of “Change in Control” includes, subject to certain exceptions, (i) acquisition by any individual, entity or group of beneficial ownership of 35% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, (ii) a change in at least a majority of the Company’s Board (iii) approval by the shareholders of the Company of a merger, unless immediately following such merger, substantially all of the holders of the Company’s securities immediately prior to merger beneficially own more than 50.1% of the common stock of the entity resulting from such merger, and (iv) the sale or other disposition of all or substantially all of the assets of the Company.

The following amounts would be payable if the listed officer’s employment is terminated pursuant to a change of control event.

	Salary Multiple	Highest Annual Bonus Multiple	Vesting of Equity Awards (1)	Extended Health Benefits (2)	Tax Gross Up	Total
Mr. Chiles	$2,025,000	$3,150,000	$8,728,194	$94,830	$3,958,496	$17,956,520
Ms. Brumley	N/A	N/A	N/A	N/A	N/A	N/A
Mr. Burman	$1,046,535	$662,160	$1,537,650	$75,795	—	$3,322,140
Mr. Duncan(3)	$917,750	$677,040	$1,952,492	$22,414	—	$3,569,696
Mr. Stafford	$945,000	$620,772	$1,341,520	$22,414	—	$2,929,706
__________

(1)
Assumes that the triggering event took place on March 31, 2010, the last business day of fiscal year 2010, and the price per share of $37.73, the closing market price of our common stock as of that date.

(2)
Varies according to individual choice of medical plan. Accordingly, the amount shown assumes an employee choice which would result in the largest amount the Company would be responsible for. The amount for Mr. Chiles includes $50,000 for outplacement services.

(3)	Mr. Duncan is also entitled to six months prior notice of termination.

Any benefits payable pursuant to the above triggering events are payable in a cash lump sum not later than six months following the termination date.

The employment and severance benefit agreements of the Named Executive Officers also contain certain non-competition and non-solicitation provisions. For additional information regarding these employment agreements, see “Executive Compensation Matters—Employment Agreements.”

Director Compensation

The following table sets forth information concerning the compensation of each of our directors other than Mr. Chiles, who is a Named Executive Officer:

Director Compensation - Fiscal Year 2010

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Thomas N. Amonett	66,400	66,220	-	132,620
Charles F. Bolden Jr.	19,933	-	-	19,933
Stephen J. Cannon	66,400	66,220	-	132,620
Jonathan H. Cartwright	41,484	66,220	-	107,704
Michael A. Flick	81,400	66,220	-	147,620
Ian A. Godden	14,950	-	-	14,950
Thomas C. Knudson	155,000	66,220	-	221,220
John M. May(2)	23,266	-	-	23,266
Bruce H. Stover	24,916	-	-	24,916
Ken C. Tamblyn	76,500	66,220	-	142,720
William P. Wyatt(2)	58,150	66,220	-	124,370
__________

(1)
The amounts in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 with respect to fiscal year 2010 for stock options granted in fiscal year 2010 and prior fiscal years.  Under SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information, see Note 10 to our consolidated financial statements in our Annual Report on Form 10-K for fiscal year 2009.

(2)
Pursuant to agreements with Caledonia Investments plc., as employer, Mr. Wyatt and Mr. May assign any compensation received from the Company, including restricted shares awarded under the Company's stock plans, to Caledonia. Messrs. Wyatt and May disclaim beneficial ownership of any such shares.

The Compensation Committee recommends for approval by our Board the annual retainer, meeting fees, stock options and other benefits for members of our Board. The Compensation Committee’s objective with respect to director compensation is to provide compensation incentives that attract and retain individuals of outstanding ability. Directors who are Company employees do not receive a retainer or fees for service on our Board or any committees. The Company pays non-employee members of our Board for their service as directors. Directors who are not employees receive, as of the Record Date:

Annual Chairman of the Board fee:	$155,000
Annual director fee:	$40,000
Committee Chairmen Annual Fees:
Audit Committee	$20,000
Compensation Committee	$15,000
Governance and Nominating Committee	$10,000
Meeting attendance fees (per meeting):	$ 1,650
Equity-based compensation:	At each Annual Meeting of Stockholders of the Company, each non-employee director is granted 2,000 restricted stock units which vest six months after the date of grant.

Directors are also reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of our Board or committees and for other reasonable expenses related to the performance of their duties as directors.

X.  COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement.

Michael A. Flick, Chairman
Thomas N. Amonett
Bruce H. Stover

XI.  AUDIT COMMITTEE REPORT

The Audit Committee’s principal functions are to select each year a firm of independent auditors, to assist our Board in fulfilling its responsibility for oversight of the Company’s accounting and internal control systems and principal accounting policies, to recommend to the Company’s Board, based on its discussions with the Company’s management and independent auditors, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K and to oversee the entire independent audit function. The Company believes that each of the five members of the Audit Committee satisfy the requirements of the applicable rules of the SEC and the NYSE as to independence, financial literacy and experience. Our Board has determined that at least one member, Ken C. Tamblyn, is an audit committee financial expert as defined by the SEC. Our Board has adopted a charter for the Audit Committee, a copy of which is posted on our website, www.bristowgroup.com, under the “Governance” caption.

In connection with the Company’s consolidated financial statements for the fiscal year ended March 31, 2010, the Audit Committee has:

•	reviewed and discussed the audited financial statements with management;

•	discussed with the Company’s independent auditors, KPMG LLP, the matters required to be discussed by Statements on Auditing Standards No. 61, as amended;

•	received the written disclosures and the letter from KPMG LLP as required by Independence Standards Board Standard No. 1 and discussed with the auditors their independence; and,

•
considered whether the provision of services by KPMG LLP not related to the audit of the Company’s consolidated financial statements and the review of the Company’s interim financial statements is compatible with maintaining the independence of KPMG LLP.

Based on the review and discussions with the Company’s management and independent auditors, as set forth above, the Audit Committee recommended to the Company’s Board, and our Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2010, as filed with the SEC.

Audit Committee

Ken C. Tamblyn, Chairman
Thomas N. Amonett
Stephen J. Cannon
Michael A. Flick
John M. May

XII.  RELATIONSHIP WITH
INDEPENDENT PUBLIC ACCOUNTANTS

KPMG conducted the examination of the Company’s financial statements for the fiscal year 2010.  Representatives of KPMG are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

During the Company’s two most recent fiscal years, the Company did not consult KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any other matters or reportable events listed in the Items 304(a)(2)(i) and (ii) of Regulation S-K.

Accounting Fees and Services

Set forth below are the fees paid by the Company to KPMG for the fiscal years indicated.

	2010	2009
Audit Fees	$1,908,615	$1,699,115
Audit-Related Fees	$214,700	$203,459
All Other Fees	$278,882	$-
Tax Fees	$319,073	$230,199

Description of Non-Audit Services

Audit fees for each period include costs to assess our internal controls over financial reporting.

Audit-Related Fees — audit-related fees for fiscal year 2009 related principally to our offering of common stock and 3% convertible notes in June 2008.  Audit-related fees for fiscal year 2010 related principally to our acquisition of a 42.5% interest in Lider Aviacâo Holding S.A.

All Other Fees — such fees related to immigration consulting services.

Tax Fees — tax fees included fees for tax compliance, tax advice and tax planning services rendered by the Company’s independent accountants.

Audit Committee Pre-Approval Policies and Procedures

Our Audit Committee has policies and procedures that require the pre-approval by the Audit Committee of all fees paid to, and all services performed by, our independent accounting firm. At the beginning of each year, the Audit Committee approves the proposed services, including the nature, type and scope of services contemplated and the related fees, to be rendered by KPMG during the year. In addition, Audit Committee pre-approval is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees pre-approved by the Audit Committee.

Our Audit Committee policy requires prior Audit Committee approval of all services performed by our independent accounting firm, regardless of the scope of such services. The Audit Committee has delegated this prior approval authority to its Chairman for all non-audit services undertaken in the ordinary course. Any services approved by the Audit Committee Chairman pursuant to this delegated authority must be reported to the full Audit Committee at its next regularly scheduled meeting.

Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services provided as noted in the table above were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described herein.

Approval and Ratification of Independent Public Accountant

The Audit Committee of the Company’s Board has selected the firm of KPMG as the Company’s independent auditors for fiscal year 2011. Stockholder approval and ratification of this selection is not required by law or by the bylaws of the Company. Nevertheless, our Board has chosen to submit it to the stockholders for their approval and ratification. Of the shares represented and entitled to vote at the Annual Meeting (whether in person or by proxy), more votes must be cast in favor of than votes cast against the proposal to ratify and approve the selection of KPMG as the Company’s independent auditors for fiscal year 2011, in order for this proposal to be adopted. The Proxyholder named in the accompanying proxy card will vote FOR the foregoing proposal unless otherwise directed therein. Abstentions will not be counted either as a vote FOR or as a vote AGAINST the proposal to ratify and approve the selection of KPMG as the Company’s independent auditors for fiscal year 2011. Broker nonvotes will be treated as not present for purposes of calculating the vote with respect to the foregoing proposal, and will not be counted either as a vote FOR or AGAINST or as an ABSTENTION with respect thereto. If more votes are cast AGAINST this proposal than FOR, our Board will take such decision into consideration in selecting independent auditors for the Company.

Our Board recommends a vote FOR the approval and ratification of the selection of KPMG LLP as the Company’s independent auditors for fiscal year 2011.

XIII.  OTHER MATTERS

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee during the fiscal year 2010 was an officer or employee of the Company or was formerly an officer of the Company.  No member of the Compensation Committee had any relationship requiring disclosure by the Company under any paragraph of Item 404 of Regulation S-K (Transaction with Related Persons, Promoters and Certain Control Persons), except for Mr. Wyatt who serves as a director (without compensation) of our affiliate, Bristow Aviation Holdings Limited described below.

Transactions with Related Persons

On December 19, 1996, the Company acquired 49% of the common stock and other significant economic interest in Bristow Aviation Holdings Limited (“Bristow Aviation”), a U.K. corporation, which holds all of the outstanding shares in Bristow Helicopter Group Limited (“BHGL”), pursuant to a Master Agreement dated December 12, 1996, among the Company, Caledonia Industrial Services Limited (“CIS”), a predecessor in interest to Caledonia, and certain other persons (the “Master Agreement”). As a result primarily of that transaction, CIS became the beneficial owner of 1,752,754 shares of our common stock.  Also on December 19, 1996, the Company and CIS entered into a Registration Rights Agreement for the benefit of CIS with respect to our common stock.  The Master Agreement provides that so long as CIS (now Caledonia) owns (1) at least 1,000,000 shares of our common stock or (2) at least 49% of the total outstanding ordinary shares of Bristow Aviation, it will have the right to designate two persons for nomination to our Board and to replace any directors so nominated. Pursuant to the Master Agreement, Caledonia designated Jonathan H. Cartwright and William P. Wyatt for nomination to our Board, and they were duly elected in August 2009.  Subsequently, Mr. Cartwright resigned, and pursuant to the Master Agreement, Mr. Wyatt designated Mr. May to replace Mr. Cartwright.  Caledonia has designated Messrs. Wyatt and May for nomination to our Board to be voted on at the Annual Meeting.  On December 4, 2002, CIS: (i) sold to Caledonia all its holdings of our common stock and our 6% Convertible Subordinated Notes (the “6% Notes”) and (ii) transferred to Caledonia all of its rights and obligations under the Master Agreement and related documents. On July 29, 2003, we redeemed the 6% Notes with a portion of the proceeds from our sale of $230.0 million principal amount of 6 1/8% Senior Notes due 2013. This reduced the amount of our common stock beneficially owned by Caledonia to 1,300,000 shares at that time.

The 1996 transaction also included certain executory obligations of the parties that remain in effect between us and Caledonia and its affiliates, certain of which are described below. All such obligations were the result of arms’ length negotiations between the parties that were concluded before Messrs. May and Wyatt were nominated or elected to our Board and are, in our view, fair and reasonable to the Company.

In connection with the Bristow Aviation transaction, we and Caledonia also entered into a Put/Call Agreement whereunder, upon giving specified prior notice, we have the right to buy all the Bristow Aviation shares held by Caledonia, who, in turn, has the right to sell such shares to us. Under the current United Kingdom law, we would be required, in order for Bristow Aviation to retain its operating license, to find a qualified European Union investor to own any Bristow Aviation shares we have a right or obligation to acquire pursuant to the Put/Call Agreement. Any put or call of the Bristow Aviation shares will be subject to the approval of the Civil Aviation Authority.

In connection with the Bristow Aviation transaction, we acquired £91.0 million (approximately $138.0 million) in principal amount of 13.5% subordinated unsecured loan stock (debt) of Bristow Aviation. Bristow Aviation had the right and elected to defer payment of interest on the loan stock. Any deferred interest also accrues interest at an annual rate of 13.5%.  With our agreement, no interest payments have been made through March 31, 2010.

In March 2004, the Company prepaid a portion of the put/call option price to Caledonia, representing the amount of guaranteed return since inception, amounting to $11.4 million. In consideration of this, the shareholders of Bristow Aviation agreed to reduce the guaranteed return factor used in calculating the put/call option price, effective April 1, 2004, from 12% per annum to LIBOR plus 3%. In May 2004, the Company acquired eight million shares of deferred stock, essentially a subordinated class of stock with no voting rights, from Bristow Aviation for £1 per share ($14.4 million in total). Bristow Aviation used these proceeds to redeem £8 million ($14.4 million) of its ordinary share capital at par value on a pro rata basis from all its outstanding shareholders, including the Company. The result of these changes was to reduce the cost of the guaranteed return to the other shareholders by $2.3 million on an annual basis.

In January 1998, we loaned £50.0 million to Bristow Aviation to refinance certain of its indebtedness. The loan was to mature on January 15, 2008 and bore interest at an annual rate of 8.335%, but its maturity was extended until January 15, 2018.  In December 2002, Bristow Aviation advanced to us $10.0 million under a demand note that bears interest at an annual rate of 8.335%. In December 2005, Bristow Aviation advanced to us $15 million under a demand note that bears interest at an annual rate of 8.335%.   All of the demand notes were repaid by the end of fiscal year 2008.  Additionally, in fiscal year 2009, Bristow Aviation repaid the £50.0 million and no amount was outstanding at March 31, 2009.

During September and October 2006, we conducted a public offering of 4,600,000 shares of our 5.50% Mandatory Convertible Preferred Stock, par value $0.01 per share and liquidation preference of $50.00 per share (the “Preferred Stock”).  Caledonia purchased an aggregate of 300,000 shares of the Preferred Stock in this offering at a price equal to the public offering price.  The underwriters for this offering received no discount or commission on the sale of these 300,000 shares to Caledonia.  In fiscal year 2010, we paid $0.4 million as dividends to Caledonia on such Preferred Stock.  On September 15, 2009, each outstanding share of Preferred Stock was converted into 1.418 shares of common stock, resulting in the cancellation of the Preferred Stock and the issuance of an additional 425,400 shares of common stock to Caledonia.

In June 2008, we issued 4,715,000 shares of common stock at $46.87 per share through a public offering.  For additional information, see Note 11 to our consolidated financial statements in our Annual Report on Form 10-K for fiscal year 2010.  Additionally, we issued 281,900 shares of common stock through a private placement to Caledonia.  The shares sold to Caledonia were also at a price of $46.87 per share and generated proceeds of $13.2 million.  This purchase increased Caledonia’s holdings in our securities to 2,256,880 shares of common stock.  As of March 31, 2010, including the conversion of the Preferred Stock and as confirmed with the Company’s transfer agent, Caledonia was the beneficial owner of 2,387,776 shares of common stock of the Company.  (See “Security Ownership of Certain Beneficial Owners and Management”).

During fiscal year 2010, we leased an average of 57 aircraft to Bristow Aviation, or its subsidiaries, and received total lease payments of approximately $100.5 million.  During fiscal year 2010, Bristow Aviation, or its subsidiaries, leased an average of three aircraft and charged aircraft maintenance costs to us, and we paid total lease payments of $0.8 million.

The foregoing transactions with Bristow Aviation are eliminated for financial reporting purposes in consolidation.

Beginning in September 2004, the Company began paying to Caledonia the amount of guaranteed return on the put/call on a quarterly basis.  In fiscal year 2010, the Company paid to Caledonia $0.1 million representing the amount due for the period from January 1, 2009 to December 31, 2009.

Review and Approval of Related Party Transactions

The Company has adopted a written policy governing transactions with related parties that applies to all transactions required to be disclosed as related party transactions under Item 404 of Regulation S-K. Under this policy, all such related person transactions are required to be approved or ratified by the Audit Committee.  No member of the Audit Committee may review or approve any transaction or amendment if he is involved directly or indirectly in the transaction. Our Board may also decide that a majority of directors disinterested in the transaction will review and approve a particular transaction or amendment. When reviewing and approving a related person transaction, the Audit Committee, or other board committee as the case may be, will be required to fully inform itself about the related party’s relationship and interest regarding the material facts of the proposed transaction and determine that the transaction is fair to the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, officers, and certain beneficial owners (collectively, “Section 16 Persons”) to file with the Securities and Exchange Commission and NYSE reports of beneficial ownership on Form 3 and reports of changes in ownership on Form 4 or 5. Copies of all such reports are required to be furnished to us.  To our knowledge, based solely on a review of the copies of Section 16(a) reports furnished to us for fiscal year 2010 and other information, all filing requirements for the Section 16 Persons have been complied with during or with respect to fiscal year 2010.

Items of Business to Be Acted Upon at the Meeting

Item 1.  ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT AS DIRECTORS

Our Board recommends that you vote FOR the election of each of the following nominees:

•	Thomas N. Amonett

•	Stephen J. Cannon

•	William E. Chiles

•	Michael A. Flick

•	Ian A. Godden

•	Thomas C. Knudson

•	John M. May

•	Bruce H. Stover

•	Ken C. Tamblyn

•	William P. Wyatt

Biographical information for these nominees can be found on pages 10, 11 and 12 of this proxy statement.

Item 2.  APPROVAL OF THE AMENDMENT TO THE COMPANY’S 2007 LONG TERM INCENTIVE PLAN

Our Board recommends that you vote FOR the approval of the amendment to the Company’s 2007 Long Term Incentive Plan.

Item 3.  APPROVAL AND RATIFICATION OF THE COMPANY’S INDEPENDENT AUDITOR

Our Board recommends that you vote FOR the approval and ratification of the selection of KPMG LLP as the Company’s independent auditors for fiscal year 2011.

VOTING OF THE PROXY

SHARES REPRESENTED BY ALL PROPERLY EXECUTED PROXIES WILL BE VOTED AS DIRECTED IN THE PROXIES. IF NO DIRECTION IS SPECIFIED, SUCH SHARES WILL BE VOTED “FOR” THE NOMINEES AND “FOR” THE OTHER PROPOSALS SET FORTH ABOVE.

General

The cost of soliciting Proxies will be borne by us, and upon request, we will reimburse brokerage firms, banks, trustees, nominees and other persons for their out-of-pocket expenses in forwarding proxy materials to the beneficial owners of our securities. Our directors, officers and employees may, but without compensation other than regular compensation, solicit Proxies by telephone, telegraph, or personal interview.

Householding

The Securities and Exchange Commission permits a single set of annual reports and proxy statements to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding. As a result, if you hold your shares through a broker and you reside at an address at which two or more stockholders reside, you will likely be receiving only one annual report and proxy statement unless any stockholder at that address has given the broker contrary instructions. However, if any such beneficial stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, or if any such beneficial stockholder that elected to continue to receive separate annual reports or proxy statements wishes to receive a single annual report or proxy statement in the future, that stockholder should contact their broker or send a request to Secretary, Bristow Group Inc., 2000 W. Sam Houston Pkwy. S., Suite 1700, Houston, Texas 77042, telephone number (713) 267-7600.

Upon the written request of any stockholder entitled to vote at the Annual Meeting, we will provide, without charge, a copy of our Annual Report on Form 10-K for fiscal year 2010. Any such request should be directed to Secretary, Bristow Group Inc., 2000 W. Sam Houston Pkwy. S., Suite 1700, Houston, Texas 77042, telephone number (713) 267-7600. Requests from beneficial owners of our shares must set forth a good faith representation that as of June 8, 2010, the requester was a beneficial owner of shares entitled to vote at the Annual Meeting.

By Order of the Board of Directors

/s/ Randall A. Stafford
Randall A. Stafford
Vice President and General Counsel,
Corporate Secretary

June 18, 2010

APPENDIX A-1

BRISTOW GROUP INC.
2007 LONG TERM INCENTIVE PLAN
AMENDMENT NO. 1

This Amendment No. 1 (“Amendment”) to the Bristow Group Inc. 2007 Long Term Incentive Plan (the “Plan”) is effective upon the approval of the stockholders of Bristow Group Inc. (the “Company”) at the Company’s annual meeting of stockholders to be held on August 4, 2010. Defined terms used herein shall have the same meaning as defined in the Plan.

In order to increase the number of shares available for issuance under the plan from 1,200,000 shares to 2,400,000 shares and increase the number of full value shares that may be issued under the plan from 500,000 to 1,000,000, the Plan is hereby amended by replacing Section 1.4 thereof in its entirety with the following:

“1.4  Shares of Common Stock Available for Incentive Awards

Subject to adjustment under Section 5.5, the maximum number of Shares that shall be available for Incentive Awards under the Plan that are granted wholly or partly in Common Stock (including rights or Stock Options that may be exercised for or settled in Common Stock) shall be 2,400,000 Shares of Common Stock; in addition any Shares under any grants or awards under the Bristow 2004 Stock Incentive Plan or the Bristow 2003 Nonqualified Plan for Non-Employee Directors (the “Prior Plans”) that expire or are forfeited, terminated or otherwise cancelled or that are settled in cash in lieu of Shares shall be available for Incentive Awards under this Plan. Of the total amount of Shares available under the Plan, 1,000,000 of the Shares reserved under the Plan shall be available for grants based on stock other than as a Stock Option or SAR. The number of Shares of Common Stock that are the subject of Incentive Awards under this Plan that are forfeited or terminated, are cancelled, expire unexercised, are settled in cash in lieu of Common Stock or are exchanged for Incentive Awards that do not involve Common Stock, shall again immediately become available for Incentive Awards hereunder. With respect to SARs, when a stock-settled SAR is exercised, the Shares of Common Stock subject to the SAR Award Letter shall be counted against the number of Shares of Common Stock available for future grant or sale under the Plan, regardless of the number of Shares of Common Stock used to settle the SAR upon exercise. Shares of Common Stock used to pay the exercise price of a Stock Option or used to satisfy tax withholding obligations shall not become available for future grant or sale under this Plan. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that Shares are available for issuance pursuant to Incentive Awards.

The following limitations shall apply to grants of Incentive Awards to Employees:

(a) Subject to adjustment as provided in Section 5.5, the maximum aggregate number of Shares of Common Stock that may be subject to Incentive Awards denominated with respect to Shares of Common Stock (including Stock Options, Restricted Stock, Other Stock-Based Awards, SARs or Performance Awards paid out in Shares) granted to an Employee in any calendar year shall be 200,000 Shares.

(b) With respect to Incentive Awards denominated with respect to cash (including Other Stock–Based Awards or Performance Awards paid out in cash), the maximum aggregate cash payout to an Employee in any calendar year shall be $5,000,000.

(c) The limitations of subsections (a) and (b) above shall be construed and administered so as to comply with the Performance-Based Exception.”

Except as expressly amended hereby the Plan shall continue in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed in its name and on its behalf by its duly authorized officer.

BRISTOW GROUP INC.

Randall A. Stafford
Vice President and General Counsel,
Corporate Secretary

APPENDIX A-2

BRISTOW GROUP INC.
2007 LONG TERM INCENTIVE PLAN

SECTION 1.

GENERAL PROVISIONS RELATING TO
PLAN GOVERNANCE, COVERAGE AND BENEFITS

1.1  Purpose

The purpose of the Bristow Group Inc. 2007 Long Term Incentive Plan as set forth herein and as may be amended from time to time (the “Plan”) is to provide a means whereby Bristow Group Inc., a Delaware corporation (the “Company” or “Bristow”), may advance the best interests of the Company and any Parent or Subsidiaries by providing Outside Directors, Employees and Consultants with additional incentives through the grant of Options to purchase common stock of the Company, par value US $0.01 per share (“Common Stock”), shares of Restricted Stock, Other Stock-Based Awards (payable in cash or Common Stock) and Performance Awards, thereby increasing the personal stake of such Outside Directors, Employees and Consultants in the continued success and growth of the Company.

The Plan provides for payment of various forms of incentive compensation and it is not intended to be a plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

The Plan is adopted and made effective as of May 3, 2007 subject to Company stockholder approval (the “Effective Date”) and shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Section 6.6, until all shares subject to the Plan have been purchased or acquired according to its provisions. However, in no event may any Incentive Award be granted under the Plan after the expiration of ten (10) years from the Effective Date.

1.2  Definitions

The following terms shall have the meanings set forth below:

(a) Award Letter.  The written or electronic award letter issued by the Company to the Grantee setting forth the terms and conditions pursuant to which an Incentive Award is granted under the Plan, as further described in Section 5.1(a).

(b) Board.  The Board of Directors of the Company.

(c) Code.  The Internal Revenue Code of 1986, as amended, and the regulations and other authority promulgated thereunder by the appropriate governmental authority. References herein to any provision of the Code shall refer to any successor provision thereto.

(d) Committee.  A committee appointed by the Board consisting of not less than two directors as appointed by the Board to administer the Plan. The Plan shall be administered by a committee appointed by the Board consisting of not less than two directors who fulfill the “non-employee director” requirements of Rule 16b-3 under the Exchange Act, the “outside director” requirements of Section 162(m) of the Code and the “independent” requirement of the rules of any national securities exchange or the Nasdaq Stock Market, Inc. (“NASDAQ”), as the case may be, on which any of the securities of the Company are traded, listed or quoted, if any. The Committee may be the Compensation Committee of the Board, or any subcommittee of the Compensation Committee, provided that the members of the Committee satisfy the requirements of the previous provisions of this paragraph.

The Board shall have the power to fill vacancies on the Committee arising by resignation, death, removal or otherwise. The Board, in its sole discretion, may bifurcate the powers and duties of the Committee among one or more separate committees, or retain all powers and duties of the Committee in a single Committee. The members of the Committee shall serve at the discretion of the Board.

Notwithstanding the preceding paragraphs, the term “Committee” as used in the Plan with respect to any Incentive Award for an Outside Director shall refer to the entire Board. In the case of an Incentive Award for an Outside Director, the Board shall have all the powers and responsibilities of the Committee hereunder as to such Incentive Award, and any actions as to such Incentive Award may be acted upon only by the Board (unless it otherwise designates in its discretion). When the Board exercises its authority to act in the capacity as the Committee hereunder with respect to an Incentive Award for an Outside Director, it shall so designate with respect to any action that it undertakes in its capacity as the Committee.

(e) Consultant.  An independent agent, consultant, or any other individual who is not an Outside Director or Employee of the Company (or any Parent or Subsidiary) and who (i), in the opinion of the Committee, is in a position to contribute to the growth or financial success of the Company (or any Parent or Subsidiary), (ii) is a natural person and (iii) provides bona fide services to the Company (or any Parent or Subsidiary), which services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities.

(f) Employee.  Any employee of the Company (or any Parent or Subsidiary) within the meaning of Section 3401(c) of the Code, including, without limitation, officers who are members of the Board.

(g) Employment.  Employment by the Company (or any Parent or Subsidiary), or by any corporation issuing or assuming an Incentive Award in any transaction described in Section 424(a) of the Code, or by a parent corporation or a subsidiary corporation of such corporation issuing or assuming such Incentive Award, as the parent-subsidiary relationship shall be determined at the time of the corporate action described in Section 424(a) of the Code. In this regard, neither the transfer of a Grantee from Employment by the Company to Employment by any Parent or Subsidiary, nor the transfer of a Grantee from Employment by any Parent or Subsidiary to Employment by the Company, shall be deemed to be a termination of Employment of the Grantee. Moreover, the Employment of a Grantee shall not be deemed to have been terminated because of an approved leave of absence from active Employment on account of temporary illness, authorized vacation or granted for reasons of professional advancement, education, health, or government service, or military leave, or during any period required to be treated as a leave of absence by virtue of any applicable statute, Company personnel policy or agreement. Whether an authorized leave of absence shall constitute termination of Employment hereunder shall be determined by the Committee in its discretion.

Unless otherwise provided in the Award Letter, the term “Employment” for purposes of the Plan is also defined to include (i) compensatory or advisory services performed by a Consultant for the Company (or any Parent or Subsidiary) and (ii) membership on the Board by an Outside Director.

(h) Exchange Act.  The Securities Exchange Act of 1934, as amended.

(i) Fair Market Value.  The Fair Market Value of one share of Common Stock as of any date is deemed to be (i) the closing sales price on the date of determination of a share of Common Stock as reported on the consolidated reporting system for the securities exchange(s) on which shares are then listed or admitted to trading (as reported in the Wall Street Journal or other reputable source), or (ii) if not so reported, the average of the closing bid and asked prices for a Share on the date of determination as quoted on NASDAQ, or (iii) if not quoted on NASDAQ, the average of the closing bid and asked prices for a Share on the date of determination as quoted by the National Quotation Bureau’s “Pink Sheets” or the National Association of Securities Dealers’ OTC Bulletin Board System. If there was no public trade of Common Stock on the date of determination, Fair Market Value shall be determined by reference to the last preceding date on which such a trade was so reported.

If the preceding paragraph is not applicable as of the date of determination, the determination of the Fair Market Value of the Common Stock for purposes of the Plan shall be made by the Committee in its discretion exercised in good faith. In this respect, the Committee may rely on such financial data, valuations, experts, and other sources, in its discretion, as it deems advisable under the circumstances.

(j) Grantee.  Any Employee, Consultant or Outside Director who is granted an Incentive Award under the Plan.

(k) Immediate Family.  With respect to a Grantee, the Grantee’s spouse, children or grandchildren (including legally adopted and step children and grandchildren).

(l) Incentive Award.  A grant of an award under the Plan to a Grantee, including any Nonstatutory Stock Option, Incentive Stock Option, Restricted Stock Award, Other Stock-Based Award or Performance Award.

(m) Incentive Stock Option or ISO.  A Stock Option granted by the Committee to an Employee under Section 2 which is designated by the Committee as an Incentive Stock Option and intended to qualify as an Incentive Stock Option under Section 422 of the Code.

(o) Insider.  An individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

(o) Nonstatutory Stock Option.  A Stock Option granted by the Committee to a Grantee under Section 2 that is not designated by the Committee as an Incentive Stock Option.

(p) Other Stock-Based Award.  An award granted by the Committee to a Grantee under Section 4.1 that is valued in whole or in part by reference to, or is otherwise based upon, Common Stock.

(q) Outside Director.  A member of the Board who is not, at the time of grant of an Incentive Award, an Employee of the Company or any Parent or Subsidiary.

(r) Parent.  Any corporation (whether now or hereafter existing) which constitutes a “parent” of the Company, as defined in Section 424(e) of the Code.

(s) Performance Award.  An award granted by the Committee to the Grantee under Section 4.3.

(t) Performance-Based Exception.  The performance-based exception from the tax deductibility limitations of Section 162(m) of the Code, as prescribed in Code Section 162(m) and Treasury Regulation Section 1.162-27(e) (or its successor), which is applicable during such period that the Company is a publicly held corporation as defined in Code Section 162(m).

(u) Performance Criteria.  The performance criteria described in Section 4.3 which are the basis for Performance Goals.

(v) Performance Goal.  The performance goal or goals applicable to a Performance Award pursuant to Section 4.3 that is determined by the Committee and set out in an Award Letter.

(w) Performance Period.  A period of time, as may be determined in the discretion of the Committee and set out in an Award Letter, over which performance is measured for the purpose of determining a Grantee’s right to and the payment value of an Incentive Award.

(x) Performance Share or Performance Unit.  An Incentive Award that is a Performance Award under Section 4.3 representing a contingent right to receive cash or shares of Common Stock (which may be Restricted Stock or Restricted Stock units) at the end of a Performance Period.

(y) Restricted Stock.  Shares of Common Stock issued or transferred to a Grantee pursuant to Section 3.

(z) Restricted Stock Award.  An authorization by the Committee to issue or transfer Restricted Stock to a Grantee.

(aa) Restriction Period.  The period of time determined by the Committee and set forth in an Award Letter during which the transfer of Restricted Stock by the Grantee is restricted.

(bb) Share.  A share of the Common Stock.

(cc) Stock Option or Option.  Pursuant to Section 2, (i) an Incentive Stock Option granted to an Employee or (ii) a Nonstatutory Stock Option granted to an Employee, Consultant or Outside Director, whereunder such stock option the Grantee has the right to purchase shares of Common Stock. In accordance with Section 422 of the Code, only an Employee may be granted an Incentive Stock Option.

(dd) Subsidiary.  Any corporation (whether now or hereafter existing) which constitutes a “subsidiary” of the Company, as defined in Section 424(f) of the Code.

1.3  Plan Administration

(a) With respect to awards to eligible Employees, Consultants and Outside Directors, the Plan shall be administered by the Committee as defined in Section 1.2(d).

(b) Authority of the Committee.  Except as may be limited by law and subject to the provisions herein, the Committee shall have full power to (i) select Grantees who shall participate in the Plan; (ii) determine the sizes, duration and types of Incentive Awards; (iii) determine the terms and conditions of Incentive Awards; (iv) determine whether any shares subject to Incentive Awards will be subject to any restrictions on transfer; (v) construe and interpret the Plan, the terms and conditions of Incentive Awards, the Award Letter or any agreement entered into under the Plan; and (vi) establish, amend, or waive rules for the Plan’s administration. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan including, without limitation, correcting any defect, supplying any omission or reconciling any inconsistency in the Plan or any Award Letter.

(c) Decisions Binding.  All determinations and decisions made by the Committee shall be made in its discretion pursuant to the provisions of the Plan, and shall be final, conclusive and binding on all persons including the Company, its Parent and Subsidiaries, and its stockholders, Employees, Grantees, and their estates and beneficiaries. The Committee’s decisions and determinations with respect to any Incentive Award need not be uniform and may be made selectively among Incentive Awards and Grantees, whether or not such Incentive Awards are similar or such Grantees are similarly situated.

(d) Modification of Outstanding Incentive Awards; Prohibition on Repricing.  Subject to the stockholder approval requirements of Section 4.3 if applicable and except as otherwise provided in Section 4.3, the Committee may, in its discretion, provide for the extension of the exercisability of an Incentive Award, accelerate the vesting or exercisability of an Incentive Award, eliminate or make less restrictive any restrictions contained in an Incentive Award, waive any restriction or other provisions of an Incentive Award, or otherwise amend or modify an Incentive Award in any manner that is either (i) except as otherwise provided in Section 6.14, not adverse to the Grantee to whom such Incentive Award was granted or (ii) consented to by such Grantee. The Committee may neither (i) amend any Option or stock appreciation right (“SAR”) to reduce its initial Exercise Price or grant price, nor (ii) cancel or replace any Option or SAR with Incentive Awards having a lower Exercise Price or grant price, without the approval of the stockholders of the Company.

(e) Delegation of Authority.  The Committee may delegate to designated officers or other Employees of the Company any of its duties under this Plan pursuant to such conditions or limitations as the Committee may establish from time to time; provided, however, the Committee may not delegate to any person the authority to (i) grant Incentive Awards to Employees who are executive officers, or (ii) take any action which would contravene the requirements of Rule 16b-3 under the Exchange Act or the Performance-Based Exception under Section 162(m) of the Code.

1.4  Shares of Common Stock Available for Incentive Awards

Subject to adjustment under Section 5.5, there shall be available for Incentive Awards under the Plan that are granted wholly or partly in Common Stock (including rights or Stock Options that may be exercised for or settled in Common Stock) 1,200,000 shares of Common Stock; in addition any shares under any grants or awards under the Bristow 2004 Stock Incentive Plan or the Bristow 2003 Nonqualified Plan for Non-Employee Directors (the “Prior Plans”) that expire or are forfeited, terminated or otherwise cancelled or that are settled in cash in lieu of shares shall be available for Incentive Awards under this Plan. Of the total amount of shares available under the Plan, 500,000 of the shares reserved under the Plan shall be available for grants based on stock other than as a Stock Option or SAR. The number of shares of Common Stock that are the subject of Incentive Awards under this Plan that are forfeited or terminated, are cancelled, expire unexercised, are settled in cash in lieu of Common Stock or are exchanged for Incentive Awards that do not involve Common Stock, shall again immediately become available for Incentive Awards hereunder. With respect to SARs, when a stock-settled SAR is exercised, the shares of Common Stock subject to the SAR Award Letter shall be counted against the number of shares of Common Stock available for future grant or sale under the Plan, regardless of the number of shares of Common Stock used to settle the SAR upon exercise. Shares of Common Stock used to pay the exercise price of a Stock Option or used to satisfy tax withholding obligations shall not become available for future grant or sale under this Plan. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares are available for issuance pursuant to Incentive Awards.

The following limitations shall apply to grants of Incentive Awards to Employees:

(a) Subject to adjustment as provided in Section 5.5, the maximum aggregate number of shares of Common Stock that may be subject to Incentive Awards denominated with respect to shares of Common Stock (including Stock Options, Restricted Stock, Other Stock-Based Awards, SARs or Performance Awards paid out in shares) granted to an Employee in any calendar year shall be 200,000 shares.

(b) With respect to Incentive Awards denominated with respect to cash (including Other Stock–Based Awards or Performance Awards paid out in cash), the maximum aggregate cash payout to an Employee in any calendar year shall be $5,000,000.

(c) The limitations of subsections (a) and (b) above shall be construed and administered so as to comply with the Performance-Based Exception.

1.5  Common Stock Available

The Common Stock available for issuance or transfer under the Plan shall be made available from (a) shares now or hereafter held in the treasury of the Company, (b) authorized but unissued shares, or (c) shares to be purchased or acquired by the Company; provided, however, the Company shall not use cash proceeds from the exercise of Options granted under the Plan to purchase shares in a non-private transaction for issuance or transfer under the Plan. No fractional shares shall be issued under the Plan; payment for fractional shares shall be made in cash.

1.6  Participation

(a) Eligibility.  Employees, Consultants and/or Outside Directors may become eligible for Incentive Awards. The Committee shall from time to time designate those Employees, Consultants and/or Outside Directors, if any, to be granted Incentive Awards under the Plan, the type of Incentive Awards granted, the number of shares covered by the Incentive Award granted to each such person, and any other terms or conditions relating to the Incentive Awards as it may deem appropriate to the extent not inconsistent with the provisions of the Plan. A Grantee who has been granted an Incentive Award may, if otherwise eligible, be granted additional Incentive Awards at any time.

(b) Incentive Stock Option Eligibility.  No Consultant or Outside Director shall be eligible for the grant of any Incentive Stock Option. In addition, no Employee shall be eligible for the grant of any Incentive Stock Option who owns or would own immediately before the grant of such Incentive Stock Option, directly or indirectly, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or any Parent or Subsidiary. This restriction does not apply if, at the time such Incentive Stock Option is granted, the Exercise Price with respect to the Incentive Stock Option is at least one hundred and ten percent (110%) of the Fair Market Value on the date of grant and the Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date of grant. For the purpose of the immediately preceding sentence, the attribution rules of Section 424(d) of the Code shall apply for the purpose of determining an Employee’s percentage ownership in the Company or any Parent or Subsidiary. This paragraph shall be construed consistent with the requirements of Section 422 of the Code.

SECTION 2.

STOCK OPTIONS

2.1  Grant of Stock Options

The Committee is authorized to grant (a) Nonstatutory Stock Options to Employees, Consultants and/or Outside Directors and (b) Incentive Stock Options to Employees only in accordance with the terms and conditions of the Plan, and with such additional terms and conditions, not inconsistent with the Plan, as the Committee shall determine in its discretion. Successive grants may be made to the same Grantee whether or not any Stock Option previously granted to such person remains unexercised.

2.2  Stock Option Terms

(a) Award Letter.  Each grant of a Stock Option shall be evidenced by an Award Letter. Among its other terms and conditions, each Award Letter shall set forth the extent to which the Grantee shall have the right to exercise the Stock Option following termination of the Grantee’s Employment.

(b) Number of Shares.  Each award of a Stock Option shall specify the number of shares of Common Stock to which it pertains.

(c) Exercise Price.  The price at which a share of Common Stock may be purchased pursuant to each Stock Option (the “Exercise Price”) shall be determined by the Committee; provided, however, that the Exercise Price shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the date the Stock Option is granted (110% for an Incentive Stock Option granted to 10% or greater stockholders pursuant to Section 1.6(b). Each Stock Option shall specify the method of exercise which shall be consistent with the requirements of Section 2.3(a).

(d) Term.  In the Award Letter, the Committee shall fix the term of each Stock Option (which shall be not more than ten (10) years from the date of grant or, for ISO grants to ten percent (10%) or greater stockholders pursuant to Section 1.6(b), five (5) years from the date of grant). In the event no term is fixed, such term shall be ten (10) years from the date of grant.

(e) Exercise.  The Committee shall determine the time or times at which a Stock Option may be exercised in whole or in part. Each Stock Option may specify the required period of continuous Employment and/or the performance objectives to be achieved before the Stock Option or portion thereof will become exercisable. Each Stock Option, the exercise of which, or the timing of the exercise of which, is dependent, in whole or in part, on the achievement of designated performance objectives, may specify a minimum level of achievement in respect of the specified performance objectives below which no Stock Options will be exercisable and a method for determining the number of Stock Options that will be exercisable if performance is at or above such minimum but short of full achievement of the performance objectives. All such terms and conditions shall be set forth in the Award Letter.

2.3  Stock Option Exercises

(a) Method of Exercise and Payment.  Stock Options shall be exercised by the delivery of a written or electronic notice of exercise to the Company as of a date set by the Company in advance of the effective date of the proposed exercise. The notice shall set forth the number of shares with respect to which the Option is to be exercised, accompanied by full payment for the shares.

The Exercise Price shall be payable to the Company in full in cash or its equivalent, or subject to prior approval by the Committee in its discretion, (i) by tendering previously acquired shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, (ii) by withholding shares which otherwise would be acquired on exercise having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or (iii) by a combination of (i) and (ii) above. Any payment in shares shall be effected by the surrender of such shares to the Company in good form for transfer and shall be valued at their Fair Market Value on the date when the Stock Option is exercised. Unless otherwise permitted by the Committee in its discretion, the Grantee shall not surrender, or attest to the ownership of, shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Stock Option for financial reporting purposes.

As soon as practicable after receipt of notification of exercise and full payment, the Company shall deliver, or cause to be delivered, to or on behalf of the Grantee, in the name of the Grantee or other appropriate recipient, Share certificates for the number of shares purchased under the Stock Option.

Subject to Section 5.2, during the lifetime of a Grantee, each Option granted to him shall be exercisable only by the Grantee (or his legal guardian in the event of his disability) or by a broker-dealer acting on his behalf pursuant to a cashless exercise under the foregoing provisions of this Section 2.3(a).

(b) Restrictions on Share Transferability.  The Committee may impose such restrictions on any grant of Stock Options or on any shares acquired pursuant to the exercise of a Stock Option as it may deem advisable, including, without limitation, restrictions under (i) any buy/sell agreement or right of first refusal, non-competition, and any other agreement between the Company and any of its securities holders or Employees, (ii) any applicable federal securities laws, (iii) the requirements of any stock exchange or market upon which such shares are then listed and/or traded, or (iv) any blue sky or state securities law applicable to such shares. Any certificate issued to evidence shares issued upon the exercise of an Incentive Award may bear such legends and statements as the Committee shall deem advisable to assure compliance with federal and state laws and regulations.

Any Grantee or other person exercising an Incentive Award may be required by the Committee to give a written representation that the Incentive Award and the shares subject to the Incentive Award will be acquired for investment and not with a view to public distribution; provided, however, that the Committee, in its sole discretion, may release any person receiving an Incentive Award from any such representations either prior to or subsequent to the exercise of the Incentive Award.

(c) Notification of Disqualifying Disposition of Shares from Incentive Stock Options.  Notwithstanding any other provision of the Plan, a Grantee who disposes of shares of Common Stock acquired upon the exercise of an Incentive Stock Option by a sale or exchange either (i) within two (2) years after the date of the grant of the Incentive Stock Option under which the shares were acquired or (ii) within one (1) year after the transfer of such shares to him pursuant to exercise, shall promptly notify the Company of such disposition, the amount realized and his adjusted basis in such shares.

(d) Proceeds of Option Exercise.  The proceeds received by the Company from the sale of shares pursuant to Stock Options exercised under the Plan shall be used for general corporate purposes.

SECTION 3.

RESTRICTED STOCK

3.1  Award of Restricted Stock

(a) Grant.  In consideration of the performance of services by any Grantee who is an Employee, Consultant or Outside Director, shares of Restricted Stock may be awarded under the Plan by the Committee with such restrictions during the Restriction Period as the Committee may designate in its discretion, any of which restrictions may differ with respect to each particular Grantee. Restricted Stock may, at the discretion of the Committee, be awarded upon the satisfaction of performance objectives. The award or vesting of Restricted Stock may also, at the discretion of the Committee, be conditioned upon the achievement of Performance Goals in the same manner as provided in Section 4.3 with respect to Performance Awards. Restricted Stock shall be awarded for no additional consideration or such additional consideration as the Committee may determine, which consideration may be less than, equal to or more than the Fair Market Value of the shares of Restricted Stock on the grant date. The terms and conditions of each grant of Restricted Stock shall be evidenced by an Award Letter.

(b) Immediate Transfer Without Immediate Delivery of Restricted Stock.  Unless otherwise specified in the Grantee’s Award Letter, each Restricted Stock Award shall constitute an immediate transfer of the record and beneficial ownership of the shares of Restricted Stock to the Grantee in consideration of the performance of services entitling such Grantee to all voting and other ownership rights in such shares.

As specified in the Award Letter, a Restricted Stock Award may limit the Grantee’s dividend rights during the Restriction Period in which the shares of Restricted Stock are subject to a “substantial risk of forfeiture” (within the meaning given to such term under Code Section 83) and restrictions on transfer. In the Award Letter, the Committee may apply any restrictions to the dividends that the Committee deems appropriate.

Shares awarded pursuant to a grant of Restricted Stock may be issued in the name of the Grantee and held, together with a stock power endorsed in blank, by the Committee or Company (or their delegates) or in trust or in escrow pursuant to an agreement satisfactory to the Committee, until such time as the restrictions on transfer have expired. All such terms and conditions shall be set forth in the particular Grantee’s Award Letter.

3.2  Restrictions

(a) Forfeiture of Restricted Stock.  Unless otherwise specified by the Committee in the Award Letter, the Restricted Stock that is subject to restrictions which are not satisfied shall be forfeited and all rights of the Grantee to such shares shall terminate. Restrictions shall be set forth in the particular Grantee’s Award Letter and may lapse upon the satisfaction of performance objectives.

(b) Removal of Restrictions.  The Committee, in its discretion, shall have the authority to remove any or all of the restrictions on the Restricted Stock if it determines that, by reason of a change in applicable law or another change in circumstance arising after the grant date of the Restricted Stock, such action is appropriate.

3.3  Delivery of Shares of Common Stock

Subject to withholding taxes under Section 6.2 and to the terms of the Award Letter, a stock certificate evidencing the shares of Restricted Stock with respect to which the restrictions in the Award Letter have been satisfied shall be delivered to the Grantee or other appropriate recipient free of restrictions. Such delivery shall be effected for all purposes when the Company shall have deposited such certificate in the United States mail, addressed to the Grantee or other appropriate recipient.

SECTION 4.

OTHER STOCK-BASED AWARDS AND PERFORMANCE AWARDS

4.1  Grant of Other Stock-Based Awards

Other Stock-Based Awards may be awarded by the Committee to selected Grantees that are denominated or payable in, valued in whole or in part by reference to, or otherwise related to, shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan and the goals of the Company. Other Stock-Based Awards include, without limitation, SARs, purchase rights, shares of Common Stock awarded which are not subject to any restrictions or conditions, convertible or exchangeable debentures, other rights convertible into shares, Incentive Awards valued by reference to the value of securities of, or the performance of, the Company or a specified Subsidiary, division or department, and settlement in cancellation of rights of any person with a vested interest in any other plan, fund, program or arrangement that is or was sponsored, maintained or participated in by the Company or any Parent or Subsidiary. As is the case with other Incentive Awards, Other Stock-Based Awards may be awarded either alone or in addition to or in tandem with any other Incentive Awards.

4.2  Other Stock-Based Award Terms

(a) Award Letter.  The terms and conditions of each grant of an Other Stock-Based Award shall be evidenced by an Award Letter.

(b) Purchase Price.  Except to the extent that an Other Stock-Based Award is granted in substitution for an outstanding Incentive Award or is delivered upon exercise of a Stock Option, the amount of consideration required to be received by the Company shall be either (i) no consideration other than services actually rendered (in the case of authorized and unissued shares) or to be rendered, or (ii) in the case of an Other Stock-Based Award in the nature of a purchase right, consideration (other than services rendered or to be rendered) at least equal to fifty percent (50%) of the Fair Market Value of the shares covered by such grant on the date of grant (or such other percentage higher than 50% that is required by applicable tax or securities law). Notwithstanding the foregoing, with respect to an Incentive Award for a SAR, the exercise price per share of Common Stock covered by the SAR shall not be less than one hundred percent (100%) of Fair Market Value of a share of Common Stock on the date of the grant of the SAR and the term shall not be more than ten years from the date of grant.

(c) Performance Criteria and Other Terms.  In its discretion, the Committee may specify such criteria, periods or goals for the grant or vesting in Other Stock-Based Awards and payment thereof to the Grantee as it shall determine; and the extent to which such criteria, periods or goals have been met shall be determined by the Committee. The grant, vesting or payment of Other Stock-Based Awards may also, at the discretion of the Committee, be conditioned upon the achievement of Performance Goals in the same manner as provided in Section 4.3 with respect to Performance Awards. All terms and conditions of Other Stock-Based Awards shall be determined by the Committee and set forth in the Award Letter.

(d) Payment.  Other Stock-Based Awards may be paid in shares of Common Stock or other consideration, including cash, related to such shares, in a single payment or in installments on such dates as determined by the Committee, all as specified in the Award Letter.

(e) Dividends.  The Grantee of an Other Stock-Based Award shall not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares covered by the Other Stock-Based Award, unless (and to the extent) otherwise determined by the Committee and set forth in the Award Letter. The Committee may also provide in the Award Letter that the amounts of any dividends or dividend equivalent shall be deemed to have been reinvested in additional shares of Common Stock.

4.3  Performance Awards

(a) Grant.  The Committee is authorized to grant Performance Awards to selected Grantees who are Employees or Consultants. Performance Awards may be by reference to Performance Shares or Performance Units, and may at the discretion of the Committee, be awarded upon the satisfaction of Performance Goals. The vesting or settlement of Performance Awards may also, in the discretion of the Committee, be conditioned upon the achievement of Performance Goals. Each grant of Performance Awards shall be evidenced by an Award Letter in such amounts and upon such terms as shall be determined by the Committee. When the Committee desires a Performance Award to qualify for the Performance-Based Exception, the Committee shall establish the Performance Goals for the respective Performance Award prior to or within 90 days of the beginning of the Performance Period relating to such Performance Goal, or at such other date as may be permitted or required for the Performance-Based Exception, and not later than after 25 percent of such Period has elapsed, and such Performance Goals shall otherwise comply with the requirements of the Performance-Based Exception. For all other Performance Awards, the Performance Goals must be established before the end of the respective Performance Period. The Committee may make grants of Performance Awards in such a manner that more than one Performance Period is in progress concurrently. For each Performance Period, the Committee shall establish the number of Performance Awards and their contingent values which may vary depending on the degree to which Performance Criteria established by the Committee are met. The Committee shall have the power to impose such other restrictions on Performance Awards intended to qualify for the Performance-Based Exception as it may deem necessary or appropriate to ensure that such Performance Awards satisfy all the requirements to qualify for the Performance-Based Exception.

(b) Performance Criteria.  The Committee may establish Performance Goals applicable to Performance Awards based upon the Performance Criteria and other factors set forth below in one or more of the following categories: (i) performance of the Company as a whole, (ii) performance of a segment of the Company’s business, and (iii) individual performance and either as an absolute measure or as a measure of comparative performance relative to a peer group of companies, an index, budget, prior period, or other standard selected by the Committee. Performance Criteria for the Company shall relate to the achievement of predetermined financial and operating objectives for the Company and its Subsidiaries on a consolidated basis. Performance Criteria for a segment of the Company’s business shall relate to the achievement of financial and operating objectives of the segment for which the Grantee is accountable. “Performance Criteria” means one or more of the following measures: sales, free cash flow, revenue, pre-tax or after-tax profit levels, including: earnings per share, operating earnings, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, net operating profits after tax, and net income; total stockholder return; return on assets, equity, capital or investment; cash flow and cash flow return on investment; economic value added and economic profit; growth in earnings per share, debt to equity ratio, market share, price per share of Common Stock, economic value added and market value added; levels of operating expense and maintenance expense or measures of customer satisfaction and customer service as determined from time to time including the relative improvement therein; safety measurements including: total recordable incident rate to labor hours ratios, lost time accidents to labor hours ratios, or flight accidents to flight hours ratios; or such similar objectively determinable financial or other measures as may be adopted by the Committee. Individual Performance Criteria shall relate to a Grantee’s overall performance, taking into account, among other measures of performance, the attainment of individual goals and objectives. The Performance Goals may differ among Grantees, including among similarly situated Grantees. Performance Criteria shall be calculated in accordance with the Company’s financial statements or generally accepted accounting principles, on an operating basis, or under a methodology established by the Committee prior to the issuance of a Performance Award that is consistently applied and identified. In establishing a Performance Goal applicable to a Performance Award, the Committee may provide that the attainment of the Performance Goal shall be measured by appropriately adjusting the evaluation of Performance Goal achievement to exclude (i) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, or (ii) the effect of any changes in accounting principles affecting the Company’s, a Subsidiary’s or a business segment’s reported results.

(c) Modification.  If the Committee determines, in its discretion exercised in good faith, that the established Performance Goals are no longer suitable to the Company’s objectives because of a change in the Company’s business, operations, corporate structure, capital structure, or other conditions the Committee deems to be appropriate, the Committee may modify the Performance Goals to the extent it considers such modification to be necessary; provided, however, no such modification shall be made with respect to any Performance Award that is intended to qualify for the Performance-Based Exception unless (i) such modification is made no later than the deadline established under Code Section 162(m), and (ii) no Performance Award is paid under the modified Performance Goal until after the material terms of the modified Performance Goal are disclosed to and approved by the Company’s stockholders to the extent required by Code Section 162(m).

(d) Payment.  The basis for the grant, vesting or payment, as applicable, of Performance Awards for a given Performance Period shall be the achievement of those Performance Goals determined by the Committee as specified in the Grantee’s Award Letter. If minimum performance is not achieved for a Performance Period, no payment shall be made and all contingent rights under the Performance Award shall cease. At any time prior to the payment of a Performance Award, unless otherwise provided by the Committee or prohibited by the Plan, the Committee shall have the authority to reduce or eliminate the amount payable with respect to the Performance Award, or to cancel any part or all of the Performance Award but, with respect to Performance Awards intended to qualify for the Performance-Based Exception, shall not have the authority in its discretion to increase the amount payable with respect to the Performance Award except as permitted under Section 5.5. With respect to Performance Awards intended to qualify for the Performance-Based Exception, the Committee may not waive the achievement of the applicable Performance Goal except to the extent provided in the respective Award Letter upon the death or disability of the Grantee or a change in control of the Company. The Committee’s determination with respect to a Performance Period of whether and to what extent a Performance Goal has been achieved, and, if so, of the amount of the Performance Award earned for the Performance Period shall be final and binding on the Company and all Grantees, and, with respect to Performance Awards that are intended to qualify for the Performance-Based Exception, these determinations shall be certified in writing before such Performance Awards are paid.

SECTION 5.

PROVISIONS RELATING TO PLAN PARTICIPATION

5.1  Plan Conditions

(a) Award Letter.  Each Grantee to whom an Incentive Award is granted shall be provided an Award Letter by the Company, in such form as is provided by the Committee. The Award Letter shall contain specific terms as determined by the Committee, in its discretion, with respect to the Grantee’s particular Incentive Award. Such terms need not be uniform among all Grantees or any similarly situated Grantees. The Award Letter may include, without limitation, vesting, forfeiture and other provisions particular to the particular Grantee’s Incentive Award, as well as, for example, provisions to the effect that the Grantee (i) shall not disclose any confidential information acquired during Employment with the Company, (ii) shall abide by all the terms and conditions of the Plan and such other terms and conditions as may be imposed by the Committee, (iii) shall not interfere with the employment or other service of any Employee, (iv) shall not compete with the Company or become involved in a conflict of interest with the interests of the Company, (v) shall forfeit an Incentive Award if terminated for Cause, (vi) shall not be permitted to make an election under Section 83(b) of the Code when applicable, and (vii) shall be subject to any other agreement between the Grantee and the Company regarding shares that may be acquired under an Incentive Award including, without limitation, an agreement restricting the transferability of shares by Grantee. An Award Letter shall include such terms and conditions as are determined by the Committee, in its discretion, to be appropriate with respect to any individual Grantee.

(b) No Right to Employment.  Nothing in the Plan or any instrument executed pursuant to the Plan shall create any Employment rights (including without limitation, rights to continued Employment) in any Grantee or affect the right of the Company to terminate the Employment of any Grantee at any time without regard to the existence of the Plan.

(c) Securities Requirements.  The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933 of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities, and the requirements of any securities exchange on which shares are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its discretion, deems necessary or desirable.

5.2  Transferability and Exercisability

Incentive Awards granted under the Plan shall not be transferable or assignable other than: (a) by will or the laws of descent and distribution or (b) pursuant to a qualified domestic relations order (as defined by Section 414(p) of the Code); provided, however, only with respect to Incentive Awards of Nonstatutory Stock Options, the Committee may, in its discretion, authorize all or a portion of the Nonstatutory Stock Options to be granted on terms which permit transfer by the Grantee to (i) the members of the Grantee’s Immediate Family, (ii) a trust or trusts for the exclusive benefit of such Immediate Family (except that the Grantee may also be a beneficiary of such trust), or (iii) a partnership in which such members of such Immediate Family are the only partners (except that Grantee may also be a partner), provided that (A) there may be no consideration for any such transfer, (B) the Award Letter pursuant to which such Nonstatutory Stock Options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 5.2, and (C) subsequent transfers of transferred Options shall be prohibited except in accordance with clauses (a) and (b) (above) of this sentence. Following any permitted transfer, any Incentive Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term “Grantee” shall be deemed to refer to the transferee. The termination of Employment events in the Award Letter shall continue to be applied with respect to the original Grantee, and the Incentive Award shall be exercisable by the transferee only to the extent, and for the periods, specified in the Award Letter.

Except as may otherwise be permitted under the Code, in the event of a permitted transfer of a Nonstatutory Stock Option hereunder, the original Grantee shall remain subject to withholding taxes upon exercise. In addition, the Company shall have no obligation to provide any notices to a transferee including, for example, of the termination of an Incentive Award following the original Grantee’s termination of Employment.

In the event that a Grantee terminates Employment with the Company to assume a position with a governmental, charitable, educational or other nonprofit institution, the Committee may, in its discretion, subsequently authorize a third party, including but not limited to a “blind” trust, to act on behalf of and for the benefit of such Grantee regarding any outstanding Incentive Awards held by the Grantee subsequent to such termination of Employment. If so permitted by the Committee, a Grantee may designate a beneficiary or beneficiaries to exercise the rights of the Grantee and receive any distribution under the Plan upon the death of the Grantee.

No transfer by will or by the laws of descent and distribution shall be effective to bind the Company unless the Committee has been furnished with a copy of the deceased Grantee’s enforceable will or such other evidence as the Committee deems necessary to establish the validity of the transfer. Any attempted transfer in violation of this Section 5.2 shall be void and ineffective. All determinations under this Section 5.2 shall be made by the Committee in its discretion.

5.3  Rights as a Stockholder

(a) No Stockholder Rights.  Except as otherwise provided in Section 3.1(b) for grants of Restricted Stock, a Grantee of an Incentive Award (or a permitted transferee of such Grantee) shall have no rights as a stockholder with respect to any shares of Common Stock until the issuance of a stock certificate for such shares.

(b) Representation of Ownership.  In the case of the exercise of an Incentive Award by a person or estate acquiring the right to exercise such Incentive Award by reason of the death or disability of a Grantee, the Committee may require reasonable evidence as to the ownership of such Incentive Award or the authority of such person and may require such consents and releases of taxing authorities as the Committee may deem advisable.

5.4  Listing and Registration of Shares of Common Stock

The exercise of any Incentive Award granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authorities and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may, in its discretion, defer the effectiveness of any exercise of an Incentive Award in order to allow the issuance of shares of Common Stock to be made pursuant to a registration statement, or an exemption from registration, or other methods for compliance available under federal or state securities laws. The Committee shall inform the Grantee in writing or electronically of its decision to defer the effectiveness of the exercise of an Incentive Award. During the period that the effectiveness of the exercise of an Incentive Award has been deferred, the Grantee may, by written or electronic notice to the Committee, as permitted by the Committee in its discretion, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

5.5  Change in Stock and Adjustments

(a) Changes in Law or Circumstances.  In the event of any change in applicable law or any change in circumstances which results in or would result in any dilution of the rights granted under the Plan, or which otherwise warrants an equitable adjustment because it interferes with the intended operation of the Plan, then, if the Committee should so determine, in its absolute discretion, that such change equitably requires an adjustment in the number or kind of shares of stock or other securities or property theretofore subject, or which may become subject, to issuance or transfer under the Plan or in the terms and conditions of outstanding Incentive Awards, such adjustment shall be made in accordance with such determination. Such adjustments may include changes with respect to (i) the aggregate number of shares that may be issued under the Plan and that are subject to the special limits under Section 1.4, (ii) the number of shares subject to Incentive Awards, and (iii) the Exercise Price or other price per Share for outstanding Incentive Awards. Any adjustment under this paragraph of an outstanding Incentive Stock Option shall be made only to the extent permitted under Code Section 424 and not constituting a “modification” within the meaning of Section 424(h)(3) of the Code unless otherwise agreed to by the Grantee in writing or electronically. The Committee shall give notice to each applicable Grantee of such adjustment which shall be effective and binding.

(b) Exercise of Corporate Powers.  The existence of the Plan or outstanding Incentive Awards hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalization, reorganization or other changes in the Company’s capital structure or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.

(c) Recapitalization of the Company.  If while there are Incentive Awards outstanding, the Company shall effect any subdivision or consolidation of shares of Common Stock or other capital readjustment, the payment of a stock dividend, stock split, combination of shares, recapitalization or other increase or reduction in the number of shares outstanding, without receiving compensation therefor in money, services or property, then the number of shares available under the Plan and that are subject to the special limits under Section 1.4 and the number of shares, Exercise Price and Fair Market Value of Incentive Awards shall (i) in the event of an increase in the number of shares outstanding, be proportionately increased and the Exercise Price or Fair Market Value of the Incentive Awards awarded shall be proportionately reduced; and (ii) in the event of a reduction in the number of shares outstanding, be proportionately reduced, and the Exercise Price or Fair Market Value of the Incentive Awards awarded shall be proportionately increased. The Committee shall take such action and whatever other action it deems appropriate, in its discretion, so that the value of each outstanding Incentive Award to the Grantee shall not be adversely affected by a corporate event described in this subsection(c).

(d) Issue of Common Stock by the Company.  Except as hereinabove expressly provided in this Section 5.5, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon any conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of, or Exercise Price or Fair Market Value of, any Incentive Awards then outstanding under previously granted Incentive Awards; provided, however, in such event, outstanding shares of Restricted Stock shall be treated the same as outstanding unrestricted shares of Common Stock.

(e) Assumption under the Plan of Outstanding Stock Options.  Notwithstanding any other provision of the Plan, the Committee, in its absolute discretion, may authorize the assumption and continuation under the Plan of outstanding and unexercised stock options or other types of stock-based incentive awards that were granted under a stock option plan (or other type of stock incentive plan or agreement) that is or was maintained by a newly acquired or currently owned corporation or other entity that was merged into, restructured, consolidated with, or whose stock or assets were acquired by, the Company or a Subsidiary of the Company as the surviving corporation. Any such action shall be upon such terms and conditions as the Committee, in its discretion, may deem appropriate, including provisions to preserve the holder’s rights under the previously granted and unexercised stock option or other stock-based incentive award, such as, for example, retaining an existing exercise price under an outstanding stock option. Any such assumption and continuation of any such previously granted and unexercised incentive award shall be treated as an outstanding Incentive Award under the Plan and shall thus count against the number of shares reserved for issuance pursuant to Section 1.4.

(f) Assumption of Incentive Awards by a Successor.  Subject to the accelerated vesting and other provisions that may apply in the event of a change in control in the Award Letter, in the event of a Corporate Event (defined below), each Grantee shall be entitled to receive, in lieu of the number of shares subject to Incentive Awards, such shares of capital stock or other securities or property as may be issuable or payable with respect to or in exchange for the number of shares which Grantee would have received had he exercised the Incentive Award immediately prior to such Corporate Event, together with any adjustments (including, without limitation, adjustments to the Exercise Price and the number of shares issuable on exercise of outstanding Stock Options). For this purpose, shares of Restricted Stock shall be treated the same as unrestricted outstanding shares of Common Stock. A “Corporate Event” means any of the following: (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, or (iii) a merger, consolidation or combination involving the Company (other than a merger, consolidation or combination (A) in which the Company is the continuing or surviving corporation and (B) which does not result in the outstanding shares being converted into or exchanged for different securities, cash or other property, or any combination thereof). The Committee shall take whatever other action it deems appropriate to preserve the rights of Grantees holding outstanding Incentive Awards.

Notwithstanding the previous paragraph of this Section 5.5(f), but subject to any accelerated vesting and other provisions as specified in any Award Letter that apply in the event of a change in control, in the event of a Corporate Event (described in the previous paragraph), the Committee, in its discretion, shall have the right and power to:

(i) cancel, effective immediately prior to the occurrence of the Corporate Event, each outstanding Incentive Award (whether or not then exercisable) and, in full consideration of such cancellation, pay to the Grantee an amount in cash equal to the excess of (A) the value, as determined by the Committee, of the property (including cash) received by the holders of Common Stock as a result of such Corporate Event over (B) the exercise price of such Incentive Award, if any; provided, however, this subsection (i) shall be inapplicable to an Incentive Award granted within six (6) months before the occurrence of the Corporate Event but only if the Grantee is an Insider and such disposition is not exempt under Rule 16b-3 (or other rules preventing liability of the Insider under Section 16(b) of the Exchange Act) and, in that event, the provisions hereof shall be applicable to such Incentive Award after the expiration of six (6) months from the date of grant; or

(ii) provide for the exchange or substitution of each Incentive Award outstanding immediately prior to such Corporate Event (whether or not then exercisable) for another award with respect to the Common Stock or other property for which such Incentive Award is exchangeable and, incident thereto, make an equitable adjustment as determined by the Committee, in its discretion, in the Exercise Price or exercise price of the Incentive Award, if any, or in the number of shares or amount of property (including cash) subject to the Incentive Award; or

(iii) provide for assumption of the Plan and such outstanding Incentive Awards by the surviving entity or its parent.

(a) The Committee, in its discretion, shall have the authority to take whatever action it deems to be necessary or appropriate to effectuate the provisions of this subsection (f).

(g) Substitute Awards.  Incentive Awards granted under the Plan may, at the discretion of the Committee, be granted in substitution or exchange for any other award granted under another plan of the Company or any Subsidiary of the Company. Such substitution and exchange may be granted at any time. If an Incentive Award is granted in substitution or exchange for another award under another plan of the Company or a plan of a Subsidiary, the Committee shall require the surrender of such other award.

5.6  Termination of Employment, Death, Disability and Retirement

The Committee shall in its sole discretion establish conditions, if any, for inclusion in the applicable Award Letter for any acceleration of vesting, lapse of restrictions, the exercise period, the definition of disability and other terms and conditions in the event of termination of Employment, death, disability or retirement.

5.7  Change in Control

The Committee shall in its sole discretion establish conditions, if any, for inclusion in the applicable Award Letter for the acceleration of vesting, lapse of restrictions and any other terms and conditions in the event of a change in control. The events that shall constitute a change in control shall be specified in the Award Letter.

5.8  Exchange of Incentive Awards

The Committee may, in its discretion, permit any Grantee to surrender outstanding Incentive Awards in order to exercise or realize his rights under other Incentive Awards or in exchange for the grant of new Incentive Awards, or require holders of Incentive Awards to surrender outstanding Incentive Awards (or comparable rights under other plans or arrangements) as a condition precedent to the grant of new Incentive Awards.

5.9  Financing

To the extent permitted by the Sarbanes-Oxley Act of 2002 or other applicable law, the Company may extend and maintain, or arrange for and guarantee, the extension and maintenance of financing to any Grantee to purchase shares pursuant to exercise of an Incentive Award upon such terms as are approved by the Committee and the Board in their discretion.

SECTION 6.

GENERAL

6.1  Funding and Liability of Company

No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made, or otherwise to segregate any assets. In addition, the Company shall not be required to maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for purposes of the Plan. Although bookkeeping accounts may be established with respect to Grantees who are entitled to cash, Common Stock or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto. The Plan shall not be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto. Any liability or obligation of the Company to any Grantee with respect to an Incentive Award shall be based solely upon any contractual obligations that may be created by this Plan and any Award Letter, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company, the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

6.2  Withholding Taxes

(a) Tax Withholding.  The Company shall have the power and the right to deduct or withhold, or require a Grantee to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan or an Incentive Award hereunder.

(b) Share Withholding.  With respect to tax withholding required upon the exercise of Stock Options, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of any Incentive Awards, Grantees may elect, subject to the approval of the Committee in its discretion, to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be made in writing or electronically, as permitted by the Committee in its discretion, and shall be subject to any restrictions or limitations that the Committee, in its discretion, deems appropriate. Any fraction of a Share required to satisfy such obligation shall be disregarded and the amount due shall instead be paid in cash by the Grantee.

(c) Loans.  To the extent permitted by the Sarbanes-Oxley Act of 2002 or other applicable law, the Committee may provide for loans, on either a short term or demand basis, from the Company to a Grantee who is an Employee or Consultant to permit the payment of taxes required by law.

6.3  No Guarantee of Tax Consequences

Neither the Company nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder.

6.4  Designation of Beneficiary by Participant

Each Grantee may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Committee, and will be effective only when filed by the Grantee in writing or electronically with the Committee during the Grantee’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Grantee’s death shall be paid to the Grantee’s estate.

6.5  Deferrals

The Committee may permit a Grantee to defer such Grantee’s receipt of the payment of cash or the delivery of shares that would otherwise be due to such Grantee by virtue of the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Other Stock-Based Awards. If any such deferral election is permitted, the Committee shall, in its discretion, establish rules and procedures for such payment deferrals to the extent consistent with the Code.

6.6  Amendment and Termination

The Board shall have complete power and authority to terminate or amend the Plan at any time; provided, however, the Board shall not, without the approval of the stockholders of the Company (within the time period required by applicable law, if any) (a) except as provided in Section 5.5, increase the maximum number of shares which may be issued under the Plan pursuant to Section 1.4, (b) amend the requirements as to the class of Employees eligible to be granted Awards under the Plan, (c) to the extent applicable, increase the maximum limits on Incentive Awards to Employees as set for compliance with the Performance-Based Exception, (d) extend the term of the Plan, (e) permit the cancellation or purchase by the Company of Incentive Awards of Options for which the shares have a current Fair Market Value that is less than the Fair Market Value of the shares under the Option on the date of grant, (f) to the extent applicable, decrease the authority granted to the Committee under the Plan in contravention of Rule 16b-3 under the Exchange Act, (g) amend any Stock Option or SAR to reduce its initial Exercise Price or grant price, (h) cancel or replace any Stock Option or SAR with Incentive Awards having a lower Exercise Price or grant price or (i) to the extent applicable, modify the Performance Criteria for Awards intended to qualify for the Performance-Based Exemption.

Except as otherwise provided in Section 6.14, no termination, amendment, or modification of the Plan shall adversely affect in any material way any outstanding Incentive Award previously granted to a Grantee under the Plan, without the written or electronic consent of such Grantee or other designated holder of such Incentive Award.

In addition, to the extent that the Committee determines that (a) the listing or qualification requirements of any national securities exchange or quotation system on which the Common Stock is then listed or quoted, if applicable, or (b) the Code (or regulations promulgated thereunder), require stockholder approval in order to maintain compliance with such listing requirements or to maintain any favorable tax advantages or qualifications, then the Plan shall not be amended in such respect without approval of the Company’s stockholders.

6.7  Requirements of Law

The granting of Incentive Awards and the issuance of shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules and regulations of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation, and any applicable federal or state securities law, if applicable. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

6.8  Rule 16b-3 Securities Law Compliance and Compliance with Company Policies

With respect to Insiders to the extent applicable, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act. With respect to Grantees who are directors or executive officers of the Company, transactions under the Plan are intended to comply with Securities Regulation BTR and, with respect to all Grantees, with the Company’s insider trading policies as revised from time to time or such other similar Company policies, including but not limited to, policies relating to black out periods. Any ambiguities or inconsistencies in the construction of an Incentive Award or the Plan shall be interpreted to give effect to such intention. However, to the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee in its discretion.

6.9  Successors

All obligations of the Company under the Plan with respect to Incentive Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

6.10  Miscellaneous Provisions

(a) No Employee, Consultant, Outside Director, or other person shall have any claim or right to be granted an Incentive Award under the Plan. Neither the Plan, nor any action taken hereunder, shall be construed as giving any Employee, Consultant, or Outside Director any right to be retained in the Employment or other service of the Company or any Parent or Subsidiary.

(b) No shares of Common Stock shall be issued hereunder unless counsel for the Company is then reasonably satisfied that such issuance will be in compliance with federal and state securities laws, if applicable.

(c) The expenses of the Plan shall be borne by the Company.

(d) By accepting any Incentive Award, each Grantee and each person claiming by or through him shall be deemed to have indicated his acceptance of the Plan.

6.11  Severability

In the event that any provision of this Plan shall be held illegal, invalid or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision was not included herein.

6.12  Gender and Headings

Whenever the context so requires, words of the masculine gender used herein shall include the feminine and neuter, and words used in the singular shall include the plural. Section headings as used herein are inserted solely for convenience and reference and constitute no part of the interpretation or construction of the Plan.

6.13  Governing Law

The Plan shall be interpreted, construed and constructed in accordance with the laws of the State of Delaware without regard to its conflicts of law provisions, except as may be superseded by applicable laws of the United States.

6.14  Compliance with Code Section 409A

To the extent that the Committee determines that any Incentive Award granted under the Plan is subject to Section 409A of the Code, the applicable Award Letter shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Letters shall be interpreted and construed in compliance with Section 409A of the Code and Treasury Department regulations and other interpretive guidance issued thereunder. In the event that the Board determines that any Award may be subject to Section 409A of the Code, the Board may, without the consent of Participants, including the affected Participant, but subject to the stockholder approval requirements of Section 6.6, if applicable, adopt such amendments to the Plan and the applicable Award Letters or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (i) exempt the Incentive Award from Section 409A of the Code or (ii) comply with the requirements of Section 409A of the Code and Treasury Department regulations and other interpretive guidance issued thereunder.

IN WITNESS WHEREOF, Bristow has caused this Plan to be duly executed in its name and on its behalf by its duly authorized officer.

BRISTOW GROUP INC.

Randall A. Stafford
Vice President and General Counsel,
Corporate Secretary

PROXY

BRISTOW GROUP INC.
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned stockholder of Bristow Group Inc., a Delaware corporation (the “Company”), hereby appoints William E. Chiles and Randall A. Stafford, and each of them, proxies with power of substitution to vote and act for the undersigned, as designated on the reverse side, with respect to the number of shares of the common stock the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Norris Conference Centers, CityCentre, 803 Town and Country Ln., Suite 210, Houston, Texas 77024 on Wednesday, August 4, 2010, at 8:00 a.m., and at any adjournments thereof, and, at their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS SPECIFIED WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OF THE COMPANY.

Our Board of Directors recommends that you vote FOR each of the nominees listed on the reverse side for election as Directors of the Company, FOR the amendment of the Company’s 2007 Long Term Incentive Plan and FOR approval and ratification of the selection of KPMG LLP as the Company’s independent auditors for the fiscal year ending March 31, 2011.

(CONTINUED AND TO BE MARKED,
DATED AND SIGNED ON THE OTHER SIDE)

Address Change/Comments (Mark the corresponding box on the reverse side)	BNY Mellon Shareowner Services P. O. Box 3550 South Hackensack, NJ 07606-9250

▼ FOLD AND DETACH HERE ▼

Please Mark Here for	☐
Address, Change or Comments
SEE REVERSE SIDE
1) Election of Directors:

01 Thomas N. Amonett, 02 Stephen J. Cannon, 03, William E. Chiles,	FOR	WITHHOLD	*EXCEPTIONS
04 Michael A. Flick, 05 Ian A. Godden, 06 Thomas C. Knudson,	all nominees	for all nominees
07 John M. May, 08 Bruce H. Stover 09 Ken C. Tamblyn and 10 William P. Wyatt.	☐	☐	☐

(INSTRUCTIONS: To withhold authority to vote for any
individual nominee, mark the “Exceptions” box above and
write that nominee’s name in the space provided below.)

*Exceptions

	FOR	AGAINST	ABSTAIN
2) Approval of the amendment of the Company’s 2007 Long Term Incentive Plan.	☐	☐	☐

	FOR	AGAINST	ABSTAIN
3) Approval and ratification of the selection of KPMG LLP as the Company’s independent auditors for the fiscal year ending March 31, 2011.	☐	☐	☐

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature:                                                            Signature:                                                      Date:
NOTE:  Please sign as name appears hereon.  Joint owners should each sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
▼ FOLD AND DETACH HERE ▼

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING;
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to stockholder meeting date.

BRISTOW GROUP INC.	INTERNET http://www.proxyvoting.com/brs Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have you’re your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders

The Proxy Statement and the 2010 Annual Report to Stockholders are available at:
http://bnymellon.mobular.net/bnymellon/brs